Filed pursuant to Rule 424(b)(3)
Registration No. 333-283415

PROSPECTUS

Apollo Debt Solutions BDC

Offer to Exchange

$1,000,000,000 aggregate principal amount of 6.900% Notes due 2029

$1,000,000,000 aggregate principal amount of 6.700% Notes due 2031

For

$1,000,000,000 aggregate principal amount of 6.900% Notes due 2029

$1,000,000,000 aggregate principal amount of 6.700% Notes due 2031 registered under the Securities Act of 1933, as amended

Apollo Debt Solutions BDC (the “Company,” “we,” “us,” or “our”) is offering to exchange all of its outstanding (i) 6.900% Notes due 2029 that were issued in transactions not requiring registration under the Securities Act of 1933, as amended (the “1933 Act”) on March 21, 2024, and September 19, 2024 (the “6.900% Restricted Notes”) and (ii) 6.700% Notes due 2031 that were issued in transactions not requiring registration under the 1933 Act on July 29, 2024, and November 21, 2024 (the “6.700% Restricted Notes” and together with the 6.900% Restricted Notes, the “Restricted Notes”), for an equal aggregate principal amount of its new (a) 6.900% Notes due 2029 (the “6.900% Exchange Notes”) and (b) 6.700% Notes due 2031 (the “6.700% Exchange Notes” and together with the 6.900% Exchange Notes, the “Exchange Notes”), respectively, that have been registered with the Securities and Exchange Commission (the “SEC”) under the 1933 Act. We refer to the 6.900% Restricted Notes and the 6.900% Exchange Notes together as the “6.900% Notes” and the 6.700% Restricted Notes and the 6.700% Exchange Notes together as the “6.700% Notes”. We refer to the Restricted Notes and the Exchange Notes collectively as the “Notes”.

If you participate in the exchange offer, you will receive Exchange Notes for your Restricted Notes that are validly tendered. The terms of the Exchange Notes are substantially identical to those of the Restricted Notes, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default. In addition, the Exchange Notes will bear a different CUSIP number than the Restricted Notes.

MATERIAL TERMS OF THE EXCHANGE OFFER

The exchange offer expires at 11:59 p.m., New York City time, on March 3, 2025, unless extended.

We will exchange all 6.900% Restricted Notes and 6.700% Restricted Notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer for the 6.900% Exchange Notes and 6.700% Exchange Notes, respectively. You may withdraw tendered Restricted Notes at any time prior to the expiration of the exchange offer.

The only conditions to completing the exchange offer are that the exchange offer not violate any applicable law or applicable interpretation of the staff of the SEC and that no injunction, order or decree has been or is issued that would prohibit, prevent or materially impair our ability to complete the exchange offer.

We will not receive any cash proceeds from the exchange offer.

There is no active trading market for the Restricted Notes, and we do not intend to list the Exchange Notes on any securities exchange or to seek approval for quotations through any automated dealer quotation system.

Investing in the Exchange Notes involves risks. See “Risk Factors” beginning on page 12 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the Exchange Notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 3, 2025

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Exchange Notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

This prospectus incorporates important business and financial information about us that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request at:

Apollo Debt Solutions BDC

9 West 57th Street,

New York, NY 10019

(212) 515-3450

To obtain timely delivery, you must request information no later than five business days prior to the expiration of the exchange offer, which expiration is 11:59 p.m., New York City time, on March 3, 2025.

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You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the Exchange Notes in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Each broker-dealer that receives Exchange Notes for its own account in the exchange offer for Restricted Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the 1933 Act in connection with any resale or other transfer of the Exchange Notes received in the exchange offer. The accompanying letter of transmittal relating to the Exchange Offer states that, by so acknowledging and delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” of the Exchange Notes within the meaning of the 1933 Act. This prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealer in connection with resales or other transfers of Exchange Notes received in the exchange offer for Restricted Notes that were acquired by the broker-dealer as a result of market-making or other trading activities.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all of the information that is important to you, and it is qualified in its entirety by the more detailed information and financial statements, including the notes to those financial statements, appearing elsewhere or incorporated by reference in this prospectus. Please see the sections titled “Where You Can Find More Information” and “Incorporation by Reference.” Before making an investment decision, we encourage you to consider the information contained in and incorporated by reference in this prospectus, including the risks discussed under the heading “Risk Factors” beginning on page 12 of this prospectus, as well as the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and any updates to those risk factors contained in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”), all of which we incorporate by reference herein other than as specified.

The Company

Apollo Debt Solutions BDC (together with its consolidated subsidiaries, the “Company”, “we”, “us,” or “our”), is a Delaware statutory trust formed on December 4, 2020. We are a diversified, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). We are externally managed by our adviser, Apollo Credit Management, LLC (the “Adviser”). The Adviser is an affiliate of Apollo Global Management, Inc. and its consolidated subsidiaries (“Apollo”).

The Company’s investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. We invest primarily in private credit opportunities in directly originated assets, including loans and other debt securities, made to or issued by large private U.S. borrowers, which we generally define as companies with more than $75 million in EBITDA, as may be adjusted for market disruptions, mergers and acquisitions-related charges and synergies, and other items. While most of our investments will be in private U.S. companies (subject to compliance with BDC regulatory requirement to invest at least 70% of its assets in private U.S. companies), we also expect to invest from time to time in European and other non-U.S. companies. Our portfolio may also include equity interests such as common stock, preferred stock, warrants or options, which generally would be obtained as part of providing a broader financing solution. Under normal circumstances, we will invest directly or indirectly at least 80% of our total assets (net assets plus borrowings for investment purposes) in debt instruments of varying maturities. Subject to the limitations of the 1940 Act, we may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other Apollo funds. From time to time, we may co-invest with other Apollo funds.

A BDC is a special closed-end investment vehicle that is regulated under the 1940 Act and used to facilitate capital formation by smaller U.S. companies. BDCs are subject to certain restrictions applicable to investment companies under the 1940 Act. As a BDC, at least 70% of our assets must be the type of “qualifying” assets listed in Section 55(a) of the 1940 Act, as described herein, which are generally privately-offered securities issued by U.S. private or thinly-traded companies. We may also invest up to 30% of our portfolio in “non-qualifying” portfolio investments, such as investments in non-U.S. companies. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources—Borrowings” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources—Borrowings” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, each of which is incorporated by reference herein.

We are currently offering on a continuous basis up to $10.0 billion of common shares of beneficial interest pursuant to an offering registered with the SEC. The Company offers to sell any combination of three classes of common shares, Class S shares, Class D shares and Class I shares, with a dollar value up to the maximum offering amount.

Our corporate headquarters are located at 9 West 57th Street, New York, NY 10019. We maintain a website at gwms.apollo.com/debtsolutionsBDC. Information contained on our website or on Apollo’s website at www.apollo.com is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.

Summary of the Terms of the Exchange Offer

The following summary contains basic information about the exchange offer. It does not contain all the information that may be important to you. For a more complete description of the exchange offer, you should read the discussion under the heading “The Exchange Offer.”

Exchange Notes	$1,000,000,000 aggregate principal amount of 6.900% Notes due 2029 (the “6.900% Exchange Notes”).

$1,000,000,000 aggregate principal amount of 6.700% Notes due 2031 (the “6.700% Exchange Notes” and, together with the 6.900% Exchange Notes, the “Exchange Notes”).

The terms of our 6.900% Exchange Notes and 6.700% Exchange Notes that have been registered with the SEC under the Securities Act of 1933, as amended (the “1933 Act”) are substantially identical to those of our outstanding 6.900% Notes due 2029 (the “6.900% Restricted Notes”) and 6.700% Notes due 2031 (the “6.700% Restricted Notes” and, together with the 6.900% Restricted Notes, the “Restricted Notes”) that were issued in transactions not requiring registration under the 1933 Act on March 21, 2024 and September 19, 2024, with respect to the 6.900% Restricted Notes, and July 29, 2024 and November 21, 2024, with respect to the 6.700% Restricted Notes, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default. In addition, the Exchange Notes will bear a different CUSIP number than the Restricted Notes. See “Description of the Exchange Notes.”

We refer to the 6.900% Restricted Notes and the 6.900% Exchange Notes together as the “6.900% Notes” and the 6.700% Restricted Notes and the 6.700% Exchange Notes together as the “6.700% Notes”. We refer to the Restricted Notes and the Exchange Notes as the “Notes”.

Restricted Notes	$1,000,000,000 aggregate principal amount of 6.900% Notes due 2029, which were issued in private placements on March 21, 2024 and September 19, 2024.

$1,000,000,000 aggregate principal amount of 6.700% Notes due 2031, which were issued in private placements on July 29, 2024 and November 21, 2024.

The Exchange Offer	In the exchange offer, we will exchange the 6.900% Restricted Notes and 6.700% Restricted Notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer for a like principal amount of the 6.900% Exchange Notes and 6.700% Notes, respectively, to satisfy certain of our obligations under the applicable registration rights agreement that we entered into when the Restricted Notes were issued in reliance upon exemptions from registration under the 1933 Act.

In order to be exchanged, outstanding Restricted Notes must be validly tendered and accepted. We will accept any and all Restricted Notes validly tendered and not withdrawn prior to 11:59 p.m., New York City time, on March 3, 2025. Holders may tender some or all of their Restricted Notes pursuant to the exchange offer. However, Restricted Notes may be tendered only in denominations of $2,000 and integral multiples of $1,000.

We will issue Exchange Notes promptly after the expiration of the exchange offer. See “The Exchange Offer—Terms of the Exchange Offer.”

Registration Rights Agreement	In connection with the private placement of the 6.900% Restricted Notes, we entered into two separate registration rights agreements with BofA Securities, Inc., BNP Paribas Securities Corp. and SMBC Nikko Securities America, Inc., as representatives of the several initial purchasers, dated March 21, 2024 and September 19, 2024. In connection with the private placement of the 6.700% Restricted Notes, we entered into two separate registration rights agreements with Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and SMBC Nikko Securities America, Inc., as representatives of the several initial purchasers, dated July 29, 2024 and November 21, 2024.

Under each registration rights agreement, we agreed, for the benefit of the holders of the Restricted Notes, to use commercially reasonable efforts to:

•

file a registration statement (the “Exchange Offer Registration Statement”) with respect to a registered offer to exchange the Restricted Notes for the Exchange Notes having terms substantially identical to the Restricted Notes being exchanged, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default;

•

cause the Exchange Offer Registration Statement to become effective and continuously effective, supplemented and amended, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement becomes or is declared effective and (ii) the date on which a broker-dealer registered under the 1933 Act is no longer required to deliver a prospectus in connection with market-making or other trading activities; and

•

cause the exchange offer to be consummated on the earliest practicable date after the Exchange Offer Registration Statement has become or been declared effective, but in no event later than 365 days after the initial issuance of the Restricted Notes (or if such 365th day is not a business day, the next succeeding business day).

The registration statement of which this prospectus forms a part constitutes an Exchange Offer Registration Statement for purposes of the registration rights agreements.

We also agreed to keep the Exchange Offer Registration Statement effective for not less than the minimum period required under applicable federal and state securities laws to consummate the exchange offer; provided, however, that in no event shall such period be less than 20 business days after the commencement of the exchange offer. If we fail to meet certain conditions described in the applicable registration rights agreement (“Registration Default”), the interest rate borne by the affected series of Restricted Notes will increase by 0.25% per annum and will increase by an additional 0.25% per annum on the principal amount of Notes with respect to each subsequent 90-day period, up to a maximum of additional interest of 0.50% per annum (the “Additional Interest”). Additional Interest due pursuant to Registration Defaults will be paid in cash on the relevant interest payment date to holders of record on the relevant regular record dates. Following the cure of all Registration Defaults relating to any particular Restricted Notes, the interest rate borne by the Restricted Notes will be reduced to the original interest rate borne by Restricted Notes; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Restricted Notes will again be increased pursuant to the foregoing provisions.

If the Company is not able to effect the exchange offer, the Company will be obligated to file a shelf registration statement covering the resale of the Notes and use its commercially reasonable efforts to cause such registration statement to be declared effective.

A copy of each registration rights agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. See “The Exchange Offer—Purpose and Effect of the Exchange Offer.”

Resales of Exchange Notes	We believe that the Exchange Notes received in the exchange offer may be resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the 1933 Act (subject to the limitations described below). This, however, is based on your representations to us that:

(1)	you are acquiring the Exchange Notes in the ordinary course of your business;

(2)	you are not engaging in and do not intend to engage in a distribution of the Exchange Notes;

(3)	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the Exchange Notes;

(4)	you are not our “affiliate,” as that term is defined in Rule 405 under the 1933 Act;

(5)	you are not a broker-dealer tendering Restricted Notes acquired directly from us for your own account; and

(6)	you are not acting on behalf of any person that could not truthfully make these representations.

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us, including Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993). We have not asked the staff for a no-action letter in connection with the exchange offer, however, and we cannot assure you that the staff would make a similar determination with respect to the exchange offer.

If you cannot make the representations described above:

•	you cannot rely on the applicable interpretations of the staff of the SEC;

•	you may not participate in the exchange offer; and

•

you must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the 1933 Act in connection with any resale or other transfer of your Restricted Notes.

Each broker-dealer that receives Exchange Notes for its own account in the exchange offer for Restricted Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the 1933 Act in connection with any resale or other transfer of the Exchange Notes received in the exchange offer. See “Plan of Distribution.”

Expiration Date	The exchange offer will expire at 11:59 p.m., New York City time, on March 3, 2025, unless we decide to extend the exchange offer. We do not currently intend to extend the exchange offer, although we reserve the right to do so.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, including that it not violate any applicable law or any applicable interpretation of the staff of the SEC. The exchange offer is not conditioned upon any minimum principal amount of Restricted Notes being tendered for exchange. See “The Exchange Offer—Conditions.”

Procedures for Tendering Restricted Notes	The Restricted Notes are represented by global securities in fully registered form without coupons. Beneficial interests in the Restricted

Notes are held by direct or indirect participants in The Depository Trust Company (“DTC”) through certificateless depositary interests and are shown on, and transfers of the Restricted Notes can be made only through, records maintained in book-entry form by DTC with respect to its participants.

Accordingly, if you wish to exchange your Restricted Notes for Exchange Notes pursuant to the exchange offer, you must transmit to U.S. Bank Trust Company, National Association, our exchange agent, prior to the expiration of the exchange offer, a computer-generated message transmitted through DTC’s Automated Tender Offer Program, which we refer to as “ATOP,” system and received by the exchange agent and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal (“Letter of Transmittal”). See “The Exchange Offer—Procedures for Tendering Restricted Notes.”

Procedures for Beneficial Owners	If you are the beneficial owner of Restricted Notes that are held in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your Restricted Notes in the exchange offer, you should promptly contact the person in whose name your Restricted Notes are held and instruct that person to tender on your behalf. See “The Exchange Offer—Procedures for Tendering Restricted Notes.”

Acceptance of Restricted Notes and Delivery of Exchange Notes	Except under the circumstances summarized above under “—Conditions to the Exchange Offer,” we will accept for exchange any and all Restricted Notes that are validly tendered (and not withdrawn) in the exchange offer prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer. The Exchange Notes to be issued to you in the exchange offer will be delivered by credit to the accounts at DTC of the applicable DTC participants promptly following completion of the exchange offer. See “The Exchange Offer—Terms of the Exchange Offer.”

Withdrawal Rights; Non-Acceptance	You may withdraw any tender of your Restricted Notes at any time prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer by following the procedures described in this prospectus and the letter of transmittal. Any Restricted Notes that have been tendered for exchange but are withdrawn or otherwise not exchanged for any reason will be returned by credit to the accounts at DTC of the applicable DTC participants, without cost to you, promptly after withdrawal of such Restricted Notes or expiration or termination of the exchange offer, as the case may be. See “The Exchange Offer—Withdrawal Rights.”

No Appraisal or Dissenters’ Rights	Holders of the Restricted Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Exchange Agent	U.S. Bank Trust Company, National Association, the trustee (the “Trustee”) under the Indenture (defined below) governing the Notes, is serving as the exchange agent in connection with the exchange offer.

Consequences of Failure to Exchange	If you do not participate or validly tender your Restricted Notes in the exchange offer:

•	you will retain Restricted Notes that are not registered under the 1933 Act and that will continue to be subject to restrictions on transfer that are described in the legend on the Restricted Notes;

•	you will not be able, except in very limited instances, to require us to register your Restricted Notes under the 1933 Act;

•

you will not be able to resell or transfer your Restricted Notes unless they are registered under the 1933 Act or unless you resell or transfer them pursuant to an exemption from registration under the 1933 Act; and

•	the trading market for your Restricted Notes will become more limited to the extent that other holders of Restricted Notes participate in the exchange offer.

Certain Material U.S. Federal Income Tax Considerations	Your exchange of Restricted Notes for Exchange Notes in the exchange offer will not result in any gain or loss to you for United States federal income tax purposes. See “Certain Material U.S. Federal Income Tax Considerations.”

Summary of the Terms of the Exchange Notes

The summary below describes the principal terms of the Exchange Notes. Certain of the terms described below are subject to important limitations and exceptions. The “Description of the Exchange Notes” section of this prospectus contains a more detailed description of the terms of the Exchange Notes.

Issuer	Apollo Debt Solutions BDC

Notes Offered	$1,000,000,000 aggregate principal amount of 6.900% Notes due 2029.

$1,000,000,000 aggregate principal amount of 6.700% Notes due 2031.

Maturity Date	The 6.900% Exchange Notes will mature on April 13, 2029.

The 6.700% Exchange Notes will mature on July 29, 2031.

Ranking	The Exchange Notes will be our general unsecured obligations that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the Exchange Notes. The 6.900% Exchange Notes will rank equally in right of payment with all of our existing and future senior liabilities that are not so subordinated, or junior, including without limitation, our Senior Unsecured Notes due December 2025, Senior Unsecured Notes due January 2026, Senior Unsecured Notes due December 2027, Senior Unsecured Notes due January 2028, Senior Unsecured Notes due September 2026, Senior Unsecured Notes due September 2028 and the Euro-denominated Senior Unsecured Notes due September 2026, (together, the “Existing Senior Notes”), effectively subordinated, or junior, to any of our secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness, and structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities. The 6.700% Exchange Notes will rank equally in right of payment with all of our existing and future senior liabilities that are not so subordinated, or junior, including without limitation, the Existing Senior Notes and the 6.900% Notes, effectively subordinated, or junior, to any of our secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness, and structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.

As of September 30, 2024, our total consolidated indebtedness, at par value, was approximately $4.8 billion, $2.3 billion of which was secured, which includes $1.5 billion indebtedness of our subsidiaries, and $2.5 billion of which was unsecured. The Notes will be ranked pari passu, or equally in right of payment, to the approximately $1.5 billion of our outstanding unsecured senior indebtedness as of September 30, 2024, which includes the Existing Senior Notes.

Interest and Payment Dates	The 6.900% Exchange Notes bear cash interest from March 21, 2024, at an annual rate of 6.900% payable on April 13 and October 13 of each year, beginning on October 13, 2024. The 6.700% Notes bear cash interest from July 29, 2024, at an annual rate of 6.700% payable on January 29 and July 29 of each year, beginning on January 29, 2025. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

Optional Redemption	We may redeem some or all of the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on, in the case of the 6.900% Notes, March 13, 2029 (the date falling one month prior to the maturity date of the 6.900% Notes) and in the case of the 6.700% Notes, May 29, 2031 (the date falling two months prior to the maturity date of the 6.700% Notes) (each a “Par Call Date”)) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate (as defined below) plus 45 basis points in the case of the 6.900% Notes and plus 40 basis points in the case of the 6.700% Notes, less (b) interest accrued to the date of redemption, or (2) 100% of the principal amount of the Notes to be redeemed. “Treasury Rate” means, with respect to any redemption date of the Notes, the yield determined by us in accordance with the below.

On or after the Par Call Date, or at any time before the maturity date of the applicable Notes, as applicable, we may redeem some or all of the 6.900% Notes or 6.700% Notes to be redeemed plus, in each case, accrued and unpaid interest, if any, to, but excluding, the redemption date

Change of Control; Offer to Repurchase	If a Change of Control Repurchase Event described under “Description of the Exchange Notes—Offer to Repurchase Upon a Change of Control Repurchase Event” occurs, holders of the Exchange Notes will have the right, at their option, to require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. See “Description of the Exchange Notes—Offer to Repurchase Upon a Change of Control Repurchase Event.”

Use of Proceeds

We will not receive any cash proceeds from the issuance of the Exchange Notes pursuant to the exchange offer. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange a like principal amount of Restricted Notes, the terms of which are substantially identical to the Exchange Notes.

The Restricted Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the Exchange Notes will not result in any change in our capitalization. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

Book-Entry Form	The Exchange Notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in any of the Exchange Notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and any such interest may not be exchanged for certificated securities, except in limited circumstances described below. See “Description of the Exchange Notes—Book-Entry System.”

Trustee	The Trustee for the Exchange Notes will be U.S. Bank Trust Company, National Association.

Governing Law	The Indenture and the Restricted Notes are, and the Exchange Notes will be, governed by the laws of the State of New York without regard to conflict of laws principles thereof.

Risk Factors	You should refer to the section entitled “Risk Factors” and other information included or incorporated by reference in this prospectus for an explanation of certain risks of investing in the Exchange Notes. See “Risk Factors.”

RISK FACTORS

In addition to the other information included in this prospectus, you should carefully consider the risks described under “Special Note Regarding Forward-Looking Statements” and “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and any updates to those risks contained in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which are incorporated by reference in this prospectus, other than as specified, and the following risks before investing in the Exchange Notes.

Risks Related to the Exchange Notes

The Exchange Notes are unsecured and therefore are effectively subordinated to any secured indebtedness we may incur.

The Exchange Notes are not secured by any of our assets or any of the assets of our subsidiaries. As a result, the Exchange Notes are effectively subordinated to any secured indebtedness we or our subsidiaries have outstanding as of the date of this prospectus or that we or our subsidiaries may incur in the future (or any indebtedness that is initially unsecured in respect of which we subsequently grant security) to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Exchange Notes. As of September 30, 2024, our total consolidated indebtedness, at par value, was approximately $4.8 billion, $2.3 billion of which was secured, which includes $1.5 billion indebtedness of our subsidiaries, and $2.5 billion of which was unsecured.

The Exchange Notes are subordinated structurally to the indebtedness and other liabilities of our subsidiaries.

The Exchange Notes are obligations exclusively of the Company and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the Exchange Notes and the Exchange Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. As of September 30, 2024, approximately $1.5 billion of the indebtedness required to be consolidated on our balance sheet was held through subsidiary financing vehicles and secured by certain assets of such subsidiaries. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors, including trade creditors, and holders of preferred stock, if any, of our subsidiaries will have priority over our claims (and therefore the claims of our creditors, including holders of the Exchange Notes) with respect to the assets of such subsidiaries. Even if we were recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Exchange Notes are subordinated structurally to all indebtedness and other liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish as financing vehicles or otherwise. All of the existing indebtedness of our subsidiaries is structurally senior to the Exchange Notes. In addition, our subsidiaries may incur substantial additional indebtedness in the future, all of which would be structurally senior to the Exchange Notes.

A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or the Exchange Notes, if any, could cause the liquidity or market value of the Exchange Notes to decline significantly.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Exchange Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Exchange Notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any initial purchaser undertakes any obligation to maintain our credit ratings or to advise holders of the Exchange Notes of any changes in our credit ratings.

The Exchange Notes are rated by Moody’s Investors Service (“Moody’s”) and S&P Global Ratings Services (“S&P”). There can be no assurance that their respective credit ratings will remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by the applicable ratings agency if in its judgment future circumstances relating to the basis of the credit rating, such as adverse changes in our business, financial condition and results of operations, so warrant.

An increase in market interest rates could result in a decrease in the market value of the Exchange Notes.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Exchange Notes. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase Exchange Notes bearing interest at fixed rates and market interest rates increase, the market values of those Exchange Notes may decline. We cannot predict the future level of market interest rates.

The Indenture governing the Exchange Notes contains limited protection for holders of the Exchange Notes.

The Indenture governing the Exchange Notes offers limited protection to holders of the Exchange Notes. The terms of the Indenture and the Exchange Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Exchange Notes. In particular, the terms of the Indenture and the Exchange Notes do not place any restrictions on our or our subsidiaries’ ability to:

•

issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Exchange Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Exchange Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Exchange Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Exchange Notes with respect to the assets of our subsidiaries, in each case other than an incurrence of indebtedness or other obligation that would cause a violation of Section 18(a)(1)(A) of the 1940 Act as modified generally by Section 61(a) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC;

•	pay distributions on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Exchange Notes;

•	sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

•	enter into transactions with affiliates;

•	create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

•	make investments; or

•	create restrictions on the payment of distributions or other amounts to us from our subsidiaries.

In addition, the terms of the Indenture and the Exchange Notes do not protect holders of the Exchange Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow or liquidity other than as described under “Description of the Exchange Notes—Events of Default” in this prospectus.

Our ability to recapitalize, incur additional debt and take a number of other actions are not limited by the terms of the Exchange Notes and may have important consequences for you as a holder of the Exchange Notes, including making it more difficult for us to satisfy our obligations with respect to the Exchange Notes or negatively affecting the trading value of the Exchange Notes. Other debt we issue or incur in the future could contain more protections for its holders than the Indenture and the Exchange Notes, including additional covenants and events of default. See “Risk Factors—Risks Related to Debt Financing—When we borrow money, the potential for loss on amounts invested in us will be magnified and may increase the risk of investing in us. Borrowed money may also adversely affect the return on our assets, reduce cash available for distribution to our shareholders and result in losses” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference herein. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Exchange Notes.

The optional redemption provision may materially adversely affect your return on the Exchange Notes.

The Exchange Notes are redeemable in whole or in part upon certain conditions at any time or from time to time at our option. We may choose to redeem the Exchange Notes at times when prevailing interest rates are lower than the interest rate paid on the Exchange Notes. In this circumstance, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the Exchange Notes being redeemed.

There is currently no public market for the Exchange Notes. If an active trading market for the Exchange Notes does not develop or is not maintained, you may not be able to sell them.

The Exchange Notes are a new issue of debt securities for which there currently is no trading market. We do not currently intend to apply for listing of the Exchange Notes on any securities exchange or for quotation of the Exchange Notes on any automated dealer quotation system. If no active trading market develops, you may not be able to resell your Exchange Notes at their fair market value or at all. If the Exchange Notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, general economic conditions, our financial condition, performance and prospects and other factors. Certain of the initial purchasers in the private offerings of the outstanding Restricted Notes have advised us that they intend to make a market in the Exchange Notes as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in any of the Exchange Notes, and they may discontinue their market-making activities at any time without notice. Accordingly, we cannot assure you that an active and liquid trading market will develop or continue for the Exchange Notes, that you will be able to sell your Exchange Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market does not develop, the liquidity and trading price for the Exchange Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Exchange Notes for an indefinite period of time.

We may not be able to repurchase the Exchange Notes upon a Change of Control Repurchase Event.

We may not be able to repurchase the Exchange Notes upon a Change of Control Repurchase Event because we may not have sufficient funds. Upon a Change of Control Repurchase Event, holders of the Exchange Notes may require us to repurchase for cash some or all of the Exchange Notes at a repurchase price equal to 100% of the aggregate principal amount of the Exchange Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. Our failure to purchase such tendered Exchange Notes upon the occurrence of such Change of Control Repurchase Event would cause an event of default under the Indenture governing the Exchange Notes and a cross-default under the agreements governing certain of our other indebtedness, which may result in the acceleration of such indebtedness requiring us to repay that indebtedness immediately. If a Change of Control Repurchase Event were to occur, we may not have sufficient funds to repay any such accelerated indebtedness and/or to make the required repurchase of the Exchange Notes. See “Description of the Exchange Notes—Offer to Repurchase Upon a Change of Control Repurchase Event” in this prospectus for additional information.

Risks Related to the Exchange Offer

If you fail to exchange your Restricted Notes, they will continue to be restricted securities and may become less liquid.

Restricted Notes that you do not validly tender or that we do not accept will, following the exchange offer, continue to be restricted securities, and you may not offer to sell them except under an exemption from, or in a transaction not subject to, the 1933 Act and applicable state securities laws. We will issue the Exchange Notes in exchange for the Restricted Notes in the exchange offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offer—Procedures for Tendering Restricted Notes.” Because we anticipate that most holders of the Restricted Notes will elect to exchange their outstanding Restricted Notes, we expect that the liquidity of the market for the Restricted Notes remaining after the completion of the exchange offer will be substantially limited, which may have an adverse effect upon and increase the volatility of the market price of the outstanding Restricted Notes. Any Restricted Notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the outstanding Restricted Notes at maturity. Further, following the exchange offer, if you did not exchange your Restricted Notes, you generally will not have any further registration rights, and Restricted Notes will continue to be subject to certain transfer restrictions.

Broker-dealers may need to comply with the registration and prospectus delivery requirements of the 1933 Act.

Any broker-dealer that (1) exchanges its Restricted Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes or (2) resells Exchange Notes that were received by it for its own account in the exchange offer may be deemed to have received restricted securities and will be required to comply with the registration and prospectus delivery requirements of the 1933 Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the Exchange Notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the 1933 Act.

You may not receive the Exchange Notes in the exchange offer if the exchange offer procedures are not validly followed.

We will issue the Exchange Notes in exchange for your Restricted Notes only if you validly tender such Restricted Notes before expiration of the exchange offer. Neither we, the Trustee nor the exchange agent is under any duty to give notification of defects or irregularities with respect to the tenders of the Restricted Notes for exchange. If you are the beneficial holder of Restricted Notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such Restricted Notes in the exchange offer, you should promptly contact the person through whom your Restricted Notes are held and instruct that person to tender the Restricted Notes on your behalf.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Exchange Notes pursuant to the exchange offer. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange a like principal amount of Restricted Notes, the terms of which are substantially identical to the Exchange Notes. The Restricted Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the Exchange Notes will not result in any change in our capitalization. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about Apollo Debt Solutions BDC (the “Company,” “we”, “us”, or “our”), our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•	our future operating results;

•	our business prospects and the prospects of the companies in which we may invest;

•	the impact of the investments that we expect to make;

•	our ability to raise sufficient capital to execute our investment strategy;

•	general economic and political trends and other external factors;

•	the ability of our portfolio companies to achieve their objectives;

•	our current and expected financing arrangements and investments;

•	changes in the general interest rate environment;

•	the adequacy of our cash resources, financing sources and working capital;

•	the timing and amount of cash flows, distributions and dividends, if any, from our portfolio companies;

•	our contractual arrangements and relationships with third parties;

•	actual and potential conflicts of interest with the Adviser or any of its affiliates

•	the elevating levels of inflation, and its impact on our portfolio companies and on the industries in which we invest;

•	the dependence of our future success on the general economy and its effect on the industries in which we may invest;

•	our use of financial leverage;

•	the ability of the Adviser to source suitable investments for us and to monitor and administer our investments;

•	the ability of the Adviser or its affiliates to attract and retain highly talented professionals;

•	our ability to qualify for and maintain our qualification as a regulated investment company and as a BDC;

•	the impact on our business of U.S. and international financial reform legislation, rules and regulations;

•	the effect of changes to tax legislation and our tax position; and

•	the tax status of the enterprises in which we may invest.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and elsewhere in this prospectus. These forward-looking statements apply only as of the date of this prospectus. Moreover, we assume no duty and do not undertake to update the forward-looking statements, except as required by applicable law. Because we are an investment company, the forward-looking statements and projections contained in this prospectus are excluded from the safe harbor protection provided by Section  21E of the U.S. Securities Exchange Act of 1934 Act, as amended (the “1934 Act”).

Discussions containing these forward-looking statements may be found in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and Quarterly Reports on Form 10-Q of the Company, as well as any amendments filed with the SEC. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties in the sections titled “Risk Factors” in this prospectus, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and the Company’s subsequent Quarterly Reports on Form 10-Q. These projections and forward-looking statements apply only as of the date of this prospectus. Moreover, we assume no duty and do not undertake to update the forward-looking statements, except as required by applicable law. These forward-looking statements apply only as of the date of this prospectus. Moreover, we assume no duty and do not undertake to update the forward-looking statements, except as required by applicable law.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We issued $1,000,000,000 aggregate principal amount of the 6.900% Restricted Notes and $1,000,000,000 aggregate principal amount of the 6.700% Restricted Notes in transactions not requiring registration under the 1933 Act on March 21, 2024 and September 19, 2024, with respect to the 6.900% Restricted Notes, and July 29, 2024 and November 21, 2024, with respect to the 6.700% Restricted Notes.

The 6.900% Restricted Notes were issued, and the 6.900% Exchange Notes will be issued, pursuant to a base indenture dated as of March 21, 2024 (the “Base Indenture”), and the first supplemental indenture, dated as of March 21, 2024, to the Base Indenture (the “First Supplemental Indenture,”) between us and the Trustee. The 6.700% Restricted Notes were issued, and the 6.700% Exchange Notes will be issued, pursuant to the Base Indenture and the second supplemental indenture, dated as of July 29, 2024, to the Base Indenture (the “Second Supplemental Indenture” and, together with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”) between us and the Trustee.

In connection with such Restricted Notes issuances, we entered into registration rights agreements, which require that we file this registration statement under the 1933 Act with respect to the Exchange Notes to be issued in the exchange offer and, upon the effectiveness of this registration statement, offer to you the opportunity to exchange your Restricted Notes for a like principal amount of Exchange Notes.

Under each registration rights agreement, we agreed, for the benefit of the holders of the Restricted Notes, to use commercially reasonable efforts to:

•

file the Exchange Offer Registration Statement with respect to a registered offer to exchange the Restricted Notes for the Exchange Notes having terms substantially identical to the Restricted Notes being exchanged, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default;

•

cause the Exchange Offer Registration Statement to become effective and continuously effective, supplemented and amended, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement becomes or is declared effective and (ii) the date on which a broker-dealer registered under the 1933 Act is no longer required to deliver a prospectus in connection with market-making or other trading activities; and

•

cause the exchange offer to be consummated on the earliest practicable date after the Exchange Offer Registration Statement has become or been declared effective, but in no event later than 365 days after the initial issuance of the Restricted Notes (or if such 365th day is not a business day, the next succeeding business day).

We also agreed to keep the Exchange Offer Registration Statement effective for not less than the minimum period required under applicable federal and state securities laws to consummate the exchange offer; provided, however, that in no event shall such period be less than 20 business days after the commencement of the exchange offer. If there is a Registration Default, the interest rate borne by the affected series of Restricted Notes will increase by 0.25% per annum and will increase by an additional 0.25% per annum on the principal amount of Notes with respect to each subsequent 90-day period, up to a maximum of additional interest of 0.50% per annum. Additional Interest due pursuant to Registration Defaults will be paid in cash on the relevant interest payment date to holders of record on the relevant regular record dates. Following the cure of all Registration Defaults relating to any particular Restricted Notes, the interest rate borne by the Restricted Notes will be reduced to the original interest rate borne by Restricted Notes; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Restricted Notes will again be increased pursuant to the foregoing provisions.

If the Company is not able to effect the exchange offer, the Company will be obligated to file a shelf registration statement covering the resale of the Notes and use its commercially reasonable efforts to cause such registration statement to be declared effective.

The Exchange Notes will be issued without a restrictive legend, and except as set forth below, you may resell or otherwise transfer them without registration under the 1933 Act. After we complete the exchange offer, our obligation to register the exchange of Exchange Notes for Restricted Notes will terminate. A copy of each registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties unrelated to us, including Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993), subject to the limitations described in the succeeding three paragraphs, we believe that you may resell or otherwise transfer the Exchange Notes issued to you in the exchange offer without compliance with the registration and prospectus delivery requirements of the 1933 Act. Our belief, however, is based on your representations to us that:

•	you are acquiring the Exchange Notes in the ordinary course of your business;

•	you are not engaging in and do not intend to engage in a distribution of the Exchange Notes;

•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the Exchange Notes;

•	you are not our “affiliate” as that term is defined in Rule 405 under the 1933 Act;

•	you are not a broker-dealer tendering Restricted Notes acquired directly from us for your own account; and

•	you are not acting on behalf of any person that could not truthfully make these representations.

If you cannot make the representations described above, you may not participate in the exchange offer, you may not rely on the staff’s interpretations discussed above, and you must, in the absence of an exemption therefrom, comply with registration and the prospectus delivery requirements of the 1933 Act in order to resell your Restricted Notes.

Each broker-dealer that receives Exchange Notes for its own account in the exchange offer for Restricted Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the 1933 Act in connection with any resale or other transfer of the Exchange Notes received in the exchange offer. See “Plan of Distribution.”

We have not asked the staff for a no-action letter in connection with the exchange offer, however, and we cannot assure you that the staff would make a similar determination with respect to the exchange offer.

If you are not eligible to participate in the exchange offer, you can elect to have your Restricted Notes registered for resale on a “shelf” registration statement pursuant to Rule 415 under the 1933 Act. In the event that we are obligated to file a shelf registration statement, we will be required to use commercially reasonable efforts to keep the shelf registration statement effective for so long as such Restricted Notes remain registrable securities under the applicable registration rights agreement. Other than as set forth in this paragraph, you will not have the right to require us to register your Restricted Notes under the 1933 Act. See “—Procedures for Tendering Restricted Notes.”

Consequences of Failure to Exchange

If you do not participate or validly tender your Restricted Notes in the exchange offer:

•

you will retain your Restricted Notes that are not registered under the 1933 Act and they will continue to be subject to restrictions on transfer that are described in the legend on the Restricted Notes;

•

you will not be able to require us to register your Restricted Notes under the 1933 Act unless, as set forth above, you do not receive freely tradable Exchange Notes in the exchange offer or are not eligible to participate in the exchange offer, and we are obligated to file a shelf registration statement;

•

you will not be able to resell or otherwise transfer your Restricted Notes unless they are registered under the 1933 Act or unless you offer to resell or transfer them pursuant to an exemption under the 1933 Act; and

•	the trading market for your Restricted Notes will become more limited to the extent that other holders of Restricted Notes participate in the exchange offer.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept any and all Restricted Notes validly tendered and not withdrawn prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of the Exchange Notes in exchange for each $1,000 principal amount of the Restricted Notes accepted in the exchange offer. You may tender some or all of your Restricted Notes pursuant to the exchange offer; however, Restricted Notes may be tendered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Exchange Notes issued to you in the exchange offer will be delivered by credit to the accounts at DTC of the applicable DTC participants.

The form and terms of the Exchange Notes are substantially identical to those of the Restricted Notes, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default. In addition, the Exchange Notes will bear a different CUSIP number than the Restricted Notes (except for Restricted Notes sold pursuant to the shelf registration statement described above). The Exchange Notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the Restricted Notes.

As of the date of this prospectus, $1,000,000,000 aggregate principal amount of the 6.900% Restricted Notes and $1,000,000,000 aggregate principal amount of the 6.700% Restricted Notes are outstanding and registered in the name of Cede & Co., as nominee for DTC. This prospectus, together with the letter of transmittal, is being sent to the registered holder and to others believed to have beneficial interests in the Restricted Notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.

We will be deemed to have accepted validly tendered Restricted Notes if and when we have given oral (any such oral notice to be promptly confirmed in writing) or written notice of our acceptance to U.S. Bank Trust Company, National Association, the exchange agent for the exchange offer. The exchange agent will act as our agent for the purpose of receiving from us the Exchange Notes for the tendering noteholders. If we do not accept any tendered Restricted Notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return such Restricted Notes by credit to the accounts at DTC of the applicable DTC participants, without expense, to the tendering noteholder as promptly as practicable after the expiration date of the exchange offer.

You will not be required to pay brokerage commissions or fees or transfer taxes, except as set forth under “—Transfer Taxes,” with respect to the exchange of your Restricted Notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See “—Fees and Expenses.”

Expiration Date; Extension; Amendment

The expiration date for the exchange offer will be 11:59 p.m., New York City time, on, March 3, 2025, unless we determine, in our sole discretion, to extend the exchange offer, in which case it will expire at the later date and time to which it is extended. We do not currently intend to extend the exchange offer, however, although we reserve the right to do so. If we extend the exchange offer, we may delay acceptance of any Restricted Notes by giving oral (any such oral notice to be promptly confirmed in writing) or written notice of the extension to the exchange agent and give each registered holder of Restricted Notes notice by means of a press release or other public announcement of any extension prior to 9:00 a.m., New York City time, on the next business day after the scheduled expiration date.

We also reserve the right, in our sole discretion:

•	to accept tendered Restricted Notes upon the expiration of the exchange offer, and extend the exchange offer with respect to untendered Restricted Notes;

•

subject to applicable law, to delay accepting any Restricted Notes, to extend the exchange offer or to terminate the exchange offer if, in our reasonable judgment, any of the conditions set forth under “—Conditions” have not been satisfied or waived, to terminate the exchange offer by giving oral (any such oral notice to be promptly confirmed in writing) or written notice of such delay or termination to the exchange agent; or

•	to amend or waive the terms and conditions of the exchange offer in any manner by complying with Rule 14e-l(d) under the Exchange Act, to the extent that rule applies.

We will notify you as promptly as we can of any extension, termination or amendment. In addition, we acknowledge and undertake to comply with the provisions of Rule 14e-l(c) under the Exchange Act, which requires us to issue the Exchange Notes, or return the Restricted Notes tendered for exchange, promptly after the termination or withdrawal of the exchange offer.

Procedures for Tendering Restricted Notes

The Restricted Notes are represented by global securities without interest coupons in fully registered form, registered in the name of Cede & Co., as nominee for DTC. Beneficial interests in the global securities are held by direct or indirect participants in DTC through certificateless depositary interests and are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants. You are not entitled to receive certificated Restricted Notes in exchange for your beneficial interest in these global securities except in limited circumstances described in “Description of the Exchange Notes—Book-Entry System.”

Accordingly, you must tender your Restricted Notes pursuant to DTC’s ATOP procedures. As the DTC’s ATOP system is the only method of processing exchange offers through DTC, you must instruct a participant in DTC to transmit to the exchange agent on or prior to the expiration date for the exchange offer a computer-generated message transmitted by means of the ATOP system and received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal, instead of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the exchange agent. To tender Restricted Notes through the ATOP system, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the character by which the participant acknowledges its receipt of, and agrees to be bound by, the letter of transmittal, including the representations to us described above under “—Purpose and Effect of the Exchange Offer,” and be received by the exchange agent prior to 11:59 p.m., New York City time, on the expiration date.

If you hold Restricted Notes through a broker, dealer, commercial bank, trust company, other financial institution or other nominee, each referred to herein as an “intermediary,” and you wish to tender your Restricted Notes, you should contact such intermediary promptly and instruct such intermediary to tender on your behalf. So long as the Restricted Notes are in book-entry form represented by global securities, Restricted Notes may only be tendered by your intermediary pursuant to DTC’s ATOP procedures.

If you tender a Restricted Note and you do not properly withdraw the tender prior to the expiration date, you will have made an agreement with us to participate in the exchange offer in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

We will determine, in our sole discretion, all questions regarding the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered Restricted Notes. Our determination will be final and binding. We reserve the absolute right to reject any and all Restricted Notes not validly tendered or any Restricted Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to certain Restricted Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

You must cure any defects or irregularities in connection with tenders of your Restricted Notes within the time period that we determine unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of Restricted Notes, neither we, the Trustee, the exchange agent nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your Restricted Notes will be returned to you unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration of the exchange offer, if:

•	you invalidly tender your Restricted Notes;

•	you have not cured any defects or irregularities in your tender; and

•	we have not waived those defects, irregularities or invalid tender.

•	In addition, we reserve the right in our sole discretion to:

•	purchase or make offers for, or offer Exchange Notes for, any Restricted Notes that remain outstanding subsequent to the expiration of the exchange offer;

•	terminate the exchange offer; and

•	to the extent permitted by applicable law, purchase Restricted Notes in the open market, in privately negotiated transactions or otherwise.

The terms of any of these purchases of or offers for Restricted Notes could differ from the terms of the exchange offer.

In all cases, the issuance of Exchange Notes for Restricted Notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of a timely book-entry confirmation of your Restricted Notes into the exchange agent’s account at DTC, a computer-generated message instead of the Letter of Transmittal, and all other required documents. If any tendered Restricted Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Restricted Notes are submitted for a greater principal amount than you indicate your desire to exchange, the unaccepted or non-exchanged Restricted Notes, or Restricted Notes in substitution therefor, will be returned without expense to you by credit to the accounts at DTC of the applicable DTC participant, as promptly as practicable after rejection of tender or the expiration or termination of the exchange offer.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the Restricted Notes at DTC for purposes of the exchange offer after the date of this prospectus, and any financial institution that is a participant in DTC’s systems may make book-entry delivery of Restricted Notes being tendered by causing DTC to transfer such Restricted Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer.

Any DTC participant wishing to tender Restricted Notes in the exchange offer (whether on its own behalf or on behalf of the beneficial owner of Restricted Notes) should transmit its acceptance to DTC sufficiently far in advance of the expiration of the exchange offer so as to permit DTC to take the following actions prior to 11:59 p.m., New York City time, on the expiration date. DTC will verify such acceptance, execute a book-entry transfer of the tendered Restricted Notes into the exchange agent’s account at DTC and then send to the exchange agent a confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include a confirmation that such DTC participant acknowledges and agrees (on behalf of itself and on behalf of any beneficial owner of the applicable Restricted Notes) to be bound by the letter of transmittal. All of the foregoing, together with any other required documents, must be delivered to and received by the exchange agent prior to 11:59 p.m., New York City time, on the expiration date.

No Guaranteed Delivery Procedures

Guaranteed delivery procedures are not available in connection with the exchange offer.

Withdrawal Rights

You may withdraw tenders of your Restricted Notes at any time prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer.

For your withdrawal to be effective, the exchange agent must receive an electronic ATOP transmission of the notice of withdrawal at its address set forth below under “—Exchange Agent,” prior to 11:59 p.m., New York City time, on the expiration date.

The notice of withdrawal must:

•	specify the name and DTC account number of the DTC participant that tendered such Restricted Notes;

•	specify the principal amount of Restricted Notes to be withdrawn;

•	specify the name and account number of the DTC participant to which the withdrawn Restricted Notes should be credited; and

•	contain a statement that the holder is withdrawing its election to have the Restricted Notes exchanged.

We will determine all questions regarding the validity, form and eligibility, including time of receipt, of withdrawal notices. Our determination will be final and binding on all parties. Any Restricted Notes that have been withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Restricted Notes that have been tendered for exchange but that are withdrawn and not exchanged will be returned by credit to the account at DTC of the applicable DTC participant without cost as soon as practicable after withdrawal. Properly withdrawn Restricted Notes may be retendered by following one of the procedures described under “—Procedures for Tendering Restricted Notes” above at any time on or prior to 11:59 p.m., New York City time, on the expiration date.

No Appraisal or Dissenters’ Rights

You do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Conditions

Notwithstanding any other provision of the exchange offer, and subject to our obligations under the related registration rights agreement, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Restricted Notes and may terminate or amend the exchange offer, if at any time before the acceptance of any Restricted Notes for exchange any one of the following events occurs:

•	any injunction, order or decree has been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to complete the exchange offer; or

•	the exchange offer violates any applicable law or any applicable interpretation of the staff of the SEC.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to them, subject to applicable law. We also may waive in whole or in part at any time and from time to time any particular condition in our sole discretion. If we waive a condition, we may be required, in order to comply with applicable securities laws, to extend the expiration date of the exchange offer. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of these rights, and these rights will be deemed ongoing rights which may be asserted at any time and from time to time.

In addition, we will not accept for exchange any Restricted Notes validly tendered, and no Exchange Notes will be issued in exchange for any tendered Restricted Notes, if, at the time the Restricted Notes are tendered, any stop order is threatened by the SEC or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

The exchange offer is not conditioned on any minimum principal amount of Restricted Notes being tendered for exchange.

Exchange Agent

We have appointed U.S. Bank Trust Company, National Association as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus, the Letter of Transmittal and other related documents should be directed to the exchange agent addressed as follows:

U.S. Bank Trust Company, National Association, as Exchange Agent

By Registered or Certified Mail, Overnight Delivery on or before

11:59 p.m. New York City Time on the Expiration Date:

U.S. Bank Trust Company, National Association

Attn: Corporate Actions

111 Fillmore Avenue

St. Paul, MN 55107-1402

For Information or Confirmation by Telephone Call:

(800) 934-6802

By Email or Facsimile Transmission (for Eligible Institutions only):

Email: cts.specfinance@usbank.com

Facsimile: (651) 466-7367

DELIVERY OF A LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

The exchange agent also acts as the Trustee under the Indenture.

Fees and Expenses

We will not pay brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail. Additional solicitations, however, may be made in person, by email or by telephone by our officers and employees.

We will pay the estimated cash expenses to be incurred in connection with the exchange offer. These are estimated in the aggregate to be approximately $400,000, which includes fees and expenses of the exchange agent and accounting, legal, printing and related fees and expenses.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with a tender of your Restricted Notes unless Exchange Notes are to be registered in the name of, or Restricted Notes (or any portion thereof) not tendered or not accepted in the exchange offer are to be returned to, a person other than the registered tendering holder of the Restricted Notes, in which event the registered tendering holder will be responsible for the payment of any applicable transfer tax. In addition, tendering holders will be responsible for any transfer tax imposed for any reason other than the transfer of Restricted Notes to, or upon the order of, the Company pursuant to the exchange offer.

Accounting Treatment

We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expense of the exchange offer over the term of the Exchange Notes under generally accepted accounting principles in the United States of America (“GAAP”). The unamortized debt issuance costs are reflected in the carrying value of the Notes as presented in the Consolidated Statements of Assets and Liabilities. Debt issuance costs are amortized through the life of the Notes and recorded as interest expense in the current period.

DESCRIPTION OF THE EXCHANGE NOTES

We issued the 6.900% Restricted Notes, and will issue the 6.900% Exchange Notes, under the Base Indenture and the First Supplemental Indenture. We issued the 6.700% Restricted Notes, and will issue the 6.700% Exchange Notes, under the Base Indenture and the Second Supplemental Indenture. The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part, because it, and not this description, defines your rights as holders of the Notes.

Capitalized terms used but not otherwise defined herein will have the meanings given to them in the Notes or the Indenture, as applicable.

The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

General

The Restricted Notes are, and the Exchange Notes will be, our general senior unsecured obligations ranking equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding. The 6.900% Notes and the 6.700% Notes will mature on April 13, 2029 and July 29, 2031, respectively, unless previously redeemed or repurchased in full by us as provided below under “—Optional Redemption” or “—Offer to Repurchase Upon a Change of Control Repurchase Event.” The Exchange Notes and the Restricted Notes that remain outstanding after the exchange offer will be a single series under the Indenture.

The 6.900% Restricted Notes bear, and the 6.900% Exchange Notes will bear, cash interest at the rate of 6.900% per annum from March 21, 2024 to the stated maturity or date of earlier redemption. Interest on the 6.900% Notes will be payable semi-annually in arrears on each of April 13 and October 13, commencing October 13, 2024 (if an interest payment date falls on a day that is not a business day, then the applicable interest payment will be made on the next succeeding business day and no additional interest will accrue as a result of such delayed payment), to the persons in whose names such notes were registered at the close of business on the immediately preceding April 13 and October 13 (whether or not a business day), respectively.

The 6.700% Restricted Notes bear, and the 6.700% Exchange Notes will bear, cash interest at the rate of 6.700% per annum from July 29, 2024 to the stated maturity or date of earlier redemption. Interest on the 6.700% Notes will be payable semi-annually in arrears on each of January 29 and July 29, commencing January 29, 2025 (if an interest payment date falls on a day that is not a business day, then the applicable interest payment will be made on the next succeeding business day and no additional interest will accrue as a result of such delayed payment), to the persons in whose names such notes were registered at the close of business on the immediately preceding January 29 and July 29 (whether or not a business day), respectively.

Interest payments in respect of the Notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for (or from and including the date of issue, if no interest has been paid or duly provided for with respect to the Notes), to, but excluding, the applicable interest payment date or stated maturity date or date of early redemption, as the case may be. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Trustee shall have no duty or responsibility to calculate or verify the interest rate.

If an interest payment date or the stated maturity date or date of early redemption of the Notes falls on a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close, the required payment due on such date will instead be made on the next business day. No further interest will accrue as a result of such delayed payment.

We issued the 6.900% Restricted Notes in an aggregate principal amount of $1.0 billion and the 6.700% Restricted Notes in an aggregate principal amount of $1.0 billion on March 21, 2024 and September 19, 2024, with respect to the 6.900% Restricted Notes, and July 29, 2024 and November 21, 2024, with respect to the 6.700% Restricted Notes, in transactions not requiring registration under the 1933 Act.

The Indenture does not limit the aggregate principal amount of the debt securities which we may issue thereunder and provides that we may issue debt securities thereunder from time to time in one or more series. We may, without the consent of the holders of the Notes, issue additional Notes (in any such case, other than any Exchange Notes, “Additional Notes”) under the Indenture with the same ranking and the same interest rate, maturity and other terms as the Notes of a series; provided that, if such Additional Notes are not fungible with the Notes of the applicable series (or any other tranche of Additional Notes) for U.S. federal income tax purposes, then such Additional Notes will have different CUSIP numbers from the Notes of such series (and any such other tranche of Additional Notes). Any Additional Notes and the existing Notes of a series will constitute a single series under the Indenture and all references to the relevant Notes herein will include the Additional Notes unless the context otherwise requires.

We do not intend to list the Notes on any securities exchange or any automated dealer quotation system.

The Notes will be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other notes (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by us for such purposes (initially the corporate trust office of the Trustee). Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. Prior to the due presentment of a Note for registration of transfer, we, the Trustee and any other agent of ours or the Trustee may treat the registered holder of each Note as the owner of such Note for the purpose of receiving payments of principal of and interest on such Note and for all other purposes whatsoever.

The Indenture does not contain any provisions that would limit our ability to incur unsecured indebtedness or that would afford holders of the Notes protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or the credit rating of the Notes.

The Notes will not be subject to any sinking fund (i.e., no amounts will be set aside by us to ensure repayment of the Notes at maturity). As a result, our ability to repay the Notes at maturity will depend on our financial condition on the date that we are required to repay the Notes.

Optional Redemption

We may redeem some or all of the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 45 basis points and 40 basis points for the 6.900% Notes and the 6.700% Notes, respectively, less (b) interest accrued to the date of redemption, or

•	100% of the principal amount of the Notes to be redeemed,

plus, in either case accrued and unpaid interest thereon to the redemption date of the Notes.

Notwithstanding the foregoing, at any time on or after the Par Call Date, the Company may redeem some of or all of the Notes, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus, in each case, accrued and unpaid interest, if any, to, but excluding, the redemption date.

If we choose to redeem any Notes, we will deliver a notice of redemption to holders of such series of Notes to be redeemed not less than 10 nor more than 60 days before the redemption date. If we are redeeming less than all of the Notes, the particular Notes to be redeemed will be selected in accordance with the applicable procedures of the Trustee and, so long as the Notes are registered to DTC or its nominee, the DTC; provided, however, that no such partial redemption will reduce the portion of the principal amount of a Note not redeemed to less than $2,000. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.

“Treasury Rate” means, with respect to any redemption date of the Notes, the yield determined by us in accordance with the below.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)— H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the maturity date of the Notes (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date of the Notes on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date of the Notes, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date of the Notes but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date of the Notes, one with a maturity date preceding the applicable Par Call Date of the Notes and one with a maturity date following the applicable Par Call Date of the Notes, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date of the Notes. If there are two or more United States Treasury securities maturing on the applicable Par Call Date of the Notes or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price of any of the Notes shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no duty or responsibility to calculate or verify the redemption price.

Offer to Repurchase Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the Notes in full, we will make an offer to each holder of the Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice will, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 promulgated under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the 1940 Act and the rules and regulations promulgated thereunder, we will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;

(2) deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.

The paying agent will promptly remit to each holder of Notes properly tendered the purchase price for the Notes, and upon receipt of the written instruction, the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder an Exchange Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each Exchange Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.

The source of funds that will be required to repurchase Notes in the event of a Change of Control Repurchase Event will be our available cash or cash generated from our operations or other potential sources, including funds provided by a purchaser in the Change of Control transaction, borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any

Change of Control Repurchase Event to make required repurchases of Notes tendered. The terms of certain of our and our subsidiaries’ financing arrangements provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under our and our subsidiaries’ financing arrangements at that time and to terminate the financing arrangements. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference herein, for a general discussion of our and our subsidiaries’ indebtedness.

Our and our subsidiaries’ future financing arrangements may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our and our subsidiaries’ future financing arrangements, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes and/or our and our subsidiaries’ other debt. See “Risk Factors—Risks Related to the Exchange Notes—We may not be able to repurchase the Notes upon a Change of Control Repurchase Event” in this prospectus for more information.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase the Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.

For purposes of the Exchange Notes:

“Below Investment Grade Rating Event” means the Notes are downgraded below Investment Grade by both of the Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period will be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control will have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of Apollo Debt Solutions BDC and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its Controlled Subsidiaries will not be deemed to be any such sale, lease, transfer, conveyance or disposition;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the

Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 promulgated under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares; or

(3) the approval by the Company’s stockholders of any plan or proposal relating to the liquidation or dissolution of the Company.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Controlled Subsidiary” means any subsidiary of the Company, 50% or more of the outstanding equity interests of which are owned by the Company and its direct or indirect subsidiaries and of which the Company possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P)(or, in each case, if such Rating Agency ceases to make a rating of the applicable Notes publicly available for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Moody’s” means Moody’s Investors Service or any successor thereto.

“Permitted Holders” means (i) us, (ii) one or more of our Controlled Subsidiaries and (iii) the Adviser, any affiliate of the Adviser or any entity that is managed by the Adviser that is organized under the laws of a jurisdiction located in the United States and in the business of managing or advising clients.

“Rating Agency” means:

(1) one or both of Moody’s and S&P; and

(2) if both Moody’s and S&P cease to rate the Notes or fail to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act selected by us as a replacement agency for either of Moody’s or S&P, as the case may be.

“S&P” means S&P’s Global Ratings Services, or any successor thereto.

“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Covenants

In addition to the covenants described in the Base Indenture, the following covenants will apply to the Notes. To the extent of any conflict or inconsistency between the Base Indenture and the following covenants, the following covenants will govern:

Merger, Consolidation or Sale of Assets

The Indenture will provide that we will not merge or consolidate with or into any other person (other than a merger of a wholly owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of Apollo Debt Solutions BDC or its Controlled Subsidiaries will not be deemed to be any such sale, transfer, lease, conveyance or disposition) in any one transaction or series of related transactions unless:

•

we are the surviving person, or the Surviving Person, or the Surviving Person (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made will be a statutory trust, corporation or limited liability company organized and existing under the laws of the United States or any state or territory thereof;

•

the Surviving Person (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the Indenture and the applicable registration rights agreement to be performed by us;

•	immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default will have occurred and be continuing; and

•

we will deliver, or cause to be delivered, to the Trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant and that all conditions precedent in the Indenture relating to such transaction have been complied with.

For the purposes of this covenant, the sale, transfer, lease, conveyance or other disposition of all the property of one or more of our subsidiaries, which property, if held by us instead of such subsidiaries, would constitute all or substantially all of our property on a consolidated basis, will be deemed to be the transfer of all or substantially all of our property.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a person. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction. Although these types of transactions may be permitted under the Indenture, certain of the foregoing transactions could constitute a Change of Control that results in a Change of Control Repurchase Event permitting each holder to require us to repurchase the Notes of such holder as described above.

An assumption by any person of obligations under the Notes and the Indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for new Notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Other Covenants

•

We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject to, Section 18(a)(1)(A) of the 1940 Act as modified generally by Section 61(a) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC.

•

If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the Trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with GAAP, as applicable.

Events of Default

Each of the following will be an event of default:

(1) default in the payment of any interest upon any Note when due and payable and the default continues for a period of 30 days;

(2) default in the payment of the principal of (or premium, if any, on) any Note when it becomes due and payable at its maturity including upon any redemption date or required repurchase date;

(3) default by us in the performance, or breach, of any covenant or agreement in the Indenture or the Notes (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in the Indenture specifically dealt with or which has expressly been included in the Indenture solely for the benefit of a series of securities other than the Notes), and continuance of such default or breach for a period of 60 consecutive days after there has been given, by registered or certified mail, to us by the Trustee or to us and the Trustee by the holders of at least 25% in principal amount of the Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture;

(4) default by us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Exchange Act (but excluding any subsidiary which is (a) a non-recourse or limited recourse subsidiary, (b) a bankruptcy remote special purpose vehicle or (c) is not consolidated with Apollo Debt Solutions BDC for purposes of GAAP), with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100 million in the aggregate of us and/or any such significant subsidiary, whether such indebtedness now exists or will hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the Trustee or to us and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(5) pursuant to Section 18(a)(1)(C)(ii) and Section 61 of the 1940 Act, on the last business day of each of 24 consecutive calendar months, any class of securities must have an asset coverage (as such term is used in the 1940 Act and the rules and regulations promulgated thereunder) of less than 100% giving effect to any exemptive relief granted to us by the SEC; or

(6) certain events of bankruptcy, insolvency, or reorganization involving us occur and remain undischarged or unstayed for a period of 60 days.

If an event of default occurs and is continuing, then and in every such case (other than an event of default specified in item (6) above) the Trustee or the holders of at least 25% in principal amount of the Notes may declare the entire principal amount of the outstanding Notes to be due and payable immediately, by a notice in writing to us (and to the Trustee if given by the holders), and upon any such declaration such principal or specified portion thereof will become immediately due and payable. Notwithstanding the foregoing, in the case of the events of bankruptcy, insolvency or reorganization described in item (6) above, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in principal amount of the outstanding Notes, by written notice to us and the Trustee, may rescind and annul such declaration and its consequences if (i) we have paid or deposited with the Trustee a sum sufficient to pay all overdue installments of interest, if any, on all outstanding Notes, the principal of (and premium, if any, on) all outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Notes, to the extent that payment of such interest is lawful interest upon overdue installments of interest at the rate or rates borne by or provided for in such Notes, and all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and (ii) all events of default with respect to the Notes, other than the nonpayment of the principal of (or premium, if any, on) or interest on such Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

(i) such holder has previously given written notice to the Trustee of a continuing event of default with respect to the Notes;

(ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Trustee to institute proceedings in respect of such event of default;

(iii) such holder or holders have offered to the Trustee indemnity, security, or both, satisfactory to the Trustee, against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

Notwithstanding any other provision in the Indenture, the holder of any Note will have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any, on) and interest, if any, on such Note on the stated maturity or maturity expressed in such Note (or, in the case of redemption, on the redemption date or, in the case of repayment at the option of the holders, on the repayment date) and to institute suit for the enforcement of any such payment, and such rights will not be impaired without the consent of such holder.

The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee security and/or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to the foregoing, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes, provided that (i) such direction may not be in conflict with any rule of law or with the Indenture, (ii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction and (iii) the Trustee need not take any action that it determines in good faith may involve it in personal liability or be unjustly prejudicial to the holders of Notes not consenting (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders).

The holders of not less than a majority in principal amount of the outstanding Notes may on behalf of the holders of all of the Notes waive any past default under the Indenture with respect to the Notes and its consequences, except a default (i) in the payment of (or premium, if any, on) or interest, if any, on any Note, or (ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose, but no such waiver may extend to any subsequent or other default or event of default or impair any right consequent thereto.

We are required to deliver to the Trustee, within 120 days after the end of each fiscal year, an officers’ certificate as to the knowledge of the signers whether we are in default in the performance of any of the terms, provisions or conditions of the Indenture.

Within 90 days after the occurrence of any default under the Indenture with respect to the Notes, the Trustee must transmit notice of such default known to the Trustee, unless such default has been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Note, the Trustee will be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding of such notice is in the interest of the holders of the Notes.

Satisfaction and Discharge; Defeasance

We may satisfy and discharge our obligations under the Indenture by delivering to the security registrar for cancellation all outstanding Notes or by depositing with the Trustee or delivering to the holders, as applicable, after the Notes have become due and payable, or otherwise, moneys sufficient to pay all of the outstanding Notes and paying all other sums payable under the Indenture by us. Such discharge is subject to terms contained in the Indenture.

In addition, the Notes are subject to defeasance and covenant defeasance, in each case, in accordance with the terms of the Indenture.

Trustee

U.S. Bank Trust Company, National Association is the Trustee, security registrar and paying agent. U.S. Bank Trust Company, National Association, in each of its capacities, including without limitation as the Trustee, security registrar and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information, or for any information provided to it by us, including but not limited to settlement amounts and any other information.

We may maintain banking relationships in the ordinary course of business with the Trustee and its affiliates.

Governing Law

The Indenture provides that it and the Notes will be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would cause the application of laws of another jurisdiction.

Book-Entry, Settlement and Clearance

Global Notes

Except as set forth below, Notes will be issued in registered, global form, without interest coupons (the “Global Notes”). The Global Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Exchange Notes will be issued at the closing of this offering only against payment in immediately available funds.

The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to DTC, to a nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in registered, certificated form (the “Certificated Notes”) except in the limited circumstances described below. See “—Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Book-Entry Procedures for Global Notes

All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear and Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear and Clearstream participant, either directly or indirectly.

So long as the Notes are held in global form, Euroclear, Clearstream and/or DTC, as applicable, (or their respective nominees) will be considered the sole holders of Global Notes for all purposes under the Indenture. As such, participants must rely on the procedures of Euroclear, Clearstream and/or DTC and indirect participants must rely on the procedures of Euroclear, Clearstream and/ or DTC and the participants through which they own interests in the Notes, or Book-Entry Interests, in order to exercise any rights of holders under the Indenture.

So long as DTC, Euroclear or Clearstream’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the Notes represented by that Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note:

•	will not be entitled to have Notes represented by the Global Note registered in their names;

•	will not receive or be entitled to receive physical, certificated Notes; and

•

will not be considered the owners or holders of the Notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC, Euroclear or Clearstream to exercise any rights of a holder of Notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, Euroclear or Clearstream, on the procedures of the DTC, Euroclear or Clearstream participant through which the investor owns its interest).

Payments of principal and interest with respect to the Notes represented by a Global Note will be made by the Trustee to DTC, Euroclear or Clearstream’s nominee as the registered holder of the Global Note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, Euroclear or Clearstream, or for maintaining, supervising or reviewing any records of DTC, Euroclear or Clearstream relating to those interests.

Payments by participants and indirect participants in DTC, Euroclear or Clearstream to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC, Euroclear or Clearstream.

Transfers between participants in DTC, Euroclear or Clearstream will be effected under DTC, Euroclear or Clearstream’s procedures and will be settled in same-day funds.

Cross-market transfers of beneficial interests in Global Notes between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because the settlement of cross-market transfers takes place during New York business hours, DTC participants may employ their usual procedures for sending securities to the applicable DTC participants acting as depositaries for Euroclear and Clearstream. The sale proceeds will be available to the DTC participant seller on the settlement date. Thus, to a DTC participant, a cross-market transaction will settle no differently from a trade between two DTC participants. Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be reflected in the account of the Euroclear of Clearstream participant the following business day, and receipt of the cash proceeds in the Euroclear or Clearstream participant’s account will be back-valued to the date on which settlement occurs in New York. DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility or liability for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC, Euroclear or Clearstream identifies as a beneficial owner of the related Notes only if:

•	DTC, Euroclear or Clearstream notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•	an event of default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The exchange of Restricted Notes for Exchange Notes in the exchange offer will not constitute a taxable event to holders for U.S. federal income tax purposes. Consequently, for U.S. federal income tax purposes, (i) you will not recognize gain or loss as a result of the exchange, (ii) the holding period of the Exchange Notes you receive will include the holding period of the Restricted Notes exchanged therefor and (iii) the basis of the Exchange Notes you receive will be the same as the basis of the Restricted Notes exchanged therefor immediately before the exchange.

In any event, persons considering the exchange of Restricted Notes for Exchange Notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

For additional information, see “Risk Factors” and “Material U.S. Federal Income Tax Considerations” in Part 1A and Item 1 of Part 1, respectively, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated herein by reference.

FINANCIAL HIGHLIGHTS

The following table of financial highlights is intended to help a prospective investor understand the Company’s financial performance for the periods shown. The financial data set forth in the following table as of and for the year ended December 31, 2023 are derived from our consolidated financial statements, which have been audited by Deloitte & Touche LLP, an independent registered public accounting firm whose reports thereon are incorporated by reference in this prospectus, certain documents incorporated by reference in this prospectus or the accompanying prospectus supplement, or the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which may be obtained from www.sec.gov or upon request. The Company’s unaudited financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 are incorporated by reference herein. You should read these financial highlights in conjunction with our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in this prospectus, any documents incorporated by reference in this prospectus or the accompanying prospectus supplement, or the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed with the SEC.

The following are the financial highlights for the nine months ended September 30, 2024:

	For the nine months ended September 30, 2024
	Class S	Class D	Class I
Per Share Data(1):
Net asset value at beginning of period	$24.63	$24.63	$24.63
Net investment income(1)	1.77	1.92	1.92
Net unrealized and realized gains (losses)(2)	0.18	0.14	0.19

Net increase (decrease) in net assets resulting from operations	1.95	2.06	2.11
Distribution Declared(3)
Net investment income	(1.64)	(1.75)	(1.80)
Net realized gains
Distributions in excess of net investment income

Net asset value at end of period	$24.94	$24.94	$24.94

Total return(4)	8.16%	8.65%	8.85%
Shares outstanding, end of period	68,192,680	848,836	258,816,818
Weighted average shares outstanding	54,421,750	586,743	201,585,737
Ratios/Supplemental Data
Net assets at end of period	$1,700,601	$21,168	$6,454,419
Annualized ratio of net expenses to average net assets(5)	8.39%	7.60%	7.54%
Annualized ratio of net investment income to average net assets(5)	9.51%	10.32%	10.36%
Portfolio turnover rate	28.20%	28.20%	28.20%
Asset coverage per unit(6)	2,712	2,712	2,712

The following are the financial highlights for the year ended December 31, 2023:

	For the year ended December 31, 2023
	Class S	Class D	Class I
Per Share Data(1):
Net asset value at beginning of period	$23.20	$23.20	$23.20
Net investment income(1)	2.37	2.55	2.57
Net unrealized and realized gains (losses)(2)	1.06	1.02	1.06

Net increase (decrease) in net assets resulting from operations	3.43	3.57	3.63
Distribution Declared(3)	(2.00)	(2.14)	(2.20)

Net asset value at end of period	$24.63	$24.63	$24.63

Total return(4)	15.23%	15.92%	16.20%
Shares outstanding, end of period	34,568,776	298,321	132,584,890
Weighted average shares outstanding	19,793,694	176,105	101,835,717
Ratios/Supplemental Data
Net assets at end of period	$851,296	$7,346	$3,265,054
Annualized ratio of net expenses to average net assets(5)	10.07%	9.36%	9.32%
Annualized ratio of net investment income to average net assets(5)	9.80%	10.55%	10.66%
Portfolio turnover rate	37.90%	37.90%	37.90%
Asset coverage per unit(6)	2,553	2,553	2,553

The following are the financial highlights for the year ended December 31, 2022:

	For the year ended December 31, 2022
	Class S(7)	Class D(8)	Class I(9)
Per Share Data(1):
Net asset value at beginning of period	$25.04	$22.87	$25.00
Net investment income(1)	1.83	1.15	2.06
Net unrealized and realized gains (losses)(2)	(2.27)	0.03	(2.17)

Net increase (decrease) in net assets resulting from operations	(0.44)	1.18	(0.11)
Distributions Declared(3)	(1.40)	(0.85)	(1.69)

Net asset value at end of period	$23.20	$23.20	$23.20

Total return(4)	(1.67)%	5.23%	(0.34)%
Shares outstanding, end of period	10,827,739	106,943	81,943,071
Weighted average shares outstanding	6,431,670	61,570	65,940,873
Ratios/Supplemental Data
Net assets at end of period	$251,223	$2,481	$1,901,229
Annualized ratio of net expenses to average net assets(5)	8.14%	9.19%	6.06%
Annualized ratio of net investment income to average net assets(5)	8.54%	9.86%	8.85%
Portfolio turnover rate	48.93%	48.93%	48.93%
Asset coverage per unit(6)	1,992	1,992	1,992

(1)	The per share data was derived by using the weighted average shares outstanding during the period.

(2)

The amount shown at this caption is the balancing amount derived from the other figures in the schedule. The amount shown at this caption for a share outstanding throughout the period may not agree with the change in the aggregate gains and losses in portfolio securities for the period because of the timing of sales of the Company’s shares in relation to fluctuating market values for the portfolio.

(3)	The per share data for distributions was derived by using the actual shares outstanding at the date of the relevant transactions.
(4)

Total return is not annualized. An investment in the Company is subject to maximum upfront sales load of 3.5% and 1.5% for Class S shares and Class D shares, respectively, of the offering price, which will reduce the amount of capital available for investment. Class I shares is not subject to upfront sales load.

(5)

For the nine months ended September 30, 2024, amounts are annualized except for organizational costs and management fee and income based incentive fee waivers by the Adviser. For the nine months ended September 30, 2024, the total operating expenses to average net assets were 8.39%, 7.60% and 7.54%, for Class S shares, Class D shares and Class I shares, respectively, prior to management fee waivers and expense support provided by the Adviser. For the nine months ended September 30, 2023, the total operating expenses to average net assets were 10.18%, 9.50% and 9.43% for Class S shares, Class D shares and Class I shares, respectively, prior to management fee waivers and expense support provided by the Adviser. For the year ended December 31, 2023, amounts are annualized except for organizational costs and management fee and income based incentive fee waivers by the Adviser. For the year ended December 31, 2023, the total operating expenses to average net assets were 10.07%, 9.36% and 9.32%, for Class S shares, Class D shares and Class I shares, respectively, prior to management fee waivers and expense support provided by the Adviser. For the year ended December 31, 2022, the total operating expenses to average net assets were 8.04%, 4.69% and 7.07% for Class S shares, Class D shares and Class I shares, respectively, prior to management fee waivers and expense support provided by the Adviser. Operating expenses may vary in the future based on the amount of capital raised, the Adviser’s election to continue expense support, and other unpredictable variables.

(6)

The asset coverage ratio for a class of senior securities representing indebtedness is calculated as our total assets, less all liabilities and indebtedness not represented by senior securities, divided by senior securities representing indebtedness. This asset coverage ratio is multiplied by one thousand to determine the asset coverage per unit. As of September 30, 2024, December 31, 2023 and December 31, 2022, the Company’s asset coverage was 271.2%, 255.3% and 199.2%, respectively.

(7)	Class S shares were first issued on February 1, 2022.
(8)	Class D shares were first issued on July 1, 2022.
(9)	Class I shares were first issued on January 7, 2022 (commencement of operations).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and Part I, Item 2 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 is incorporated herein by reference.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The information in “Quantitative and Qualitative Disclosures About Market Risk” in Part II, Item 7A of the Company’s Annual Report on Form 10-K for the fiscal year ended December  31, 2023 and Part I, Item 3 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 is incorporated herein by reference.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer in exchange for Restricted Notes where such Restricted Notes were acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale or other transfer of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by such a broker-dealer in connection with resales or other transfers of such Exchange Notes. To the extent any such broker-dealer participates in the exchange offer, we have agreed that, for a period of up to 180 days after the completion of the exchange offer, upon request of such broker-dealer, we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resales or other transfers of Exchange Notes, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus and any documents incorporated by reference in this prospectus as such broker-dealer may reasonably request.

We will not receive any proceeds from any resales or other transfers of Exchange Notes by such broker-dealers. Exchange Notes received by such broker-dealers for their own accounts pursuant to the exchange offer may be resold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any such broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” of the Exchange Notes within the meaning of the 1933 Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the 1933 Act. The accompanying Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” of the Exchange Notes within the meaning of the 1933 Act.

BUSINESS OF THE COMPANY

The information in “Business” in Part I, Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is incorporated herein by reference.

REGULATION OF THE COMPANY

The information in “Business—Regulation as a BDC” in Part I, Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is incorporated herein by reference.

SENIOR SECURITIES

Information about our senior securities is shown in the following table as of the end of each of the last ten fiscal years, as applicable, and as of September 30, 2024. This information about our senior securities should be read in conjunction with our audited and unaudited consolidated financial statements and related notes thereto, which are incorporated by reference herein, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. The report of Deloitte & Touche LLP, our independent registered public accounting firm, on the senior securities table as of December 31, 2023 and December 31, 2022, is attached as an exhibit hereto.

Class and Year	Total Amount Outstanding (1)	Asset Coverage Per Unit (2)	Involuntary Liquidating Preference Per Unit (3)	Estimated Market Value Per Unit (4)
Revolving Credit Facility
As of September 30, 2024 (unaudited)	$778,605	$2,712	$—	N/A	(5)
Fiscal Year Ended December 31, 2023	$614,523	$2,553	$—	N/A	(5)
Fiscal Year Ended December 31, 2022	$976,462	$1,992	$—	N/A	(5)
Cardinal Funding LLC
As of September 30, 2024 (unaudited)	$601,000	$2,712	$—	N/A
Fiscal Year Ended December 31, 2023	$601,961	$2,553	$—	N/A	(5)
Fiscal Year Ended December 31, 2022	$498,731	$1,992	$—	N/A	(5)
Grouse Funding LLC
As of September 30, 2024 (unaudited)	$187,500	$2,712	$—	N/A
Fiscal Year Ended December 31, 2023	$187,500	$2,553	$—	N/A
Fiscal Year Ended December 31, 2022	$158,000	$1,992	$—	N/A
Mallard Funding LLC
As of September 30, 2024 (unaudited)	$378,900	$2,712	$—	N/A
Fiscal Year Ended December 31, 2023	$386,803	$2,553	$—	N/A	(5)
Fiscal Year Ended December 31, 2022	$416,395	$1,992	$—	N/A	(5)
Merlin Funding LLC
As of September 30, 2024 (unaudited)	$379,832	$2,712	$—	N/A
Fiscal Year Ended December 31, 2023	$15,000	$2,553	$—	N/A
December 2025 Notes
As of September 30, 2024 (unaudited)	$62,000	$2,712	$—	N/A
Fiscal Year Ended December 31, 2023	$62,000	$2,553	$—	N/A
Fiscal Year Ended December 31, 2022	$62,000	$1,992	$—	N/A
January 2026 Notes
As of September 30, 2024 (unaudited)	$38,000	$2,712	$—	N/A
Fiscal Year Ended December 31, 2023	$38,000	$2,553	$—	N/A
Fiscal Year Ended December 31, 2022	$—	$1,992	$—	N/A
December 2027 Notes
As of September 30, 2024 (unaudited)	$82,000	$2,712	$—	N/A
Fiscal Year Ended December 31, 2023	$82,000	$2,553	$—	N/A
Fiscal Year Ended December 31, 2022	$82,000	$1,992	$—	N/A
January 2028 Notes
As of September 30, 2024 (unaudited)	$18,000	$2,712	$—	N/A
Fiscal Year Ended December 31, 2023	$18,000	$2,553	$—	N/A
Fiscal Year Ended December 31, 2022	$—	$1,992	$—	N/A
September 2026 Notes
As of September 30, 2024 (unaudited)	$226,000	$2,712	$—	N/A
Fiscal Year Ended December 31, 2023	$226,000	$2,553	$—	N/A

Class and Year	Total Amount Outstanding (1)	Asset Coverage Per Unit (2)	Involuntary Liquidating Preference Per Unit (3)	Estimated Market Value Per Unit (4)
September 2028 Notes
As of September 30, 2024 (unaudited)	$325,000	$2,712	$—	N/A
Fiscal Year Ended December 31, 2023	$325,000	$2,553	$—	N/A
September 2026 Euronotes
As of September 30, 2024 (unaudited)	$100,183	$2,712	$—	N/A	(5)
Fiscal Year Ended December 31, 2023	$99,356	$2,553	$—	N/A	(5)
2029 Notes
As of September 30, 2024 (unaudited)	$1,000,000	$2,712	$—	N/A
2031 Notes
As of September 30, 2024 (unaudited)	$600,000	$2,712	$—	N/A

(1)

Total amount of each class of senior securities outstanding at the end of the period presented, in thousands. Does not include deferred financing costs and revaluation of unsecured issuances due to interest rate swap valuation changes.

(2)

The asset coverage ratio for a class of senior securities representing indebtedness is calculated as our total assets, less all liabilities and indebtedness not represented by senior securities, divided by senior securities representing indebtedness. This asset coverage ratio is multiplied by $1,000 to determine the Asset Coverage Per Unit.

(3)	The amount to which such class of senior security would be entitled upon the involuntary liquidation of the issuer in preference to any security junior to it.
(4)	Not applicable, as all senior securities do not have sufficient trading for an average market value per unit to be determined.
(5)	Included in this amount is foreign currency debt obligations.

PORTFOLIO COMPANIES

The following table sets forth certain information as of September 30, 2024 for each portfolio company in which the Company had an investment. Percentages shown for class of securities held by the Company represent percentage of the class owned and do not necessarily represent voting ownership or economic ownership.

The board of trustees of the Company (the “Board of Trustees”) approved the valuation of the Company’s investment portfolio, as of September 30, 2024, at fair value as determined in good faith using a consistently applied valuation process in accordance with the Company’s documented valuation policy that has been reviewed and approved by the Board of Trustees, who also approve in good faith the valuation of such securities as of the end of each quarter. For more information relating to the Company’s investments, see the Company’s financial statements incorporated by reference in this prospectus.

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Companies less than 5% owned
3Phase Elevator	60 Shawmut Road, Suite 1 Canton, MA 02021	Real Estate Management & Development	1st Lien	5.70%	S+600 (includes 5.00% PIK)	6/23/2027		3,558	3,558	3,105	0.0%	(7)
48forty Solutions	800 Held Dr., Northampton, PA 18067	Special Purpose Entity	1st Lien	11.30%	S+610, 1.00% Floor	11/30/2026		7,331	7,331	6,232	0.0%	(7)
Accela	2633 Camino Ramon Suite 500. San Ramon, CA 94583	Software	1st Lien	10.85%	S+600, 0.75% Floor	9/3/2030		18,286	17,931	18,286	0.0%	(4)(7)(8)
Accelerate Learning	5177 Richmond Ave. #800 Houston, TX 77056	Diversified Consumer Services	1st Lien	11.69%	S+675, 1.00% Floor	3/22/2030		23,038	22,461	22,909	0.0%	(4)(7)(8)
Accelerate Learning	5177 Richmond Ave. #800 Houston, TX 77056	Diversified Consumer Services	1st Lien	11.53%	S+675, 1.00% Floor	3/22/2029		3,947	3,855	3,888	0.0%	(7)(8)
Accelerate360	1955 Lake Park Drive, Suite 400, Smyrna, GA 30080	Media	1st Lien	11.30%	S+626, 1.00% Floor	2/11/2027		85,593	85,593	85,153	0.0%	(4)(7)(8)
Access Group	The Armstrong Building 10 Oakwood Drive Loughborough United Kingdom LE11 3QF	Software	1st Lien	10.20%	SONIA+525, 0.00% Floor	6/28/2029	£	42,000	50,258	55,169	0.0%	(2)(7)(11)
Action	Perenmarkt 15, 1681 PG Zwaagdijk-Oost, The Netherlands	Household Products	1st Lien	7.60%	S+300, 0.00% Floor	7/1/2031		8,182	8,182	8,218	0.0%	(2)
Adevinta	Grensen 5, Oslo, Oslo, 0159	Diversified Consumer Services	1st Lien	9.55%	E+586, 0.00% Floor	5/29/2031	€	99,299	105,716	108,877	0.0%	(2)(7)(8) (11)(12)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Advantage Sales	8001 Forsyth Boulevard Suite 1025 Clayton, MO 63105	Media	1st Lien	9.57%	S+451, 0.75% Floor	10/28/2027		20,238	20,103	19,699	0.0%	(2)
Advantice Health	7 East Frederick Place, Suite 100 Cedar Knolls, NJ 07927	Household Products	1st Lien	9.95%	S+510, 0.75% Floor	4/3/2028		7,575	7,567	7,431	0.0%	(4)(7)
Advarra	6100 Merriweather Dr., Suite 600. Columbia, MD 21044	Health Care Providers & Services	1st Lien	9.35%	S+450, 0.75% Floor	9/15/2031			(31)	(62)	0.0%	(4)(7)(8)
Advarra	6100 Merriweather Dr., Suite 600. Columbia, MD 21044	Health Care Providers & Services	1st Lien	9.35%	S+450, 0.75% Floor	9/13/2031		188,735	187,798	187,792	0.0%	(7)(8)
AffiniPay	3700 N Capital of Texas Hwy, Suite 300, Austin, TX	Financial Services	1st Lien	9.74%	S+475, 0.50% Floor	9/8/2031		22,738	22,472	22,472	0.0%	(4)(7)
AffiniPay	3700 N Capital of Texas Hwy, Suite 300, Austin, TX	Financial Services	Preferred Equity	N/A	N/A	N/A		6,061,453 shares	5,940	5,940	2.0%	(7)
Affordable Care	629 Davis Drive, Suite 300 Morrisville, NC 27560	Health Care Providers & Services	1st Lien	10.45%	S+560, 0.75% Floor	8/2/2028		4,912	4,912	4,863	0.0%	(7)
Alcresta	1 Executive Park Dr., Newton, MA 02462	Pharmaceuticals	Preferred Equity	N/A	N/A	N/A		1,293 shares	117	124	0.0%	(7)(8)
Alcresta	1 Executive Park Dr., Newton, MA 02462	Pharmaceuticals	1st Lien	1.00%	S+575, 1.00% Floor	3/31/2030			(79)	(76)	0.0%	(4)(7)(8)
Alcresta	1 Executive Park Dr., Newton, MA 02462	Pharmaceuticals	1st Lien	0.50%	S+575, 1.00% Floor	3/31/2029			(16)	(15)	0.0%	(4)(7)(8)
Alcresta	1 Executive Park Dr., Newton, MA 02462	Pharmaceuticals	1st Lien	10.81%	S+575, 1.00% Floor	3/12/2030		4,627	4,541	4,546	0.0%	(7)(8)
Alera Group	3 Parkway North, Suite 500 Deerfield, IL 60015	Insurance	1st Lien	10.10%	S+535, 0.75% Floor	10/2/2028		55,590	54,736	55,590	0.0%	(7)(8)
Alera Group	3 Parkway North, Suite 500 Deerfield, IL 60015	Insurance	1st Lien	10.60%	S+585, 0.75% Floor	10/2/2028		12,036	11,818	12,036	0.0%	(4)(7)(8)
All Star Healthcare	800 Fairway Dr. Suite 300, Deerfield Beach, FL 33441	Health Care Providers & Services	1st Lien	10.10%	S+550, 1.00% Floor	5/1/2030		6,939	6,767	6,888	0.0%	(4)(7)(8)
Alliance Ground International	9130 S Dadeland Blvd Datran 2 Suite 1801 Miami, FL 33156	Transportation Infrastructure	1st Lien	11.26%	S+600, 0.75% Floor	6/11/2027		17,086	16,966	17,044	0.0%	(7)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Alliance Laundry Systems	PO Box 990 Shepard Street Ripon, WI 54971	Machinery	1st Lien	8.35%	S+350, 0.00% Floor	8/19/2031		5,000	4,975	5,013	0.0%
Alliant Holdings	18100 Von Karman Ave, 10th Floor, Irvine CA 92612	Insurance	1st Lien	7.96%	S+300, 0.00% Floor	9/19/2031		5,000	4,988	4,978	0.0%
Allied Benefit Systems	200 W Adams St., Suite 500 Chicago, IL 60606	Health Care Providers & Services	1st Lien	10.42%	S+525, 0.75% Floor	10/31/2030		92,571	91,304	92,570	0.0%	(7)(8)
Allied Universal	Eight Tower Bridge 161 Washington Street, Suite 600 Conshohocken, PA 19428	Commercial Services & Supplies	1st Lien	8.70%	S+385, 0.50% Floor	5/12/2028		29,290	29,212	29,037	0.0%
Alpha FMC	60 Gresham Street, London, EC2V 7BB United Kingdom	Financial Services	1st Lien	10.23%	SONIA+525, 0.00% Floor	8/30/2031	£	35,254	45,147	45,951	0.0%	(2)(4)(7) (11)(12)
Alpha FMC	60 Gresham Street, London, EC2V 7BB United Kingdom	Financial Services	1st Lien	8.64%	SONIA+525, 0.00% Floor	8/30/2031	€	18,790	20,355	20,498	0.0%	(2)(4)(7) (11)
Alpha FMC	60 Gresham Street, London, EC2V 7BB United Kingdom	Financial Services	1st Lien	9.99%	SONIA+525, 0.00% Floor	8/30/2031		41,610	40,778	40,778	0.0%	(2)(4)(7)
Alter Domus	500 5th Ave #2100, New York, NY 10110	Financial Services	1st Lien	8.65%	S+350, 0.50% Floor	5/14/2031		6,052	6,052	6,084	0.0%	(2)(4)
Alteryx	17200 Laguna Canyon Road Irvine, CA 92618	Software	1st Lien	11.35%	S+650, 0.75% Floor	3/19/2031		49,444	48,528	49,262	0.0%	(4)(7)(8)
Amentum	4800 Westfields Blvd Suite #400 Chantilly, VA 20151	Specialty Retail	1st Lien	7.11%	S+225, 0.00% Floor	7/30/2031		5,000	4,988	4,991	0.0%
American Express GBT	5 Churchill Place Canary Wharf, London E14 5HU United Kingdom	Commercial Services & Supplies	1st Lien	8.28%	S+300, 0.00% Floor	7/25/2031		20,000	19,951	19,983	0.0%	(2)
American Restoration	300 Decker Dr Suite 350, Irving, TX 75062	Construction & Engineering	1st Lien	10.28%	S+500, 1.00% Floor	7/24/2030		8,145	7,906	7,893	0.0%	(4)(7)(8)
Anaplan	50 Hawthorne Street San Francisco, CA 94105	IT Services	1st Lien	0.50%	S+575, 0.75% Floor	6/21/2028			(114)	—	0.0%	(4)(7)
Anaplan	50 Hawthorne Street San Francisco, CA 94105	IT Services	1st Lien	9.85%	S+525, 0.75% Floor	6/21/2029		159,692	157,361	159,692	0.0%	(7)(12)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Antylia Scientific	625 East Bunker Court Vernon Hills, IL 60061	Electrical Equipment	1st Lien	10.82%	S+576, 0.75% Floor	11/1/2028		34,627	34,620	34,271	0.0%	(4)(7)
Antylia Scientific	625 East Bunker Court Vernon Hills, IL 60061	Electrical Equipment	1st Lien	10.82%	S+576, 0.75% Floor	10/30/2026			—	(33)	0.0%	(4)(7)
AOC	955 Highway 57 Collierville, TN 38017	Chemicals	1st Lien	8.46%	S+361, 0.50% Floor	10/15/2028		37,581	37,337	37,558	0.0%
ArcLight	200 Clarendon St Boston, MA 02116	Oil, Gas & Consumable Fuels	1st Lien	7.87%	S+275, 0.50% Floor	5/17/2029		5,000	5,025	5,017	0.0%
Arcosa	200 Clarendon St Boston, MA 02116	Construction & Engineering	1st Lien	7.09%	S+225, 0.00% Floor	8/12/2031		7,500	7,500	7,500	0.0%	(2)
Ardagh	56, rue Charles Martel L-2134 Luxembourg	Household Products	1st Lien	8.88%	8.88%	7/2/2029	€	99,000	105,074	109,100	0.0%	(2)(7)(8) (11)
Ardagh Metal Packaging Finance plc	56, rue Charles Martel L-2134 Luxembourg	Containers & Packaging	1st Lien	7.94%	E+450, 1.00% Floor	9/24/2029	€	59,921	66,473	66,200	0.0%	(2)(7)(8) (11)(12)
Arrowhead Engineered Products	3705 95th Avenue N.E. Blaine, MN 55014	Capital Markets	1st Lien	7.71%	S+584 (includes 2.75% PIK)	8/31/2028		10,064	10,064	9,460	0.0%	(7)
ASC Engineered Solutions	2001 Spring Road Suite 300, Oak Brook, IL 60523	Financial Services	Common Equity/Partnership Interests	N/A	N/A	N/A		100 shares	101	101	0.0%	(7)
ASC Engineered Solutions	2001 Spring Road Suite 300, Oak Brook, IL 60523	Trading Companies & Distributors	1st Lien	9.85%	S+500, 0.75% Floor	7/10/2031		196,000	194,085	194,040	0.0%	(7)
Ascensus	200 Dryden Rd Suite 3500, Dresher, PA 19025	Financial Services	1st Lien	8.46%	S+361, 0.50% Floor	8/2/2028		41,670	41,404	41,723	0.0%	(12)
ASDA	Asda House South Bank Great Wilson Street Leeds, LS11 5AD United Kingdom	Consumer Staples Distribution & Retail	1st Lien	7.80%	E+400, 0.00% Floor	5/14/2031	€	5,000	5,256	5,467	0.0%	(2)(8)(11)
ASDA	Asda House South Bank Great Wilson Street Leeds, LS11 5AD United Kingdom	Consumer Staples Distribution & Retail	1st Lien	11.23%	SONIA+603, 0.00% Floor	10/22/2029	£	97,403	114,568	130,223	0.0%	(2)(7) (8)(11)
AssetMark	1655 Grant Street, 10th Floor, Concord, CA 94520	Financial Services	1st Lien	7.60%	S+300, 0.00% Floor	9/5/2031		8,000	7,980	7,916	0.0%	(2)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Associa	5401 N. Central Expressway, Suite 300 Dallas, TX 75205	Media	1st Lien	12.00%	S+675, 1.00% Floor	7/2/2028		17,473	17,455	17,517	0.0%	(4)(7)
AssuredPartners	450 S Orange Avenue, 4th Floor. Orlando, FL 32801	Insurance	1st Lien	8.35%	S+350, 0.50% Floor	2/14/2031		34,662	34,618	34,669	0.0%
Astek	77-81ter, rue Marcel Dassault 92100 Boulogne-Billancourt, France	IT Services	1st Lien	9.85%	E+650, 0.00% Floor	4/25/2031	€	63,756	66,540	69,782	0.0%	(2)(4)(7) (8)(11)(12)
Asurion	1101 Church St Nashville, TN 37203	Insurance	1st Lien	8.21%	S+335, 0.00% Floor	7/31/2027		17,119	17,031	16,908	0.0%
Asurion	1101 Church St Nashville, TN 37203	Insurance	1st Lien	8.21%	S+335, 0.00% Floor	12/23/2026		8,085	8,037	8,087	0.0%
Asurion	1101 Church St Nashville, TN 37203	Insurance	1st Lien	8.95%	S+410, 0.00% Floor	8/19/2028		9,949	9,863	9,802	0.0%
Athenahealth	311 Arsenal Street Watertown, MA 02472	Health Care Providers & Services	1st Lien	8.10%	S+325, 0.50% Floor	2/15/2029		48,564	47,886	48,342	0.0%
Authentic Brands	1411 Broadway New York, NY 10018	Textiles, Apparel & Luxury Goods	1st Lien	7.60%	S+275, 0.00% Floor	12/21/2028		24,473	24,301	24,525	0.0%	(4)
Avalara	255 South King Street, Suite 1800 Seattle, WA 98104	Software	1st Lien	10.85%	S+625, 0.75% Floor	10/19/2028		136,364	133,581	136,364	0.0%	(4)(7)
Avenu Insights	5860 Trinity Parkway, Suite 120, Centreville, VA 20120	Commercial Services & Supplies	1st Lien	10.58%	S+525, 1.00% Floor	10/2/2029		7,535	7,318	7,386	0.0%	(4)(7)(8)
Avetta	3300 Triumph Blvd. Suite. 800. Lehi, UT 84043	Software	1st Lien	9.10%	S+450, 0.50% Floor	7/26/2030			(107)	(110)	0.0%	(4)(7)(8)
Avetta	3300 Triumph Blvd. Suite. 800. Lehi, UT 84043	Software	1st Lien	9.10%	S+450, 0.50% Floor	7/28/2031		63,399	62,702	62,688	0.0%	(4)(7)(8)
AVI-SPL	6301 Benjamin Road Suite 101 Tampa, FL 33634	Software	1st Lien	10.37%	S+500, 0.00% Floor	6/6/2031		177,155	174,327	173,985	0.0%	(4)(7)(8)
Azurity Pharmaceuticals	8 Cabot Road, Suite 2000 Woburn, MA 01801	Biotechnology	1st Lien	11.49%	S+673, 0.75% Floor	9/20/2027		53,107	52,080	52,576	0.0%	(12)
Bally’s	100 Westminster St, Providence, RI 02903	Hotels, Restaurants & Leisure	1st Lien	8.79%	S+325, 0.50% Floor	10/2/2028		497	480	475	0.0%	(2)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Bausch Health	400 Somerset Corporate Boulevard Bridgewater, NJ 08807	Pharmaceuticals	1st Lien	5.50%	5.50%	11/1/2025		1,000	931	980	0.0%	(2)
Bausch Health	400 Somerset Corporate Boulevard Bridgewater, NJ 08807	Pharmaceuticals	1st Lien	10.20%	S+535, 0.50% Floor	2/1/2027		140,354	130,787	135,038	0.0%	(2)
BDO USA	330 North Wabash Avenue Suite 3200 Chicago, IL 60611	Commercial Services & Supplies	1st Lien	9.85%	S+500, 2.00% Floor	8/31/2028		194,768	191,553	194,768	0.0%	(7)(8)
Beeline	12735 Gran Bay Parkway West, Suite 130 Jacksonville, FL 32258	Commercial Services & Supplies	1st Lien	10.31%	S+525, 0.75% Floor	5/2/2028		1,198	1,167	1,198	0.0%	(4)(7)
Beeline	12735 Gran Bay Parkway West, Suite 130 Jacksonville, FL 32258	Commercial Services & Supplies	1st Lien	10.31%	S+525, 0.75% Floor	5/2/2029		64,283	63,843	64,276	0.0%	(7)
Berlin Packaging	525 West Monroe Street Chicago, IL 60661	Containers & Packaging	1st Lien	8.89%	S+375, 0.00% Floor	6/7/2031		16,958	16,960	16,964	0.0%
Best Trash	19430 FM 1093 Rd Richmond, TX 77407	Commercial Services & Supplies	1st Lien	9.60%	S+500, 1.00% Floor	7/10/2031		17,630	17,357	17,350	0.0%	(4)(7)(8)
Biamp	9300 SW Gemini Dr, Beaverton, OR 97008	Technology Hardware, Storage & Peripherals	1st Lien	10.25%	S+500, 1.00% Floor	4/30/2030		43,780	42,838	42,500	0.0%	(4)(7)(8)
BMC Software	2103 CityWest Blvd. Houston, TX 77042	Software	1st Lien	9.01%	S+375, 0.00% Floor	7/30/2031		26,327	26,279	26,306	0.0%
Boasso	616 Channelside Drive, Suite 206 Tampa, FL 33602	Ground Transportation	1st Lien	10.07%	S+475, 0.75% Floor	6/30/2028		40,029	39,278	39,918	0.0%	(4)(7)(8)
Boasso	616 Channelside Drive, Suite 206 Tampa, FL 33602	Ground Transportation	1st Lien	8.52%	S+475, 0.75% Floor	7/1/2026		1,044	1,042	1,034	0.0%	(4)(7)(8)
BOX Partners	2650 Galvin Drive Elgin, IL 60124	Containers & Packaging	1st Lien	10.69%	S+576, 0.75% Floor	12/11/2028		7,313	7,313	7,294	0.0%	(7)
Brookfield Infrastructure Partners	Brookfield Place, Suite 100, 181 Bay Street, Toronto, ON M5J 2T3	Oil, Gas & Consumable Fuels	1st Lien	7.82%	S+250, 0.00% Floor	12/6/2030		9,975	10,009	9,989	0.0%
Burlington Stores, Inc.	2006 Route 130 North Burlington, NJ 08016	Specialty Retail	1st Lien	6.60%	S+175, 0.00% Floor	9/24/2031		5,000	4,975	4,969	0.0%	(2)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Cablevision Systems	One Court Square West Long Island City, NY 11101	Media	1st Lien	9.60%	S+450, 0.00% Floor	1/18/2028		116,651	112,750	113,610	0.0%	(2)
Cablevision Systems	One Court Square West Long Island City, NY 11101	Media	1st Lien	7.59%	S+225, 0.00% Floor	7/13/2027		100	80	90	0.0%	(2)(12)
Caesars Entertainment	One Caesars Palace Drive Las Vegas, NV 89109	Hotels, Restaurants & Leisure	1st Lien	7.60%	S+275, 0.50% Floor	2/6/2031		7,481	7,464	7,492	0.0%	(2)
Caliber	2941 Lake Vista Drive, Lewisville, TX 75067	Automobile Components	1st Lien	8.01%	S+325, 0.00% Floor	1/30/2031		19,950	19,903	19,950	0.0%
Calpine Corporation	717 Texas Avenue, Suite 1000, Houston, TX 77002	Independent Power & Renewable Electricity Producers	1st Lien	6.85%	S+200, 0.00% Floor	1/31/2031		4,987	4,992	4,977	0.0%
Camin Cargo	1001 Shaw Avenue, #300, Pasadena, TX 77506	Energy Equipment & Services	1st Lien	11.01%	S+600, 1.00% Floor	12/7/2029		33,667	32,895	32,983	0.0%	(4)(7)(8)
Carlisle Fluid Technologies	16430 N. Scottsdale Rd, Suite 450 Scottsdale, AZ, 85254	Machinery	1st Lien	11.35%	S+650, 1.00% Floor	10/2/2029		14,850	14,524	14,586	0.0%	(7)(8)
Catalent	14 Schoolhouse Road, Somerset NJ 08873	Health Care Equipment & Supplies	1st Lien	7.92%	S+300, 0.50% Floor	2/22/2028		8,955	8,899	8,972	0.0%	(2)
Certinia	60 South Market St, Suite 750 San Jose, CA 95113	Software	1st Lien	12.34%	S+725, 1.00% Floor	8/3/2029		30,294	29,415	29,607	0.0%	(4)(7)(8)
Ceva	8735 Rosehill Road, Suite 300 Lenexa, KS 6621	Pharmaceuticals	1st Lien	8.35%	S+325, 0.00% Floor	11/8/2030		4,966	4,921	4,980	0.0%	(2)
Chamberlain Group	300 Windsor DrOak Brook, IL 60523	Building Products	1st Lien	8.35%	S+350, 0.50% Floor	11/3/2028		16,833	16,788	16,813	0.0%
Charter Next Generation	1264 East High Street Milton, WI 53563	Machinery	1st Lien	8.10%	S+325, 0.75% Floor	12/1/2027		13,699	13,733	13,717	0.0%
Chernin Entertainment	12180 Millennium Drive Suite #500 Playa Vista, CA 90094	Entertainment	1st Lien	10.20%	S+560, 0.50% Floor	7/1/2027		88,744	87,080	88,744	0.0%	(7)(8)
CINC Systems	3055 Breckinridge Blvd Suite 310, Duluth, GA 30096	Health Care Equipment & Supplies	1st Lien	0.50%	S+575, 0.75% Floor	1/19/2030			(19)	(19)	0.0%	(4)(7)(8)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
CINC Systems	3055 Breckinridge Blvd Suite 310, Duluth, GA 30096	Health Care Equipment & Supplies	1st Lien	10.35%	S+575, 0.75% Floor	1/18/2030		3,929	3,857	3,859	0.0%	(7)(8)
Circor	30 Corporate Drive Suite 200 Burlington, MA 01803	Machinery	1st Lien	0.50%	S+600, 1.00% Floor	10/18/2029			(219)	—	0.0%	(4)(7)(8)
Circor	30 Corporate Drive Suite 200 Burlington, MA 01803	Machinery	1st Lien	11.25%	S+600, 1.00% Floor	10/18/2030		68,496	66,947	69,181	0.0%	(7)(8)
Citrix	851 Cypress Creek Road Fort Lauderdale, FL 33309	Software	1st Lien	9.10%	S+461, 0.50% Floor	3/21/2031		10,000	9,929	10,039	0.0%
Citrix	851 Cypress Creek Road Fort Lauderdale, FL 33309	Software	1st Lien	8.60%	S+400, 0.50% Floor	3/30/2029		44,767	42,102	44,636	0.0%
Clarience Technologies	20600 Civic Center Dr, Southfield, MI 48076	Automobile Components	1st Lien	10.85%	S+575, 0.75% Floor	2/13/2030		160	(163)	(86)	0.0%	(4)(7)
Clarience Technologies	20600 Civic Center Dr, Southfield, MI 48076	Automobile Components	1st Lien	10.86%	S+575, 0.75% Floor	2/13/2031		147,260	143,826	144,729	0.0%	(4)(7)
Clario	1818 Market St Suite 2600 Philadelphia, PA 19103	Health Care Technology	1st Lien	8.85%	S+400, 1.00% Floor	2/4/2027		19,820	19,395	19,927	0.0%
Clear Channel International	6 Konepajankuja. Helsinki, Finland	Media	1st Lien	7.50%	S+225, 5.25% Floor	8/5/2027		30,000	29,717	29,925	0.0%	(2)(7)
CNSI	2277 Research Blvd Rockville, MD 20850	Health Care Providers & Services	1st Lien	10.14%	S+550, 0.50% Floor	12/17/2029		38,068	36,946	37,576	0.0%	(4)(7)(8)
CNSI	2277 Research Blvd Rockville, MD 20850	Health Care Providers & Services	1st Lien	10.35%	S+575, 0.50% Floor	12/17/2028		2,942	2,890	2,927	0.0%	(7)(8)
Concentra Health Services	5080 Spectrum Drive, Suite 1200W Addison, TX 75001	Health Care Providers & Services	1st Lien	7.10%	S+225, 0.00% Floor	7/26/2031		7,500	7,491	7,495	0.0%
Congruex	590 Madison Avenue New York, NY 10065	Electric Utilities	1st Lien	11.15%	S+590, 0.75% Floor	5/3/2029		29,325	28,785	27,272	0.0%	(7)(8)
Consilio	1828 L Street, NW, Suite 1070, Washington, DC 20036	Software	1st Lien	9.46%	S+461, 0.50% Floor	5/12/2028		19,984	19,653	20,031	0.0%

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Consilio	1828 L Street, NW, Suite 1070, Washington, DC 20036	Software	1st Lien	8.96%	S+411, 0.50% Floor	5/12/2028		3,375	3,371	3,374	0.0%
CoreTrust	1100 Dr. Martin L. King Jr. Boulevard Suite 1150, 1100 Charlotte Avenue #1150 Nashville, TN 37203	Health Care Providers & Services	1st Lien	10.10%	S+525, 0.75% Floor	10/1/2029		37,705	36,713	37,202	0.0%	(4)(7)
Corpuls	Hauswiesenstraße 26 86916 Kaufering / Germany	Health Care Equipment & Supplies	1st Lien	10.10%	E+675, 0.50% Floor	6/28/2030	€	20,000	21,448	22,207	0.0%	(2)(7)(8) (11)
CorroHealth	6509 Windcrest Dr. Suite 165, Plano, TX 75024	Health Care Providers & Services	1st Lien	10.01%	S+500, 0.75% Floor	8/7/2031		36,069	35,369	35,393	0.0%	(4)(7)
Coupa Software	1855 S. Grant Street San Mateo, CA 94402	Software	1st Lien	10.75%	S+550, 0.75% Floor	2/27/2030		55,146	53,943	55,284	0.0%	(4)(7)(8)
Coupa Software	1855 S. Grant Street San Mateo, CA 94402	Software	1st Lien	0.50%	S+550, 0.75% Floor	2/27/2029			(70)	(9)	0.0%	(4)(7)(8)
Crash Champions	601 Oakmont Lane, Westmont, IL 60559	Automobile Components	1st Lien	9.85%	S+475, 0.00% Floor	2/23/2029		13,965	13,838	13,482	0.0%
Curia	26 Corporate Cir, Albany, NY 12203	Life Sciences Tools & Services	1st Lien	9.10%	S+385, 0.75% Floor	8/30/2026		57,250	54,598	54,660	0.0%
Darktrace	Maurice Wilkes Building Cowley Road Cambridge, CB4 0DS	Software	1st Lien	8.59%	S+325, 0.00% Floor	7/2/2031		5,000	4,975	4,929	0.0%	(2)
Delivery Hero	Oranienberger Straße 70 10117 Berlin Germany	Hotels, Restaurants & Leisure	Unsecured Debt	3.37%	3.37%	2/21/2030	€	100	95	116	0.0%	(2)(8)(11)
Delivery Hero	Oranienberger Straße 70 10117 Berlin Germany	Hotels, Restaurants & Leisure	1st Lien	8.46%	K+500, 0.50% Floor	12/12/2029	~~W~~	194,831,194	138,556	148,988	0.0%	(2)(7)(8) (11)
Dental Care Alliance	6240 Lake Osprey Drive Sarasota, FL 34240	Health Care Providers & Services	1st Lien	11.01%	S+641, 0.75% Floor	4/3/2028		2,431	2,431	2,419	0.0%	(7)
DigiCert	2801 North Thanksgiving Way, Suite 500 Lehi, UT 84043	Software	1st Lien	8.85%	S+400, 0.00% Floor	10/16/2026		48,636	48,321	47,314	0.0%
Dish Network	100 Inverness Terrace East Englewood, CO 80112	Media	Unsecured Debt		0.00%	12/15/2025		100	80	87	0.0%

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Dish Network	100 Inverness Terrace East Englewood, CO 80112	Media	Unsecured Debt	3.38%	3.38%	8/15/2026		100	67	81	0.0%
Dragon Buyer Inc	864 Spring Street NW. Atlanta , GA 30308	Capital Markets	1st Lien	7.85%	S+325, 0.00% Floor	9/30/2031		13,000	12,935	12,955	0.0%
DTI	Two Ravinia Drive, Suite 850, Atlanta, GA 30346	Technology Hardware, Storage & Peripherals	1st Lien	9.60%	S+475, 0.75% Floor	4/26/2029		11,969	11,940	12,031	0.0%
Duck Creek Technologies	22 Boston Wharf Road Boston, MA 02210	Software	1st Lien	12.56%	S+750, 1.00% Floor	3/30/2029		21,392	20,918	21,553	0.0%	(4)(7)(8)
Duravant	3500 Lacey Rd Suite 290, Downers Grove, IL 60515	Machinery	1st Lien	8.62%	S+401, 0.75% Floor	5/19/2028		19,814	19,726	19,903	0.0%
EAB	2445 M St. NW Washington, D.C. 20037	Professional Services	1st Lien	8.10%	S+325, 0.50% Floor	8/16/2028		56,285	56,170	56,152	0.0%
Eating Recovery Center	7351 East Lowry Boulevard, Suite 200 Denver, CO 80230	Health Care Providers & Services	1st Lien	8.58%	S+635 (includes 3.25% PIK)	11/10/2027		2,412	2,412	1,294	0.0%	(4)(7)(10)
Eating Recovery Center	7351 East Lowry Boulevard, Suite 200 Denver, CO 80230	Health Care Providers & Services	1st Lien		11.12% PIK	11/10/2027		19	19	12	0.0%	(7)(10)
Eating Recovery Center	7351 East Lowry Boulevard, Suite 200 Denver, CO 80230	Health Care Providers & Services	1st Lien	3.26%	S+302 (includes 3.25% PIK)	11/9/2028		35,308	35,308	20,831	0.0%	(7)(10)
Eating Recovery Center	7351 East Lowry Boulevard, Suite 200 Denver, CO 80230	Health Care Providers & Services	1st Lien	3.26%	11.12% PIK	11/10/2028		882	882	521	0.0%	(7)(10)
Edelman Financial Services	1050 Enterprise Way, Suite 300 Sunnyvale, CA 94089	Capital Markets	1st Lien	8.10%	S+325, 0.00% Floor	4/7/2028		34,570	34,582	34,546	0.0%
EG Group	Euro House, Haslingden Rd, Waterside, Blackburn BB1 2FA, United Kingdom	Specialty Retail	1st Lien	12.38%	12.85% (includes 6.43% PIK)	11/30/2028		118,022	114,081	121,563	0.0%	(2)(7)
EG Group	Euro House, Haslingden Rd, Waterside, Blackburn BB1 2FA, United Kingdom	Specialty Retail	1st Lien	10.58%	S+576, 0.00% Floor	2/7/2028		5,829	5,756	5,834	0.0%	(2)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Eiffel	Schiphol Boulevard 397, 1118 BJ, Schiphol, Netherlands	Commercial Services & Supplies	1st Lien	10.35%	E+700, 0.00% Floor	12/18/2029	€	17,778	18,732	19,196	0.0%	(2)(7)(8) (11)
Elida Beauty	35-37 Parkgate Road London, SW11 4NP, United Kingdom	Consumer Staples Distribution & Retail	1st Lien	10.32%	S+500, 1.00% Floor	5/31/2030		13,262	12,940	12,926	0.0%	(4)(7)(8)
Ensemble Health	11511 Reed Hartman Highway Blue Ash, OH 45241	Commercial Services & Supplies	1st Lien	8.25%	S+300, 0.00% Floor	8/1/2029		29,564	29,441	29,642	0.0%
Ergotron	1181 Trapp Road Saint Paul, MN 55121	Household Durables	Common Equity/Partnership Interests	N/A	N/A	N/A		500 shares	50	56	0.0%	(7)
Ergotron	1181 Trapp Road Saint Paul, MN 55121	Household Durables	1st Lien	10.70%	S+586, 0.75% Floor	7/6/2028		9,751	9,616	9,702	0.0%	(7)
Escalent	17430 College Parkway Livonia, MI 48152	Media	1st Lien	12.70%	S+810, 1.00% Floor	4/7/2029		9,381	9,139	9,381	0.0%	(4)(7)(8)
Esdec	Esdec Solar Group Londenstraat 16 7418 EE Deventer, Netherlands	Independent Power & Renewable Electricity Producers	1st Lien	6.00%	E+600, 0.50% Floor	8/30/2028	€		(160)	(904)	0.0%	(2)(4)(7) (8)(11)
Esdec	Esdec Solar Group Londenstraat 16 7418 EE Deventer, Netherlands	Independent Power & Renewable Electricity Producers	1st Lien	9.90%	E+625, 0.50% Floor	8/30/2028	€	48,263	53,299	51,037	0.0%	(2)(7)(8) (11)
Evelyn	45 Gresham Street, London, EC2V 7BG United Kingdom	Financial Services	1st Lien	10.52%	SONIA+550, 0.00% Floor	6/24/2031	£	79,678	100,065	105,390	0.0%	(2)(4)(7) (8)(11)(12)
Everbridge	25 Corporate Drive, Suite 400 Burlington, MA, 01803	Software	1st Lien	10.33%	S+500, 0.75% Floor	7/2/2031		67,507	67,140	67,091	0.0%	(4)(7)(8)
Eversana	190 N Milwaukee St, Milwaukee, WI 53202	Pharmaceuticals	1st Lien	9.46%	S+461, 0.50% Floor	12/16/2028		23,047	22,825	23,038	0.0%
ExactCare	8333 Rockside Road, Valley View, OH 44125	Pharmaceuticals	1st Lien	0.50%	S+650, 1.00% Floor	11/5/2029			(104)	(22)	0.0%	(4)(7)(8)
ExactCare	8333 Rockside Road, Valley View, OH 44125	Pharmaceuticals	1st Lien	10.73%	S+550, 1.00% Floor	11/5/2029		40,371	39,386	40,170	0.0%	(7)(8)
ExamWorks	3280 Peachtree Road NE, Suite 2625, Atlanta, GA 30305	Health Care Providers & Services	1st Lien	7.96%	S+300, 0.50% Floor	11/1/2028		4,974	4,977	4,987	0.0%

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Excelligence	4859 W Slauson Ave, Los Angeles, CA 90056	Diversified Consumer Services	1st Lien	10.35%	S+575, 1.00% Floor	1/18/2030		85,011	83,218	84,025	0.0%	(4)(7)(8)
Exemplar Healthcare	1107 W Market Center Dr High Point, NC 27260	Health Care Providers & Services	1st Lien	10.70%	SONIA+575, 0.00% Floor	9/30/2031	£	48,000	62,235	62,248	0.0%	(2)(4)(7) (11)(12)
First Student	191 Rosa Parks Street, 8th Floor, Cincinnati, OH 45202	Ground Transportation	1st Lien	7.87%	S+326, 0.50% Floor	7/21/2028		4,408	4,414	4,418	0.0%
Flexera	300 Park Boulevard, Suite 500 Itasca, IL 60143	Software	1st Lien	8.46%	S+350, 0.75% Floor	3/3/2028		25,452	25,441	25,495	0.0%
Focus Financial	875 3rd Avenue 28th Floor, New York, NY 10022	Capital Markets	1st Lien	8.10%	S+325, 0.00% Floor	9/10/2031		29,799	29,717	29,738	0.0%	(4)
Formula One	2, St James’s Market, London SW1Y 4AH, United Kingdom	Hotels, Restaurants & Leisure	1st Lien	6.60%	S+200, 0.50% Floor	9/10/2031		5,000	5,000	5,009	0.0%	(2)
Forterro	3 Cavendish Square London, W1G 0LB United Kingdom	Technology Hardware, Storage & Peripherals	1st Lien	8.73%	SONIA+475, 0.00% Floor	7/9/2029	€	4,873	4,987	5,312	0.0%	(2)(4)(7) (8)(11)
Forterro	3 Cavendish Square London, W1G 0LB United Kingdom	Technology Hardware, Storage & Peripherals	1st Lien	6.04%	SARON+475 (includes 5.00% PIK)	7/9/2029		3,296	3,324	3,884	0.0%	(2)(7)(8) (11)
Forterro	3 Cavendish Square London, W1G 0LB United Kingdom	Technology Hardware, Storage & Peripherals	1st Lien	8.49%	E+475 (includes 5.00% PIK)	7/9/2029	€	9,802	9,783	10,883	0.0%	(2)(7)(8) (11)
Forterro	3 Cavendish Square London, W1G 0LB United Kingdom	Technology Hardware, Storage & Peripherals	1st Lien	8.46%	STIBOR+475 (includes 5.00% PIK)	7/9/2029	kr	34,792	3,243	3,417	0.0%	(2)(7)(8) (11)
Fortis Fire	1515 Woodfield Road, Suite 630 Schaumburg, IL 60173	Commercial Services & Supplies	Common Equity/Partnership Interests	N/A	N/A	N/A		9 shares	90	105	0.1%	(7)(8)
Fortis Fire	1515 Woodfield Road, Suite 630 Schaumburg, Illinois 60173	Commercial Services & Supplies	1st Lien	11.29%	S+600, 1.00% Floor	7/21/2029		761	761	759	0.0%	(4)(7)(8)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Foundation Building Materials	20 Rewe St, Brooklyn, NY 11211	Trading Companies & Distributors	1st Lien	9.25%	S+400, 0.00% Floor	1/29/2031		32,356	32,127	31,579	0.0%
Foundation Building Materials	20 Rewe St, Brooklyn, NY 11211	Trading Companies & Distributors	1st Lien	8.76%	S+325, 0.50% Floor	1/31/2028		3,990	3,880	3,893	0.0%
G&A	17220 Katy Freeway, Suite 350 Houston, TX 77094	Banks	1st Lien	10.52%	S+550, 0.75% Floor	3/1/2031		16,789	16,430	16,383	0.0%	(4)(7)(8)
G&A	17220 Katy Freeway, Suite 350 Houston, TX 77094	Banks	1st Lien	0.50%	S+550, 0.75% Floor	3/1/2030			(32)	(31)	0.0%	(4)(7)(8)
G2CI	10900-A Stonelake Blvd. Quarry Oaks 1, Ste. 350 Austin, TX 78759	Software	1st Lien	0.38%	S+475, 0.75% Floor	10/1/2029			(211)	(101)	0.0%	(4)(7)(8)
G2CI	10900-A Stonelake Blvd. Quarry Oaks 1, Ste. 350 Austin, TX 78759	Software	1st Lien	9.35%	S+475, 0.75% Floor	9/30/2030		123,106	120,750	121,875	0.0%	(7)(8)
Gainwell	1775 Tysons Blvd McLean, VA 22102	Health Care Providers & Services	1st Lien	8.70%	S+410, 0.75% Floor	10/1/2027		57,359	55,690	54,742	0.0%
Galway	1775 Tysons Blvd McLean, VA 22102	Insurance	1st Lien	9.14%	S+450, 0.75% Floor	9/29/2028		35,468	35,093	35,073	0.0%	(4)(7)(8)
Gannett	7950 Jones Branch Drive McLean, VA 2210	Media	1st Lien	6.00%	6.00%	11/1/2026		8,499	7,833	8,551	0.0%	(2)
Gannett	7950 Jones Branch Drive McLean, VA 2210	Media	1st Lien	9.96%	S+511, 0.50% Floor	10/15/2026		44,195	44,085	44,214	0.0%	(2)
Gannett Co., Inc.	7950 Jones Branch Drive McLean, VA 2210	Media	1st Lien	6.00%	6.00%	12/1/2027		1,000	1,059	1,182	0.0%	(2)(7)(8)
Gannett Co., Inc.	7950 Jones Branch Drive McLean, VA 2210	Media	Common Equity/Partnership Interests	N/A	N/A	N/A		53,000 shares	248	298	0.0%	(7)(8)
GardaWorld	2300 rue Emile-Bélanger, Saint-Laurent, Quebec H4R 3J4, Canada	Commercial Services & Supplies	1st Lien	8.60%	S+350, 0.00% Floor	2/1/2029		18,769	18,727	18,790	0.0%	(2)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
GAT	244 City Circle Suite 2200. Peachtree City, GA 30269	Transportation Infrastructure	1st Lien	10.60%	S+550, 1.00% Floor	5/9/2029		15,835	15,567	15,635	0.0%	(4)(7)(8)
Gateway Services	230 Hanlon Creek Boulevard #109, Guelph ON N1C 0A1, Canada	Health Care Providers & Services	1st Lien	10.25%	S+565, 0.75% Floor	9/22/2026		91,709	91,197	91,708	0.0%	(7)
Gateway Services	230 Hanlon Creek Boulevard #109, Guelph ON N1C 0A1, Canada	Health Care Providers & Services	1st Lien	6.65%	S+665, 0.75% Floor	9/22/2026		0	(12)	—	0.0%	(4)(7)
Genesee & Wyoming	20 West Ave. Darien, CT 06820	Ground Transportation	1st Lien	6.60%	S+200, 0.00% Floor	4/10/2031		5,000	5,000	4,993	0.0%
Genesys Cloud	2001 Junipero Serra Boulevard Daly City, CA 94014	IT Services	1st Lien	8.35%	S+361, 0.75% Floor	12/1/2027		11,098	11,114	11,133	0.0%
Genesys Cloud	2001 Junipero Serra Boulevard Daly City, CA 94014	IT Services	1st Lien	8.71%	S+386, 0.75% Floor	12/1/2027		7,711	7,695	7,727	0.0%
GIP Pilot	1345 Avenue of the Americas New York, NY 10105	Oil, Gas & Consumable Fuels	1st Lien	7.09%	S+250, 0.00% Floor	10/4/2030		1,983	1,996	1,990	0.0%
Golden Hippo	23251 Mulholland Dr Woodland Hills, CA, 91364	Specialty Retail	1st Lien	9.93%	S+500, 2.00% Floor	6/13/2028		76,971	75,980	76,972	0.0%	(4)(7)(8)
Grant Thornton	757 3rd Ave 9th floor, New York, NY 10017	Professional Services	1st Lien	8.10%	S+325, 0.00% Floor	6/2/2031		2,500	2,500	2,506	0.0%
GrayMatter	100 Global View Drive Warrendale, PA 15086	Software	1st Lien	9.85%	S+525, 1.00% Floor	5/1/2030		4,628	4,502	4,515	0.0%	(4)(7)(8)
GrayMatter	100 Global View Drive Warrendale, PA 15086	Software	Common Equity/Partnership Interests	N/A	N/A	N/A		773 shares	77	73	0.7%	(7)(8)
Greencross	36 Balaclava Street Woolloongabba, QLD 4102 Australia	Diversified Consumer Services	1st Lien	10.23%	S+575, 0.75% Floor	3/23/2028	A$	171,072	115,854	118,271	0.0%	(2)(7)(8) (11)
GridTek	1684 W Hibiscus Blvd. Melbourne, FL 32901	Electric Utilities	1st Lien	10.12%	S+500, 0.50% Floor	6/7/2030			(223)	(235)	0.0%	(4)(7)(8)
GridTek	1684 W Hibiscus Blvd. Melbourne, FL 32901	Electric Utilities	1st Lien	10.12%	S+500, 0.50% Floor	6/7/2031		135,396	133,852	133,551	0.0%	(4)(7)(8)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Gruppo Florence	Via Manzoni, 3, 20121 Milan – Italy	Textiles, Apparel & Luxury Goods	1st Lien	10.43%	E+690, 0.00% Floor	10/17/2030	€	74,500	76,960	82,515	0.0%	(2)(7)(8) (11)
GTreasury	2100 East Lake Cook Road, Suite 1100 Buffalo Grove, IL 60089	Software	1st Lien	10.10%	S+550, 1.00% Floor	6/29/2029		13,071	12,857	12,920	0.0%	(4)(7)(8)
GTreasury	2100 East Lake Cook Road, Suite 1100 Buffalo Grove, IL 60089	Software	1st Lien	1.00%	S+525, 1.00% Floor	12/31/2025			(28)	(48)	0.0%	(4)(7)(8)
Heat Makes Sense	300 Meserole Street #3 Brooklyn, NY 11206	Personal Care Products	1st Lien	5.65%	S+565, 0.75% Floor	7/1/2028			(21)	(8)	0.0%	(4)(7)(8)
Heat Makes Sense	300 Meserole Street #3 Brooklyn, NY 11206	Personal Care Products	1st Lien	9.65%	S+540, 0.75% Floor	7/1/2029		7,891	7,770	7,851	0.0%	(7)(8)
Heat Makes Sense	300 Meserole Street #3 Brooklyn, NY 11206	Personal Care Products	1st Lien	11.23%	S+575, 0.75% Floor	7/1/2029		34,738	34,121	34,911	0.0%	(7)(8)
Heat Makes Sense	300 Meserole Street #3 Brooklyn, NY 11206	Personal Care Products	Common Equity/Partnership Interests	N/A	N/A	N/A		50 shares	33	—	0.0%	(7)(8)
Heritage Environmental Services	6510 Telecom Drive, Indianapolis IN 46231	Commercial Services & Supplies	1st Lien	0.38%	S+550, 4.50% Floor	1/31/2030			(162)	—	0.0%	(4)(7)(8)
Heritage Environmental Services	6510 Telecom Drive, Indianapolis IN 46231	Commercial Services & Supplies	1st Lien	10.50%	S+525, 0.75% Floor	1/31/2031		88,204	86,970	88,865	0.0%	(7)(8)
Heritage Environmental Services	6510 Telecom Drive, Indianapolis IN 46231	Commercial Services & Supplies	1st Lien	10.25%	S+500, 0.75% Floor	1/31/2031		11,762	11,672	11,672	0.0%	(4)(7)(8)
Heritage Environmental Services	6510 Telecom Drive, Indianapolis IN 46231	Commercial Services & Supplies	1st Lien	10.25%	S+500, 0.75% Floor	1/31/2030			(5)	—	0.0%	(4)(7)(8)
Heubach	6 Rue Eugène Ruppert, L-2453 Luxembourg	Chemicals	1st Lien	11.95%	S+715, 0.50% Floor	1/3/2029		9,588	9,550	—	0.0%	(2)(7)(10)
Heubach	6 Rue Eugène Ruppert, L-2453 Luxembourg	Chemicals	1st Lien	10.26%	S+1026, 1.00% Floor	4/30/2024		1,657	1,526	389	0.0%	(2)(7)(10)
HHAeXchange	130 West 42nd street, 2nd Floor, New York, NY 10036	Software	1st Lien	10.10%	S+525, 0.00% Floor	6/14/2031		75,000	74,251	74,250	0.0%	(7)
Higginbotham	500 W 13th Street, Fort Worth, TX 76102	Insurance	1st Lien	9.60%	S+475, 1.00% Floor	11/24/2028		4,002	3,871	4,002	0.0%	(4)(7)
Higginbotham	500 W 13th Street, Fort Worth, TX 76102	Insurance	1st Lien	9.35%	S+450, 1.00% Floor	11/24/2028		123,268	123,063	123,268	0.0%	(7)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
HKA	3200 Daresbury Park Daresbury, Warrington, England, WA4 4BU United Kingdom	Commercial Services & Supplies	1st Lien	11.61%	S+650, 0.50% Floor	8/9/2029		568	537	528	0.0%	(2)(4)(7) (8)
HKA	3200 Daresbury Park Daresbury, Warrington, England, WA4 4BU United Kingdom	Commercial Services & Supplies	1st Lien	10.86%	S+575, 0.50% Floor	8/9/2029		18,465	18,144	18,096	0.0%	(2)(7)(8)
Hobbs & Associates	156 Wooster Street, New York, NY 10012	Construction Materials	1st Lien	8.10%	S+325, 0.00% Floor	7/23/2031		13,636	13,600	13,637	0.0%	(4)
Houghton Mifflin	125 High Street Boston, MA 02110	Diversified Consumer Services	1st Lien	10.20%	S+535, 0.50% Floor	4/9/2029		27,195	25,943	26,522	0.0%
HOV	90 Matawan Road; Fifth Floor; Matawan, NJ 07747	Household Durables	1st Lien	11.75%	11.75%	9/30/2029		1,950	1,903	2,169	0.0%	(2)(8)
HOV	90 Matawan Road; Fifth Floor; Matawan, NJ 07747	Household Durables	1st Lien	8.00%	8.00%	9/30/2028		2,000	1,983	2,045	0.0%	(2)(8)
HOV	90 Matawan Road; Fifth Floor; Matawan, NJ 07747	Household Durables	1st Lien	1.00%	S+450, 3.00% Floor	6/30/2026			(2,721)	(3,150)	0.0%	(2)(4)(7) (8)
Howden Group	Old Govan Road Renfrew, PA4 8XJ United Kingdom	Insurance	1st Lien	8.35%	S+350, 0.50% Floor	2/15/2031		39,303	39,119	39,376	0.0%	(2)
Howden Group	Old Govan Road Renfrew, PA4 8XJ United Kingdom	Insurance	1st Lien	9.50%	S+475, 0.50% Floor	2/15/2031		66,000	63,913	62,700	0.0%	(2)(4)(7) (12)
Hub International	150 N. Riverside Plaza 17th Floor Chicago, IL 60606	Insurance	1st Lien	8.26%	S+300, 0.00% Floor	6/20/2030		4,975	4,992	4,973	0.0%
Husky Technologies	500 Queen Street South, Bolton, Ontario, Canada L7E 5S5	Machinery	1st Lien	10.33%	S+500, 0.00% Floor	2/15/2029		40,335	39,834	40,190	0.0%	(2)
Iconix Brand Group	1450 Broadway, 3rd Floor New York, NY 10018	Textiles, Apparel & Luxury Goods	1st Lien	10.75%	S+615, 1.00% Floor	8/22/2029		114,702	113,224	113,555	0.0%	(7)(8)
Imprivata	20 CityPoint, 6th floor | 480 Totten Pond Rd. | Waltham, MA 02451	Health Care Technology	1st Lien	8.75%	S+350, 0.50% Floor	12/1/2027		7,939	7,965	7,981	0.0%

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Infoblox	2390 Mission College Boulevard, Suite 501 Santa Clara, CA 95054	Software	1st Lien	8.20%	S+350, 0.00% Floor	11/30/2029		19,451	19,413	19,445	0.0%
Instem	Diamond Way Stone Business Park Stone, Staffordshire ST15 0SD United Kingdom	Software	1st Lien	1.00%	SONIA+550, 1.00% Floor	12/7/2029	£		(42)	(144)	0.0%	(2)(4)(7) (8)(11)
Instem	Diamond Way Stone Business Park Stone, Staffordshire ST15 0SD United Kingdom	Software	1st Lien	10.12%	S+550, 1.00% Floor	12/7/2029	£	1,264	1,546	1,621	0.0%	(2)(4)(7) (8)(11)
Instem	Diamond Way Stone Business Park Stone, Staffordshire ST15 0SD United Kingdom	Software	1st Lien	10.78%	S+550, 1.00% Floor	12/8/2029		9,209	9,002	8,886	0.0%	(2)(7)(8)
International Wire Group	12 Masonic Avenue Camden, NY 13316	Electrical Equipment	1st Lien	9.70%	S+500, 1.00% Floor	6/28/2029		22,344	21,820	22,089	0.0%	(4)(7)(8)
Ironclad	1650 East Freeway Baytown, TX 77521	Commercial Services & Supplies	1st Lien	10.10%	S+676, 1.00% Floor	9/30/2027		3,238	3,156	3,139	0.0%	(4)(7)(8)
Jagex	220 Science Park, Cambridge, CB4 0WA, United Kingdom	Software	1st Lien	11.29%	S+600, 0.00% Floor	4/25/2031		68,523	66,875	67,153	0.0%	(2)(7)(8) (12)
Jagex	220 Science Park, Cambridge, CB4 0WA, United Kingdom	Software	1st Lien	11.20%	E+600, 0.00% Floor	4/25/2031	£	3,083	3,770	4,040	0.0%	(2)(7)(8) (11)(12)
Jagex	220 Science Park, Cambridge, CB4 0WA, United Kingdom	Software	1st Lien	11.29%	SONIA+600, 0.00% Floor	4/5/2031	£		(232)	(424)	0.0%	(2)(4)(7) (8)(11)(12)
JD Power / Autodata	320 E Big Beaver Rd #500 Troy MI 48083	Software	1st Lien	8.79%	S+350, 0.00% Floor	7/16/2031		5,000	4,988	5,004	0.0%
Jensen Hughes	2875 Loker Ave E, Carlsbad, CA 92010	Financial Services	1st Lien	9.74%	S+500, 0.75% Floor	9/1/2031		78,054	76,595	76,586	0.0%	(4)(7)
JOA	34 Quai Charles de Gaulle, 69006 Lyon, France	Hotels, Restaurants & Leisure	1st Lien	9.84%	E+611, 0.00% Floor	4/19/2031	€	137,000	143,182	151,358	0.0%	(2)(7)(8) (11)(12)
JPW	427 New Sanford Rd, La Vergne, TN 37086,	Machinery	1st Lien	11.00%	S+588, 2.00% Floor	11/22/2028		116,123	113,614	115,542	0.0%	(7)(8)
Kaman	1332 Blue Hills Ave Bloomfield, CT 06002	Aerospace & Defense	1st Lien	8.10%	S+350, 0.75% Floor	4/21/2031		10,000	9,976	10,050	0.0%

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
KDC	8115 Preston Road, Suite 700 Dallas, TX 75225	Personal Care Products	1st Lien	9.36%	S+450, 0.00% Floor	8/15/2028		32,795	32,347	32,863	0.0%	(2)
Kodiak	130 West 42nd street, 2nd Floor, New York, NY 10036	Building Products	1st Lien	8.60%	S+375, 0.00% Floor	3/12/2028		7,373	7,340	7,402	0.0%
Kroll	55 East 52nd Street 17 Fl. New York NY 10055	Professional Services	1st Lien	8.35%	S+375, 1.00% Floor	4/9/2027		31,650	31,500	31,051	0.0%
Legacy.com	230 West Monroe Street Suite 400 Chicago, IL 60606	Health Care Providers & Services	1st Lien	9.00%	S+475, 1.00% Floor	6/7/2030		11,735	11,491	11,436	0.0%	(4)(7)
Legends	61 Broadway Street, Suite 2400, New York, NY 10006	Entertainment	1st Lien	10.13%	S+500, 0.75% Floor	8/22/2031		97,980	95,987	95,962	0.0%	(4)(7)(8)
Legends	61 Broadway Street, Suite 2400, New York, NY 10006	Entertainment	1st Lien	5.75%	S+500, 0.75% Floor	8/22/2030			(226)	(231)	0.0%	(4)(7)(8)
LendingTree	1415 Vantage Park Drive Suite 700, Charlotte, NC 28203	Consumer Finance	1st Lien	10.60%	S+575, 1.50% Floor	3/27/2031		55,895	54,240	55,299	0.0%	(2)(4)(7) (8)
Lightning Power	1700 Broadway, 35th Floor New York, NY 10019	Electronic Equipment, Instruments & Components	1st Lien	8.35%	S+325, 0.00% Floor	8/18/2031		7,500	7,426	7,524	0.0%
Lime	85 2nd St, San Francisco, CA 94105	Leisure Products	1st Lien	10.00%	10.00%	9/30/2026		75,000	73,946	75,750	0.0%	(7)(8)
Madison Safety & Flow LLC	444 W Lake St Ste 4400, Chicago, IL, 60606	Electronic Equipment, Instruments & Components	1st Lien	8.10%	S+325, 0.00% Floor	9/15/2031		5,000	4,988	5,005	0.0%
Material+	1900 Avenue of the Stars, 16th Floor Los Angeles, CA 90067	Media	1st Lien	10.70%	11.45% PIK	8/19/2027		1,534	1,534	698	0.0%	(7)
Material+	1900 Avenue of the Stars, 16th Floor Los Angeles, CA 90067	Media	1st Lien	10.70%	S+685 (includes 8.02% PIK)	8/19/2027		6,243	6,243	6,243	0.0%	(4)(7)
Mavis Tire Express Services	358 Saw Mill River Road Millwood, NY 10546	Automobile Components	1st Lien	8.35%	S+350, 0.75% Floor	5/4/2028		21,550	21,560	21,565	0.0%
MCA	135 North Church Street, Suite 310 Spartanburg, SC 29306	Communications Equipment	1st Lien	10.44%	S+525, 1.00% Floor	10/16/2029		8,725	8,481	8,695	0.0%	(4)(7)(8)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
McGraw Hill	1325 6th Avenue New York, NY 10019	Media	1st Lien	8.60%	S+400, 0.50% Floor	8/6/2031		35,745	35,007	35,923	0.0%
Medallia	575 Market Street, Suite 1850 San Francisco, CA 94105	Software	1st Lien	10.85%	S+660 (includes 4.00% PIK)	10/29/2028		39,215	38,635	39,215	0.0%	(7)(8)
Medline	575 Market Street, Suite 1850 San Francisco, CA 94105	Health Care Equipment & Supplies	1st Lien	7.60%	S+275, 0.50% Floor	10/23/2028		15,010	15,027	15,033	0.0%
Meritus Gas Partners	666 Fifth Ave. New York, NY 10103	Marine Transportation	1st Lien	10.45%	S+525, 1.00% Floor	3/1/2030		25,768	25,258	25,320	0.0%	(4)(7)(8)
Mitchell	9771 Clairemont Mesa Blvd, Ste. A San Diego, CA 92124	Software	1st Lien	8.10%	S+325, 0.50% Floor	6/17/2031		33,000	32,833	32,556	0.0%
Mitel Networks	4000 Innovation Drive Ottawa, ON K2K 3K1 Canada	Communications Equipment	1st Lien	11.82%	S+644, 1.00% Floor	10/18/2027		6,395	6,233	5,100	0.0%	(2)(7)
Mitel Networks	4000 Innovation Drive Ottawa, ON K2K 3K1 Canada	Communications Equipment	2nd Lien	6.70%	6.70%	10/18/2027		38,156	37,998	16,121	0.0%	(2)(7)(10)
MRO Holdings	5215 North O’Connor Boulevard, Suite 1820 Irving, TX 75039	Aerospace & Defense	1st Lien	10.28%	S+500, 0.50% Floor	12/17/2030		90,330	89,143	90,105	0.0%	(7)(8)
New Relic	188 Spear St., Suite 1000. San Francisco, CA 94105	Software	1st Lien	11.35%	S+675, 1.00% Floor	11/8/2030		41,900	40,848	41,900	0.0%	(4)(7)(8)
Nexity	19 Rue De Vienne, Tsa 50029, Paris Cedex 08, Paris, Ile-de-France, 75801	Financial Services	1st Lien	8.89%	E+525, 0.00% Floor	4/2/2031	€	51,043	53,817	55,901	0.0%	(2)(4)(7) (8)(11)(12)
Novotech	Level 19, 66 Goulburn Street, Sydney Australia	Health Care Technology	1st Lien	10.55%	S+525, 0.00% Floor	6/27/2031		42,857	42,250	42,232	0.0%	(2)(4)(7) (8)
Nutpods	15900 SE Eastgate Way Building B, Suite 125 Bellevue, WA 98008	Food Products	1st Lien	0.50%	S+650, 1.00% Floor	12/26/2029			(22)	(3)	0.0%	(4)(7)(8)
Nutpods	15900 SE Eastgate Way Building B, Suite 125 Bellevue, WA 98008	Food Products	1st Lien	10.85%	S+635, 1.00% Floor	12/26/2029		3,722	3,654	3,713	0.0%	(7)(8)
Nutpods	15900 SE Eastgate Way Building B, Suite 125 Bellevue, WA 98008	Food Products	Common Equity/Partnership Interests	N/A	N/A	N/A		125 shares	125	149	0.1%	(7)(8)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Omega Healthcare	2424 North Federal Highway, Suite #205 Boca Raton, FL 33431	Health Care Providers & Services	1st Lien	10.25%	S+600, 1.00% Floor	10/8/2029		107,729	105,116	107,132	0.0%	(4)(7)(8)
ORS Nasco	907 South Detroit Suite 400 Tulsa, OK 74120	Distributors	Common Equity/Partnership Interests	N/A	N/A	N/A		90,443 shares	90	90	0.0%	(7)(8)
ORS Nasco	907 South Detroit Suite 400 Tulsa, OK 74120	Distributors	1st Lien	10.24%	S+500, 0.75% Floor	8/7/2031		77,326	75,896	75,873	0.0%	(4)(7)(8)
Paessler	Thurn-und-Taxis-Str. 14,90411 Nuremberg Germany	Software	1st Lien	11.24%	S+600, 1.00% Floor	5/3/2030			(33)	(71)	0.0%	(2)(4)(7)
Paessler	Thurn-und-Taxis-Str. 14,90411 Nuremberg Germany	Software	1st Lien	11.24%	S+600, 1.00% Floor	5/3/2031		47,783	47,325	47,306	0.0%	(2)(7)
Parexel	2520 Meridian Parkway, Durham, NC 27713	Health Care Providers & Services	1st Lien	7.85%	S+300, 0.50% Floor	11/15/2028		19,619	19,600	19,645	0.0%
PARS	11411 N.E. 124th Street, #170 Kirkland, WA 98034	Hotels, Restaurants & Leisure	1st Lien	12.05%	S+685, 1.50% Floor	4/3/2028		8,912	8,818	8,789	0.0%	(4)(7)(8)
Patriot Growth Insurance Services	502 Office Center Drive, Suite 215 Fort Washington, PA 19034	Insurance	1st Lien	10.35%	S+575, 0.75% Floor	10/16/2028		2,599	2,549	2,599	0.0%	(4)(7)
Patriot Growth Insurance Services	502 Office Center Drive, Suite 215 Fort Washington, PA 19034	Insurance	1st Lien	9.95%	S+515, 0.75% Floor	10/16/2028		32,392	32,392	32,392	0.0%	(4)(7)
Patriot Pickle	20 Edison Dr, Wayne, NJ 07470	Consumer Staples Distribution & Retail	1st Lien	1.00%	S+600, 1.00% Floor	12/22/2029			(38)	(34)	0.0%	(4)(7)(8)
Patriot Pickle	20 Edison Dr, Wayne, NJ 07470	Consumer Staples Distribution & Retail	1st Lien	10.25%	S+600, 1.00% Floor	12/24/2029		6,534	6,416	6,469	0.0%	(7)(8)
Pave America	15175 E. Colonial Drive Orlando, FL 32826	Construction & Engineering	1st Lien	11.61%	S+675, 1.00% Floor	2/7/2028		43,163	42,143	41,849	0.0%	(4)(7)(8)
Paymentsense	2 Canalside Walk, London, W2 1DG, United Kingdom	Financial Services	1st Lien	12.50%	12.50% (includes 6.25% PIK)	10/31/2029	£	49,248	58,212	65,184	0.0%	(2)(7)(8) (11)
PDC Brands	750 E Main St, Stamford, CT 06902	Personal Care Products	1st Lien	9.85%	S+525, 1.00% Floor	6/27/2030		165,156	163,557	163,504	0.0%	(7)(8)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
PDC Brands	750 E Main St, Stamford, CT 06902	Personal Care Products	1st Lien	0.50%	S+500, 1.00% Floor	6/27/2029			(97)	(103)	0.0%	(4)(7)(8)
Peloton	441 Ninth Avenue, 6th Floor. New York, NY 10001	Leisure Products	1st Lien	10.85%	S+600, 0.00% Floor	5/30/2029		73,067	72,374	73,487	0.0%	(2)
Peraton	1875 Explorer Street Reston, VA 20190	IT Services	1st Lien	8.70%	S+385, 0.75% Floor	2/1/2028		38,448	38,499	37,082	0.0%
PetSmart	19601 North 27th Avenue Phoenix, AZ 85027	Specialty Retail	1st Lien	8.70%	S+385, 0.75% Floor	2/11/2028		9,700	9,704	9,632	0.0%
PIB	1 Minster Ct Mincing Ln, London, Greater London, EC3R 7AA, United Kingdom	Financial Services	1st Lien	10.45%	SONIA+525, 0.00% Floor	5/31/2031	£		(50)	(57)	0.0%	(2)(4)(7) (8)(11)(12)
PIB	1 Minster Ct Mincing Ln, London, Greater London, EC3R 7AA, United Kingdom	Financial Services	1st Lien	8.89%	E+525, 0.00% Floor	5/7/2031	€	28,797	30,756	31,815	0.0%	(2)(7)(8) (11)(12)
PIB	1 Minster Ct Mincing Ln, London, Greater London, EC3R 7AA, United Kingdom	Financial Services	1st Lien	10.45%	SONIA+525, 0.00% Floor	5/7/2031	£	83,858	104,149	111,273	0.0%	(2)(7)(8) (11)(12)
Ping Identity	1001 17th Street, Suite 100 Denver, CO 80202	Software	1st Lien	0.50%	S+700, 0.75% Floor	10/17/2028			(39)	(6)	0.0%	(4)(7)
Ping Identity	1001 17th Street, Suite 100 Denver, CO 80202	Software	1st Lien	9.35%	S+475, 0.75% Floor	10/17/2029		22,727	22,275	22,670	0.0%	(7)
Playa Hotels & Resorts	Nieuwezijds Voorburgwal 104 1012 SG Amsterdam, the Netherlands	Hotels, Restaurants & Leisure	1st Lien	7.60%	S+275, 0.50% Floor	1/5/2029		4,987	4,994	4,961	0.0%	(2)
Polywood	1001 W Brooklyn Street, Syracuse, IN 46567	Household Durables	1st Lien	1.00%	S+575, 1.00% Floor	3/20/2030			(711)	(460)	0.0%	(4)(7)(8)
Polywood	1002 W Brooklyn Street, Syracuse, IN 46567	Household Durables	1st Lien	10.10%	S+550, 1.00% Floor	3/20/2030		122,295	119,722	121,072	0.0%	(7)(8)
Practice Plus Group	Hawker House 5-6 Napier Court Napier Road Reading, Berkshire RG1 8BW United Kingdom	Health Care Providers & Services	1st Lien	11.70%	SONIA+650, 0.50% Floor	11/19/2029	£	15,000	17,811	19,553	0.0%	(2)(7)(8) (11)(12)
Press Ganey	1173 Ignition Dr., South Bend, IN, 46601	Health Care Technology	1st Lien	8.35%	S+350, 0.00% Floor	4/30/2031		4,639	4,624	4,634	0.0%

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Pritchard Industries	150 East 42nd Street New York, NY 10017	Real Estate Management & Development	1st Lien	11.26%	S+600, 0.75% Floor	10/13/2027		6,337	6,337	6,226	0.0%	(7)
Profile Products	750 West Lake Cook Road, Suite 440 Buffalo Grove, IL 60089	Commercial Services & Supplies	1st Lien	10.70%	S+560, 0.75% Floor	11/12/2027		4,875	4,875	4,875	0.0%	(7)
ProMach	50 East Rivercenter Blvd., Suite 1800 Covington, KY 41011	Machinery	1st Lien	8.35%	S+350, 1.00% Floor	8/31/2028		27,893	27,966	28,017	0.0%
Protein for Pets	601 13TH St Monett, MO 65708	Consumer Staples Distribution & Retail	1st Lien	10.10%	S+525, 1.00% Floor	9/20/2030		45,170	44,233	44,421	0.0%	(4)(7)(8)
Public Partnerships	148 State Street, 6th Floor Boston, MA 02109	Health Care Providers & Services	Preferred Equity	N/A	N/A	N/A		100,000 shares	99	37	0.0%	(7)(8)
Public Partnerships	148 State Street, 6th Floor Boston, MA 02109	Health Care Providers & Services	1st Lien	10.95%	S+635, 0.75% Floor	7/1/2028		8,444	8,264	8,019	0.0%	(4)(7)(8)
Public Trust Advisors	Johns Manville Plaza, 717 17th St #1850, Denver, CO 80202	Banks	1st Lien	10.76%	S+575, 1.00% Floor	12/29/2029		78	70	73	0.0%	(4)(7)(8)
Public Trust Advisors	Johns Manville Plaza, 717 17th St #1850, Denver, CO 80202	Banks	1st Lien	10.76%	S+550, 1.00% Floor	12/28/2029		4,497	4,416	4,452	0.0%	(7)(8)
PureStar	1 W Mayflower Ave, North Las Vegas, NV 89030	Distributors	1st Lien	10.06%	S+500, 0.50% Floor	6/15/2028		94,525	93,264	94,407	0.0%	(8)
QA Group	International House, 1 St Katharine’s Way, London, E1W 1UN, United Kingdom	Commercial Services & Supplies	1st Lien	11.08%	SONIA+600, 0.00% Floor	10/5/2029	£	31,000	36,646	41,445	0.0%	(2)(7)(8) (11)
R.R. Donnelley	35 West Wacker, 36th Floor Chicago, IL 60601	Commercial Services & Supplies	1st Lien	9.91%	S+475, 0.75% Floor	8/8/2029		176,000	170,837	170,720	0.0%	(7)(8)
Rarebreed	27 Pearl St, Portland, ME 04101	Pharmaceuticals	1st Lien	10.10%	S+525, 1.00% Floor	4/18/2030		26,352	25,719	25,209	0.0%	(4)(7)(8)
Recorded Future	363 Highland Ave #2, Somerville, MA 02144	Software	1st Lien	11.08%	S+575, 0.75% Floor	6/28/2030		159,592	157,666	159,592	0.0%	(4)(7)
Redfin	1099 Stewart St, Suite 600 Seattle, WA 98101	Real Estate Management & Development	1st Lien	11.08%	S+575, 1.50% Floor	10/20/2028		126,048	122,644	123,212	0.0%	(2)(7)(8)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Relativity	231 South LaSalle Street, 8th Floor Chicago, IL 60604	Software	1st Lien	9.46%	S+610, 1.00% Floor	5/12/2027		29,262	28,605	29,116	0.0%	(7)
Reliable Doors	9375 Archibald Ave, Rancho Cucamonga, CA 91730	Building Products	1st Lien	11.58%	S+625, 1.00% Floor	10/4/2028		8,480	8,322	8,481	0.0%	(4)(7)(8)
Resonetics	26 Whipple St, Nashua, NH 03060	Health Care Equipment & Supplies	1st Lien	8.71%	S+375, 0.75% Floor	6/18/2031		10,000	9,989	10,025	0.0%
Resource Innovations	719 Main St, Half Moon Bay, CA 94019	Commercial Services & Supplies	1st Lien	9.86%	S+500, 1.00% Floor	3/29/2030		13,883	13,572	13,559	0.0%	(4)(7)(8)
RF Fager	2058 State Road, Camp Hill, PA 17011	Building Products	1st Lien	10.37%	S+525, 1.00% Floor	3/4/2030		3,188	3,094	3,101	0.0%	(4)(7)(8)
Rise and Brill	828 Kasota Avenue S.E. Minneapolis, MN 55414	Consumer Staples Distribution & Retail	1st Lien	10.66%	S+550, 1.00% Floor	8/13/2027		42,523	42,263	41,737	0.0%	(7)(8)
Rise and Brill	828 Kasota Avenue S.E. Minneapolis, MN 55414	Consumer Staples Distribution & Retail	1st Lien	11.40%	S+660, 1.00% Floor	8/13/2027		356	330	355	0.0%	(4)(7)(8)
Rise and Brill	828 Kasota Avenue S.E. Minneapolis, MN 55414	Consumer Staples Distribution & Retail	1st Lien	11.41%	S+625, 1.00% Floor	8/13/2027		8,153	7,995	8,153	0.0%	(7)(8)
Risk Strategies	160 Federal Street Boston, MA 02110	Insurance	1st Lien	10.00%	S+475, 0.75% Floor	11/1/2029		53,584	53,438	53,159	0.0%	(4)(7)
RMC	155 Paragon Drive Rochester, NY 14624	Chemicals	Common Equity/Partnership Interests	N/A	N/A	N/A		100 shares	100	121	0.1%	(7)(8)
RMC	155 Paragon Drive Rochester, NY 14624	Chemicals	1st Lien	11.35%	S+600, 1.00% Floor	8/1/2029		741	561	746	0.0%	(4)(7)(8)
RMC	155 Paragon Drive Rochester, NY 14624	Chemicals	1st Lien	11.45%	S+625, 1.00% Floor	8/1/2029		4,925	4,820	4,962	0.0%	(7)(8)
Roaring Fork III-B	401 Congress Avenue Suite 3100 Austin, TX 78701	Asset Backed Securities	1st Lien	10.73%	S+540, 0.00% Floor	7/16/2026		18,122	18,045	18,123	0.0%	(2)(7)(8)
RoC Skincare	261 Madison Avenue, New York, NY 10016	Personal Care Products	1st Lien	11.13%	S+600, 1.00% Floor	2/21/2031		25,482	25,003	25,036	0.0%	(7)(8)
RoC Skincare	262 Madison Avenue, New York, NY 10016	Personal Care Products	1st Lien	0.50%	S+600, 1.00% Floor	2/21/2030			(79)	(77)	0.0%	(4)(7)(8)
S&S Holdings, LLC	220 Remington Blvd, Bolingbrook, IL 60440	Specialty Retail	1st Lien	9.84%	S+500, 0.50% Floor	9/20/2031		40,000	39,400	39,526	0.0%

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Safe-Guard	Two Concourse Parkway, Suite 500 Atlanta, GA 30328	Insurance	1st Lien	10.32%	S+500, 0.75% Floor	4/3/2030			(53)	(58)	0.0%	(4)(7)(8)
Safe-Guard	Two Concourse Parkway, Suite 500 Atlanta, GA 30328	Insurance	1st Lien	10.07%	S+475, 0.75% Floor	4/3/2030		94,366	93,076	93,423	0.0%	(7)(8)
SafetyCo	3741 E. Ten Mile Rd Warren, MI 48091	Commercial Services & Supplies	1st Lien	10.35%	S+575, 1.00% Floor	11/19/2029		10,565	10,299	10,352	0.0%	(4)(7)(8)
SafetyCo	3741 E. Ten Mile Rd Warren, MI 48091	Commercial Services & Supplies	1st Lien	10.35%	S+575, 1.00% Floor	11/17/2029		387	356	364	0.0%	(4)(7)(8)
SAVATREE	550 Bedford Road Bedford Hills, NY 10507	Commercial Services & Supplies	1st Lien	10.05%	S+515, 0.75% Floor	6/6/2031		17,514	17,300	17,128	0.0%	(4)(7)
Scientific Games Lottery	1500 Bluegrass Lakes Parkway Alpharetta, GA 30004	Hotels, Restaurants & Leisure	1st Lien	8.32%	S+300, 0.50% Floor	4/4/2029		14,975	14,968	14,903	0.0%
Sedgwick	8125 Sedgwick Way, Memphis TN 381125	Insurance	1st Lien	8.25%	S+300, 0.00% Floor	7/31/2031		10,000	9,975	9,993	0.0%	(2)
Service Express	3855 Sparks Dr. SE, Grand Rapids, MI, 49546	Technology Hardware, Storage & Peripherals	1st Lien	9.35%	S+475, 0.50% Floor	8/15/2031		79,322	78,339	78,327	0.0%	(4)(7)
SERVPRO	801 Industrial Boulevard Gallatin, TN 37066	Diversified Consumer Services	1st Lien	10.45%	S+535, 1.00% Floor	12/18/2028		11,533	11,336	11,293	0.0%	(4)(7)
SERVPRO	801 Industrial Boulevard Gallatin, TN 37066	Diversified Consumer Services	1st Lien	10.36%	S+610, 1.00% Floor	12/18/2028		21,155	20,970	20,944	0.0%	(7)
Singular Bank	28001 Calle Goya 11 Madrid, Madrid 28001 Spain	Financing	1st Lien	7.32%	7.60% PIK	11/30/2024	€	12,748	13,771	14,155	0.0%	(2)(7)(8) (11)(12)
Sky Zone	86 N University Ave Ste 350 Provo, UT, 84601	Hotels, Restaurants & Leisure	1st Lien	11.49%	S+650, 1.00% Floor	7/18/2028		14,065	13,770	14,065	0.0%	(4)(7)(8)
Smile Brands	100 Spectrum Center Drive, Suite 1500 Irvine, CA 92618	Health Care Providers & Services	1st Lien	10.67%	1.00% PIK	10/12/2027		7,455	7,455	7,194	0.0%	(7)
Smith System	2301 East Lamar Blvd., Ste. 250, Arlington, TX 76006	Commercial Services & Supplies	1st Lien	10.83%	S+600, 1.00% Floor	11/6/2029		13,208	12,912	13,208	0.0%	(4)(7)(8)
Solenis	2475 Pinnacle Drive Wilmington, DE 19803	Chemicals	1st Lien	8.10%	S+376, 0.50% Floor	6/20/2031		23,948	23,420	23,977	0.0%

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Solera	1500 Solana Boulevard Building #6, Suite #6300, 3rd Floor Westlake, TX 76262	Software	1st Lien	9.51%	S+426, 0.50% Floor	6/2/2028		47,478	47,278	46,749	0.0%
Stamps.com	1990 East Grand Avenue El Segundo, CA 90245	Software	1st Lien	10.94%	S+585, 0.75% Floor	10/5/2028		31,688	31,285	31,688	0.0%	(7)(8)
Stretto	410 Exchange. Ste. 100. Irvine, CA 92602	Financial Services	1st Lien	10.96%	S+600, 1.00% Floor	10/13/2028		130,613	128,403	129,959	0.0%	(7)(8)
SumUp	London, 16-20 Shorts Gardens, WC2H 9US United Kingdom	Commercial Services & Supplies	1st Lien	10.04%	E+661, 1.50% Floor	4/25/2031	€	40,000	42,870	43,552	0.0%	(2)(4)(7) (11)(12)
Sunfire	377 Valley Rd 1255, Clifton, NJ 07013	Software	1st Lien	10.10%	S+550, 0.75% Floor	4/1/2030			(25)	(10)	0.0%	(4)(7)(8)
Sunfire	377 Valley Rd 1255, Clifton, NJ 07013	Software	1st Lien	10.10%	S+550, 0.75% Floor	4/1/2031		8,649	8,483	8,584	0.0%	(7)(8)
Tailored Brands	6380 Rogerdale Rd Houston, TX 77072	Specialty Retail	1st Lien	11.74%	S+650, 0.00% Floor	2/26/2029		114,810	111,802	114,571	0.0%
Team Select	3033 N. 44th St, Suite 330 Phoenix, AZ 85018	Health Care Providers & Services	1st Lien	10.45%	S+550, 1.00% Floor	5/4/2029		8,128	7,898	7,980	0.0%	(4)(7)(8)
Team Select	3033 N. 44th St, Suite 330 Phoenix, AZ 85018	Health Care Providers & Services	1st Lien	10.45%	S+550, 1.00% Floor	11/4/2025			(17)	(35)	0.0%	(4)(7)(8)
Team Select	3033 N. 44th St, Suite 330 Phoenix, AZ 85018	Health Care Providers & Services	1st Lien	11.35%	S+650, 1.00% Floor	5/4/2029		7,628	7,519	7,514	0.0%	(7)(8)
Tekni-Plex	460 East Swedesford Road, Suite 3000 Wayne, PA 19087	Containers & Packaging	1st Lien	8.60%	S+400, 0.50% Floor	9/15/2028		38,286	38,229	38,391	0.0%
TerSera Therapeutics	520 Lake Cook Road, Suite 500 Deerfield, IL 60015	Health Care Equipment & Supplies	1st Lien	0.50%	S+675, 1.00% Floor	4/4/2029			(26)	—	0.0%	(4)(7)(8)
TerSera Therapeutics	520 Lake Cook Road, Suite 500 Deerfield, IL 60015	Health Care Equipment & Supplies	1st Lien	10.35%	S+575, 1.00% Floor	4/4/2029		16,793	16,459	16,793	0.0%	(7)(8)
Thunder Generation Funding LLC	1700 Broadway 35th Floor, New York, NY 10019	Software	1st Lien	7.61%	S+300, 0.00% Floor	9/27/2031		26,000	25,870	26,000	0.0%

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Title Resource Group	8111 Lyndon B Johnson Fwy Suite 1200 Dallas, TX 75251	Financial Services	1st Lien	10.14%	S+525, 1.00% Floor	9/27/2031		115,000	112,700	112,700	0.0%	(7)(8)(12)
Tivity Health	701 Cool Springs Boulevard Franklin, TN 37067	Health Care Providers & Services	1st Lien	10.85%	S+500, 0.75% Floor	6/28/2029		112,705	111,420	112,142	0.0%	(7)(8)
Transdigm	1301 East 9th Street, Suite 3000, Cleveland, OH 44114	Aerospace & Defense	1st Lien	7.32%	S+250, 0.00% Floor	1/19/2032		5,000	4,987	4,986	0.0%	(2)
Transportation Insight	310 Main Ave Way SE, Hickory, NC 28602	Ground Transportation	1st Lien	9.20%	S+460, 1.00% Floor	6/18/2027		7,312	7,312	5,685	0.0%	(7)
Tranzonic	26301 Curtiss-Wright Parkway, Richmond Heights, OH 44143	Commercial Services & Supplies	1st Lien	11.20%	S+585, 0.75% Floor	8/14/2028		1,742	1,695	1,707	0.0%	(7)(8)
Tranzonic	26301 Curtiss-Wright Parkway, Richmond Heights, OH 44143	Commercial Services & Supplies	1st Lien	11.60%	S+610, 0.75% Floor	8/14/2028		69,401	67,862	68,013	0.0%	(7)(8)
Tranzonic	26301 Curtiss-Wright Parkway, Richmond Heights, OH 44143	Commercial Services & Supplies	1st Lien	11.43%	S+635, 0.75% Floor	8/14/2028		17,648	17,323	17,283	0.0%	(4)(7)(8)
Tranzonic	26301 Curtiss-Wright Parkway, Richmond Heights, OH 44143	Commercial Services & Supplies	Common Equity/Partnership Interests	N/A	N/A	N/A		50 shares	50	94	0.2%	(7)(8)
Tranzonic	26301 Curtiss-Wright Parkway, Richmond Heights, OH 44143	Commercial Services & Supplies	1st Lien	11.20%	S+635, 0.75% Floor	8/12/2028		4,588	4,519	4,496	0.0%	(7)(8)
Treace Medical Concepts	203 Fort Wade Road, Suite 150 Ponte Vedra, FL 32081	Health Care Equipment & Supplies	1st Lien	11.30%	S+600, 1.00% Floor	4/1/2027		7,292	7,271	7,292	0.0%	(2)(4)(7) (8)
Treace Medical Concepts	204 Fort Wade Road, Suite 150 Ponte Vedra, FL 32081	Health Care Equipment & Supplies	1st Lien	7.10%	S+400, 1.00% Floor	4/1/2027		200	200	200	0.0%	(2)(4)(7) (8)
Trench Plate Rental Co.	13217 Laureldale Ave, Downey, CA 90242	Construction & Engineering	1st Lien	10.20%	S+560, 1.00% Floor	12/3/2026		48,182	47,762	47,324	0.0%	(4)(7)(8)
Trench Plate Rental Co.	13217 Laureldale Ave, Downey, CA 90242	Construction & Engineering	Common Equity/Partnership Interests	N/A	N/A	N/A		331 shares	50	31	0.0%	(7)(8)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Trescal	34, Rue Guersant. Paris, Île-de-France 75017, France	Electrical Equipment	1st Lien	8.85%	E+650, 0.00% Floor	4/29/2030	€	9,680	10,418	10,588	0.0%	(2)(4)(7) (8)(11)
Trescal	34, Rue Guersant. Paris, Île-de-France 75017, France	Electrical Equipment	1st Lien	9.60%	E+500, 0.00% Floor	4/29/2030	€		2	(205)	0.0%	(2)(4)(7) (8)(11)
Trescal	34, Rue Guersant. Paris, Île-de-France 75017, France	Electrical Equipment	1st Lien	8.85%	E+550, 0.00% Floor	4/29/2030	€	28,282	30,306	31,009	0.0%	(2)(7)(8) (11)
Trescal	34, Rue Guersant. Paris, Île-de-France 75017, France	Electrical Equipment	1st Lien	10.10%	S+550, 0.50% Floor	4/29/2030		11,498	11,204	11,412	0.0%	(2)(7)(8)
True Potential	Gateway West, Newburn Riverside, Newcastle upon Tyne, NE15 8NX, United Kingdom	Capital Markets	1st Lien	5.00%	5.00%	2/15/2027	€	1,000	1,085	1,102	0.0%	(2)(8)(11)
True Potential	Gateway West, Newburn Riverside, Newcastle upon Tyne, NE15 8NX, United Kingdom	Capital Markets	1st Lien	6.50%	6.50%	2/15/2027	£	2,000	2,371	2,643	0.0%	(2)(8)(11)
True Potential	Gateway West, Newburn Riverside, Newcastle upon Tyne, NE15 8NX, United Kingdom	Capital Markets	1st Lien	11.24%	SONIA+635, 0.00% Floor	2/15/2028	£	69,000	86,384	92,771	0.0%	(2)(7)(8) (11)
Truist	214 N Tryon Street, Charlotte, NC 28202	Insurance	1st Lien	7.85%	S+325, 0.00% Floor	5/6/2029		2,116	1,622	1,581	0.0%	(4)(7)
Truist	214 N Tryon Street, Charlotte, NC 28202	Insurance	1st Lien	7.85%	S+325, 0.00% Floor	5/6/2031		17,727	17,712	17,729	0.0%
Truvant	3800 Arco Corporate Dr., Charlotte, NC 28273	Financial Services	1st Lien	9.85%	S+525, 1.00% Floor	8/20/2029		25,789	25,311	25,307	0.0%	(4)(7)(8)
UKG	2250 North Commerce Parkway Weston, FL 33326	Software	1st Lien	8.55%	S+325, 0.00% Floor	2/10/2031		10,742	10,762	10,755	0.0%
United Site Services	118 Flanders Road, Westborough, MA 01581	Commercial Services & Supplies	1st Lien	11.00%	S+625, 0.50% Floor	4/30/2030		6,722	6,388	7,009	0.0%	(8)
United Site Services	118 Flanders Road, Westborough, MA 01581	Commercial Services & Supplies	1st Lien	9.12%	S+436, 0.50% Floor	12/17/2028		35,265	35,162	25,479	0.0%	(8)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
US Fertility	9600 Blackwell Road, 5th Floor Rockville, MD 20850	Health Care Providers & Services	1st Lien	11.85%	S+660, 1.00% Floor	12/21/2027		10,844	10,641	10,763	0.0%	(7)(8)
US Fertility	9600 Blackwell Road, 5th Floor Rockville, MD 20850	Health Care Providers & Services	1st Lien	11.51%	S+635, 1.00% Floor	12/21/2027		69	68	68	0.0%	(4)(7)(8)
US Fertility	9600 Blackwell Road, 5th Floor Rockville, MD 20850	Health Care Providers & Services	1st Lien	11.12%	S+610, 1.00% Floor	12/21/2027		620	612	611	0.0%	(7)(8)
US LBM	2150 E Lake Cook Rd Street 1010 Buffalo Grove, IL 60089	Building Products	1st Lien	9.19%	S+385, 0.75% Floor	12/17/2027		35,448	35,106	35,284	0.0%
USA DeBusk	1005 W 8th Street, Deer Park, TX 77536	Commercial Services & Supplies	1st Lien	10.37%	S+525, 0.75% Floor	4/30/2031		13,832	13,603	13,602	0.0%	(4)(7)(8)
USA DeBusk	1005 W 8th Street, Deer Park, TX 77536	Commercial Services & Supplies	1st Lien	9.97%	S+525, 0.75% Floor	4/30/2030		945	919	923	0.0%	(4)(7)(8)
Varsity Brands	4849 Alpha Rd. Dallas, TX 75244	Leisure Products	1st Lien	8.82%	S+375, 0.00% Floor	8/26/2031		37,500	37,313	37,293	0.0%	(8)
Veeam Software	4849 Alpha Rd. Dallas, TX 75244	Software	1st Lien	8.35%	S+325, 0.00% Floor	4/12/2031		16,627	16,623	16,675	0.0%
Vensure	1475 S Price Rd Chandler, AZ 85286	IT Services	1st Lien	9.63%	S+500, 0.50% Floor	9/27/2031		126,956	125,507	125,506	0.0%	(4)(7)(8)
VEPF VII	401 Congress Avenue, Suite 3100 Austin, TX 78701	Financial Services	1st Lien	9.56%	S+450, 0.00% Floor	2/28/2028		19,776	19,711	19,776	0.0%	(2)(7)
Verscend	10701 S River Front Pkwy, Unit 200 South Jordan, UT 84095	Software	1st Lien	8.45%	S+325, 0.00% Floor	5/1/2031		34,825	34,680	34,847	0.0%
Version 1	Waterloo Court, Suites 6 & 7, First Floor, 10 Theed St, London SE1 8ST, United Kingdom	IT Services	1st Lien	10.10%	SONIA+575, 0.00% Floor	7/11/2029	€	1,377	1,346	1,517	0.0%	(2)(7)(8) (11)
Version 1	Waterloo Court, Suites 6 & 7, First Floor, 10 Theed St, London SE1 8ST, United Kingdom	IT Services	1st Lien	10.10%	SONIA+651, 0.00% Floor	7/11/2029	€	(4,628)	(5,359)	(5,219)	0.0%	(2)(4)(7) (8)(11)(12)
Version 1	Waterloo Court, Suites 6 & 7, First Floor, 10 Theed St, London SE1 8ST, United Kingdom	IT Services	1st Lien	10.10%	E+625 Cash plus 0.00% PIK	7/11/2029	€	5,500	6,076	6,061	0.0%	(2)(7)(8) (11)(12)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Version 1	Waterloo Court, Suites 6 & 7, First Floor, 10 Theed St, London SE1 8ST, United Kingdom	IT Services	1st Lien	8.50%	E+515, 0.00% Floor	7/11/2029	€	4,029	3,974	4,440	0.0%	(2)(7)(8) (11)
Version 1	Waterloo Court, Suites 6 & 7, First Floor, 10 Theed St, London SE1 8ST, United Kingdom	IT Services	1st Lien	10.10%	SONIA+515, 0.00% Floor	7/11/2029	£	6,559	7,657	8,681	0.0%	(2)(7)(8) (11)(12)
VFS Global	2-4 Rue Eugène Ruppert, L-2453 Luxembourg	Professional Services	1st Lien	8.11%	E+495, 0.00% Floor	5/16/2029	€	115,020	123,134	128,034	0.0%	(2)(7)(8) (11)
VFS Global	2-4 Rue Eugène Ruppert, L-2453 Luxembourg	Professional Services	1st Lien	9.90%	SONIA+495, 0.00% Floor	5/16/2029	£	31,767	40,229	42,471	0.0%	(2)(7)(8) (11)
VFS Global	2-4 Rue Eugène Ruppert, L-2453 Luxembourg	Professional Services	1st Lien	9.20%	S+495, 0.00% Floor	5/16/2029		54,980	54,980	54,980	0.0%	(2)(7)(8)
VikingCloud	111 North Wabash Ave. Suite 100 #3230 Chicago, IL 60602	Financial Services	1st Lien	10.13%	S+500, 0.75% Floor	8/6/2030		21,842	21,474	21,467	0.0%	(4)(7)
Village Pet Care	1090 Center Drive, Park City, UT 84098	Specialty Retail	1st Lien	11.56%	S+650, 1.00% Floor	9/22/2029		1,455	1,403	1,409	0.0%	(4)(7)(8)
Village Pet Care	1090 Center Drive, Park City, UT 84098	Specialty Retail	1st Lien	14.00%	P+650, 1.00% Floor	9/22/2029		245	238	241	0.0%	(4)(7)(8)
Virtusa	132 Turnpike Road Suite 300, Southborough MA, 01772	IT Services	1st Lien	8.10%	S+325, 0.75% Floor	2/15/2029		12,812	12,826	12,821	0.0%
Visual Comfort	22400 NW Lake Drive Houston, TX 77095	Building Products	1st Lien	8.37%	S+376, 0.50% Floor	7/21/2028		4,412	4,387	4,408	0.0%
Vita Global	Level 1, IFC 1, Esplanade, St Helier Jersey JE2 3BX	Chemicals	1st Lien	11.95%	SONIA+710, 0.00% Floor	7/6/2027	£	16,471	22,328	20,314	0.0%	(2)(7)(11)
Vizient	290 E. John Carpenter Freeway, Irving, TX 75062	Health Care Providers & Services	1st Lien	6.85%	S+200, 0.50% Floor	8/1/2031		6,800	6,783	6,820	0.0%
Volunteer Materials	750 State Hwy 99, Lewisburg, TN 37091	Construction Materials	1st Lien	11.83%	S+650, 1.00% Floor	9/1/2029		4,765	4,641	4,617	0.0%	(4)(7)(8)
Walter’s Wedding	421 E Oak Street, Denton, TX 76201	Diversified Consumer Services	1st Lien	10.02%	S+500, 1.00% Floor	8/1/2030		26,697	26,038	26,022	0.0%	(4)(7)(8)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Waystar	1550 Digital Drive, #300 Lehi, UT 84043	Software	1st Lien	7.60%	S+275, 0.00% Floor	10/22/2029		11,933	11,919	11,955	0.0%	(2)
Weber-Stephen Products	1415 Roselle Rd Palatine, Il 60067	Household Durables	1st Lien	8.21%	S+336, 0.75% Floor	10/30/2027		4,968	4,642	4,700	0.0%
Wellsky	11300 Switzer Road Overland Park, KS 66210	Health Care Technology	1st Lien	8.46%	S+361, 0.00% Floor	3/10/2028		41,790	41,607	41,837	0.0%
Westinghouse	1000 Westinghouse Dr, Cranberry Township, PA 16066	Electric Utilities	1st Lien	7.60%	S+275, 0.00% Floor	1/27/2031		10,000	10,009	10,009	0.0%
WhiteWater DBR	251 Little Falls Dr Wilmington, DE 19808	Oil, Gas & Consumable Fuels	1st Lien	7.35%	S+275, 0.00% Floor	3/3/2031		6,296	6,324	6,295	0.0%
Wolfspeed	4600 Silicone Drive Durham, NC 27703	Semiconductors & Semiconductor Equipment	1st Lien	9.88%	9.88%	6/23/2030		120,000	115,828	116,628	0.0%	(2)(7)(8)
Wood Mackenzie	Exchange Place 2 5 Semple Street Edinburgh EH3 8BL, United Kingdom	Media	1st Lien	8.60%	S+350, 0.00% Floor	2/7/2031		12,968	12,937	13,006	0.0%	(8)
Zendesk	989 Market St San Francisco, CA 94103	Software	1st Lien	9.69%	S+500, 0.75% Floor	11/22/2028		145,759	143,184	145,269	0.0%	(4)(7)(8)
Zest Dental Solutions	2875 Loker Avenue East, Carlsbad, CA 92010	Health Care Equipment & Supplies	1st Lien	10.51%	S+551, 0.00% Floor	2/8/2028		30,432	30,007	30,613	0.0%
Zeus	134 Chubb Way, Branchburg, NJ 08876	Health Care Equipment & Supplies	1st Lien	10.10%	S+550, 0.75% Floor	2/28/2031		53,898	53,068	53,738	0.0%	(4)(7)(8)
Zeus	134 Chubb Way, Branchburg, NJ 08876	Health Care Equipment & Supplies	1st Lien	0.50%	S+550, 0.75% Floor	2/28/2030			(102)	(19)	0.0%	(4)(7)(8)

1.

This information is based on data made available to us as of September 30, 2024. We have no independent ability to verify this information. Some, if not all, portfolio companies are subject to voting agreements with varied voting rights.

2.

Investments that the Company has determined are not “qualifying assets” under Section 55(a) of the 1940 Act. Under the 1940 Act, we may not acquire any nonqualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The status of these assets under the 1940 Act is subject to change. The Company monitors the status of these assets on an ongoing basis. As of September 30, 2024, non-qualifying assets represented approximately 27.25% of the total assets of the Company.

3.

Unless otherwise indicated, loan contains a variable rate structure, and may be subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by reference to the SOFR or an alternate base rate (which can include but is not limited to LIBOR, the Federal Funds Effective Rate or the Prime Rate), at the borrower’s option, and which reset periodically based on the terms of the loan agreement. As of September 30, 2024, overnight SOFR was 4.96%, 1 month SOFR was 4.85%, 3 month SOFR was 4.59%, 6 month SOFR was 4.25%, SONIA was 4.95%, 3 months KORIBOR was 3.48%, 3 months EURIBOR was 3.28%. 6 months EURIBOR was 3.11%, Swiss Average Overnight (SARON) was 0.95%, 6 months Stockholm Interbank Offered Rate (STIBOR) was 2.83%, and Prime was 8.0%.

4.

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. The negative cost, if applicable, is the result of the capitalized discount being greater than the principal amount outstanding on the loan. The negative fair value, if applicable, is the result of the capitalized discount on the loan. See Note 8 “Commitments and Contingencies” in our most recent annual report on Form 10-K, as well as any of our subsequent SEC filings.

5.	The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method.
6.	Aggregate gross unrealized gain and loss for federal income tax purposes is $110,788 and $87,269, respectively. Net unrealized loss is $23,520 based on a tax cost of $12,455,640.
7.

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board of Trustees, pursuant to the Company’s valuation policy. See Note 2 “Significant Accounting Policies” in our most recent annual report on Form 10-K, as well as any of our subsequent SEC filings.

8.

These are co-investments made with the Company’s affiliates in accordance with the terms of the exemptive order the Company received from the SEC permitting us to do so. See Note 4. “Related Party Agreements and Transactions” in our most recent annual report on Form 10-K, as well as any of our subsequent SEC filings, for discussion of the exemptive order from the SEC.

9.	All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted.
10.	Position or portion thereof is listed as non-accrual status. See Note 2 “Significant Accounting Policies” in our most recent annual report on Form 10-K, as well as any of our subsequent SEC filings.
11.	Par amount is denominated in USD unless otherwise noted, British Pound (“£”), Australian Dollar (“A$”), European Euro (“€”), Korean Won (“~~W~~”), Swedish Krona (“kr”) and Swiss Franc (“ ”).
12.

These debt investments are not pledged as collateral under any of the Company’s credit facilities (see Note 6 to the consolidated financial statements). For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities.

FINANCIAL STATEMENTS

The information in “Consolidated Financial Statements and Supplementary Data” in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December  31, 2023 and “Consolidated Financial Statements” in Part I, Item 1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 is incorporated herein by reference. The financial data should be read in conjunction with the Company’s consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as incorporated by reference herein.

MANAGEMENT

The information contained under the captions “Business” in Part I, Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December  31, 2023 and “Proposal 1: Election of Trustees” in the Company’s Definitive Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Shareholders filed with the SEC on April 29, 2024 are incorporated herein by reference.

PORTFOLIO MANAGEMENT

Apollo Credit Management, LLC serves as our investment adviser. The Adviser is registered as an investment adviser under the Advisers Act. Subject to the overall supervision of our Board of Trustees, the Adviser will manage the day-to-day operations of, and provide investment advisory and management services to, us.

Investment Committee

The following investment professionals (the “Portfolio Managers”) will have primary responsibility for the day-to-day implementation and management of our investment portfolio:

Robert Givone. Mr. Givone joined Apollo in 2015. He is a Partner and Co-Head of Opportunistic Credit. Before joining Apollo, Mr. Givone was a Senior Research Analyst within the Distressed Credit Opportunity Group at Davidson Kempner from January 2009 to July 2015. Prior to that time, Mr. Givone was a Vice President at Brencourt Advisors from February 2006 to January 2009 and was an Investment Banking Analyst at Lehman Brothers from 2004 to 2006. Mr. Givone graduated from Columbia University with a B.A. degree in Economics. Mr. Givone was a professional tennis player from 1994 to 1999.

James Vanek. Mr. Vanek is a Partner and the co-head of Apollo’s Global Performing Credit business. Mr. Vanek joined the firm in 2008, and before that he was Associate Director, Loan Sales & Trading in the Leveraged Finance group at Bear Stearns. He is a board member of the Loan Syndications and Trading Association, a leading advocate for the US syndicated loan market. Mr. Vanek graduated from Duke University with a BS in economics and a BA in computer science, and received his MBA from Columbia Business School.

In implementing our investment strategy, the Portfolio Managers will have access to the experience and expertise of Mr. John Zito, Mr. Patrick Ryan and Mr. Hunt. Messrs. Zito, Ryan and Hunt are senior executives in the Apollo organization and are primarily responsible for the development and growth of the organization’s credit business. Messrs. Zito, Ryan and Hunt continue to oversee the credit business for various Apollo-sponsored entities and are active in other business operations, but will not have primary responsibility for the Company’s day-to-day investment activities. Biographies of Mr. Zito, Mr. Ryan and Hunt are included below.

John Zito. John Zito is the Deputy Chief Investment Officer of Credit. Mr. Zito is the Senior Portfolio Manager of multiple products across Apollo’s credit platform, and serves on all of the Firm’s credit investment committees. Mr. Zito joined Apollo in 2012 after five years as a Managing Director and Portfolio Manager at Brencourt Advisors, a multi-strategy hedge fund, where he oversaw all the firm’s credit investments including the Brencourt Credit Opportunities Fund. Prior to that, Mr. Zito was at Veritas Fund Group for five years where he co-managed the flagship capital structure focused high yield fund and the short only credit vehicle. Mr. Zito is a Chartered Financial Analyst charterholder and he graduated cum laude from Amherst College with an A.B. in Economics.

Patrick Ryan. Mr. Ryan joined Apollo in 2015 in Credit as its Chief Credit Officer, responsible for overseeing credit underwriting processes, serving on Investment Committees and assisting with the management of concentration risks across the portfolio. He has over 30 years of banking, risk management and investment experience in all asset classes of the credit markets. Previously, Mr. Ryan was the Chief Risk Officer of Citibank, N.A, responsible for credit, market and operational risks within Citibank’s $1.3 trillion balance sheet. He also served as Citigroup’s Institutional Client Group’s Chief Credit Officer and the Chief Risk Officer of Citi’s Europe, Middle East & Africa region. He began his career at Chemical Bank where he was a Senior Originator in the Middle Market Structured Finance Group, originating, structuring and syndicating leveraged financings. Mr. Ryan is a member of Wesleyan University’s Athletic Advisory Council and is a founder of Staten Island ACHIEVE Dollars for Scholars. He graduated with a BA in history from Wesleyan University and received his MBA from Columbia University.

Earl Hunt. Mr. Hunt is our Chief Executive Officer and our Chairman of the Board of Trustees. Mr. Hunt has been with Apollo and/or its affiliates since 2021. Prior to joining Apollo, Mr. Hunt was a Partner in the Global Markets division at Goldman Sachs where he was responsible for strategic client coverage. He also served as a member of Goldman Sachs’ Partnership Committee and Global Markets Operating Committee. Previously, Mr. Hunt was co-head of U.S. Distressed and Par Loan sales at Goldman Sachs. Prior to joining Goldman Sachs in 2015, Mr. Hunt worked at Citi for 11 years, where he was a director in Leveraged Finance sales. Mr. Hunt is a member of the Board of Trustees of Brown University. Mr. Hunt earned a BA in Economics from Brown University.

The table below shows the dollar range of common shares owned by the Portfolio Managers as of September 30, 2024:

Name of Portfolio Manager	Dollar Range of Equity Securities in the Company(1)
Robert Givone	$100,001 – $500,000
James Vanek	$100,001 – $500,000
John Zito	—
Patrick Ryan	—
Earl Hunt	Over $1,000,000

(1)	Dollar ranges are as follows: $0, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, $100,001 – $500,000, $500,001 – $1,000,000, or over $1,000,000.

Other Accounts Managed

Other Accounts Managed by Portfolio Managers

The Portfolio Managers primarily responsible for the day-to-day management of the Company also manage other registered investment companies, other pooled investment vehicles and other accounts, as indicated below. The following table identifies, as of September 30, 2024: (i) the number of other registered investment companies, other pooled investment vehicles and other accounts managed by each Portfolio Manager; (ii) the total assets of such companies, vehicles and accounts; and (iii) the number and total assets of such companies, vehicles and accounts that are subject to an advisory fee based on performance.

Robert Givone

Type of Account	Number of Accounts	Assets of Accounts (in millions)	Number of Accounts Subject to a performance Fee	Assets Subject to a performance Fee (in millions)
Registered investment companies	—	$—	—	$—
Other pooled investment vehicles(1)	—	$—	—	$—
Other accounts	4	$8,099	4	$4,514

James Vanek

Type of Account	Number of Accounts	Assets of Accounts (in millions)	Number of Accounts Subject to a performance Fee	Assets Subject to a performance Fee (in millions)
Registered investment companies	1	$1,319	—	$—
Other pooled investment vehicles(1)	4	$10,055	4	$3,893
Other accounts	3	$1,087	3	$1,407

John Zito

Type of Account	Number of Accounts	Assets of Accounts (in millions)	Number of Accounts Subject to a performance Fee	Assets Subject to a performance Fee (in millions)
Registered investment companies	1	$78	—	$—
Other pooled investment vehicles(1)	19	$21,242	16	$10,804
Other accounts	1	$9	1	$9

Patrick Ryan

Type of Account	Number of Accounts	Assets of Accounts (in millions)	Number of Accounts Subject to a performance Fee	Assets Subject to a performance Fee (in millions)
Registered investment companies	—	$—	—	$—
Other pooled investment vehicles(1)	—	$—	—	$—
Other accounts	—	$—	—	$—

Earl Hunt

Type of Account	Number of Accounts	Assets of Accounts (in millions)	Number of Accounts Subject to a performance Fee	Assets Subject to a performance Fee (in millions)
Registered investment companies	1	$1,319	—	$—
Other pooled investment vehicles(1)	—	$—	—	$—
Other accounts	—	$—	—	$—

Compensation

The Adviser’s financial arrangements with the Portfolio Managers, its competitive compensation and its career path emphasis at all levels reflect the value senior management places on key resources. Compensation may include a variety of components and may vary from year to year based on a number of factors. The principal components of compensation include base compensation and discretionary compensation.

Base Compensation. Generally, Portfolio Managers receive an annual salary that is consistent with the market rate of annual salaries paid to similarly situated investment professionals.

Discretionary Compensation. In addition to base compensation, portfolio managers may receive discretionary compensation. Discretionary compensation is based on individual seniority, contributions to the Adviser and performance of the client assets that the portfolio manager has primary responsibility for. The discretionary compensation is not based on a precise formula, benchmark or other metric. These compensation guidelines are structured to closely align the interests of employees with those of the Adviser and its clients.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. As a BDC, the Company may be prohibited under the 1940 Act from conducting certain transactions with our affiliates without the prior approval of the independent trustees and, in some cases, the prior approval of the SEC. An affiliate of the Adviser has received an exemptive order from the SEC that permits us, among other things, to co-invest with certain other persons, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, subject to certain terms and conditions.

In addition, we and the Adviser have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code are permitted to invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. A copy of the code of ethics is available on the SEC’s website at www.sec.gov. Copies of the code of ethics may be obtained, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

The following table sets forth, as of December 30, 2024, information with respect to the beneficial ownership of our common shares by:

•	each person known to us to be expected to beneficially own more than 5% of the outstanding common shares;

•	each of our trustees and each executive officer; and

•	all of our trustees and executive officers as a group.

Percentage of beneficial ownership is based on 386,556,337 shares outstanding as of December 30, 2024.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There are no common shares subject to options that are currently exercisable or exercisable within 60 days of the offering.

	Shares Beneficially Owned
	Number	Percentage
Interested Trustees
Earl Hunt	56,628		*
Independent Trustees(1)
Meredith Coffey	4,469		*
Christine Gallagher	2,388		*
Michael Porter	600		*
Carl J. Rickertsen	4,000		*
Executive Officers Who Are Not Trustees(1)
Eric Rosenberg	—	—
Ryan Del Giudice	—	—
Kristin Hester	770		*
Adam Eling	2,458		*
All officers and Trustees as a group (9 persons)	71,312		*

*	Represents less than 1%
(1)	The address for all of the Company’s officers and trustees is c/o Apollo Credit Management, LLC, 9 West 57th Street, New York, NY 10019.

The following table sets forth the dollar range of our equity securities as of December 30, 2024.

Name of Trustee	Dollar Range of Equity Securities in the Company(1)(2)
Interested Trustees
Earl Hunt	Over $100,000
Independent Trustees(1)
Meredith Coffey	Over $100,000
Christine Gallagher	$50,001 - $100,000
Michael Porter	$10,001 - $50,000
Carl J. Rickertsen	$50,001 - $100,000

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(2)	The dollar range of equity securities beneficially owned are: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000 or over $100,000.

DESCRIPTION OF OUR SHARES

The following description is based on relevant portions of Delaware law and on our Declaration of Trust and bylaws. This summary is not necessarily complete, and we refer you to Delaware law, our Declaration of Trust and our bylaws for a more detailed description of the provisions summarized below.

General

The terms of the Declaration of Trust authorize an unlimited number of common shares of any class, par value $0.01 per share, of which 386,556,337 shares were outstanding as of December 30, 2024, and an unlimited number of shares of preferred shares, par value $0.01 per share. The Declaration of Trust provides that the Board of Trustees may classify or reclassify any unissued common shares into one or more classes or series of common shares or preferred shares by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends, qualifications, or terms or conditions of redemption of the shares. There is currently no market for our common shares, and we can offer no assurances that a market for our shares will develop in the future. We do not intend for the shares offered under this prospectus to be listed on any national securities exchange. There are no outstanding options or warrants to purchase our shares. No shares have been authorized for issuance under any equity compensation plans. Under the terms of the Company’s Declaration of Trust, shareholders shall be entitled to the same limited liability extended to shareholders of private Delaware for profit corporations formed under the Delaware General Corporation Law, 8 Del. C. § 100, et. seq. The Company’s Declaration of Trust provides that no shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Company’s assets or the affairs of the Company by reason of being a shareholder.

None of our shares are subject to further calls or to assessments, sinking fund provisions, obligations of the Company or potential liabilities associated with ownership of the security (not including investment risks). In addition, except as may be provided by the Board of Trustees in setting the terms of any class or series of common shares or in our Declaration of Trust, no shareholder shall be entitled to exercise appraisal rights in connection with any transaction.

Outstanding Securities

Title of Class	Amount Authorized	Amount Held by Company for its Account	Amount Outstanding as of December 30, 2024
Class S	Unlimited	—	81,719,053
Class D	Unlimited	—	1,033,076
Class I	Unlimited	—	303,804,208

Common Shares

Under the terms of the Company’s Declaration of Trust, all common shares will have equal rights as to voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Dividends and distributions may be paid to the holders of our common shares if, as and when authorized by our Board of Trustees and declared by us out of funds legally available therefore. Except as may be provided by our Board of Trustees in setting the terms of classified or reclassified shares, our common shares will have no preemptive, exchange, conversion, appraisal or redemption rights and will be freely transferable, except where their transfer is restricted by federal and state securities laws or by contract and except that, in order to avoid the possibility that our assets could be treated as “plan assets,” we may require any person proposing to acquire common shares to furnish such information as may be necessary to determine whether such person is a benefit plan investor or a controlling person, restrict or prohibit transfers of such shares or redeem any outstanding shares for such price and on such other terms and conditions as may be determined by or at the direction of the Board of Trustees. In the event of our liquidation, dissolution or winding up, each share of our common shares would be entitled to share pro rata in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred shares, if any preferred shares are outstanding at such time.

Subject to the rights of holders of any other class or series of shares, each share of our common shares will be entitled to one vote on all matters submitted to a vote of shareholders, including the election of trustees. Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified shares, and subject to the express terms of any class or series of preferred shares, the holders of our common shares will possess exclusive voting power. There will be no cumulative voting in the election of trustees. Subject to the special rights of the holders of any class or series of preferred shares to elect trustees, each trustee will be elected by a plurality of the votes cast with respect to such trustee’s election except in the case of a “contested election” (as defined in our bylaws), in which case trustees will be elected by a majority of the votes cast in the contested election of trustees. Pursuant to the Company’s Declaration of Trust, our Board of Trustees may amend the bylaws to alter the vote required to elect trustees.

Class S Shares

No upfront selling commissions are paid for sales of any Class S shares, however, if you purchase Class S shares from certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to 3.5% cap on NAV for Class S shares.

We pay the Intermediary Manager selling commissions over time as a shareholder servicing and/or distribution fee with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares, including any Class S shares issued pursuant to our distribution reinvestment plan. The shareholder servicing and/or distribution fees are paid monthly in arrears. The Intermediary Manager reallows (pays) all or a portion of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers, and will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services.

Class D Shares

No upfront selling commissions are paid for sales of any Class D shares, however, if you purchase Class D shares from certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to 1.5% cap on NAV for Class D shares.

We pay the Intermediary Manager selling commissions over time as a shareholder servicing and/or distribution fee with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of all our outstanding Class D shares, including any Class D shares issued pursuant to our distribution reinvestment plan. The shareholder servicing and/or distribution fees are paid monthly in arrears. The Intermediary Manager reallows (pays) all or a portion of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers, and will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services.

Class D shares are generally available for purchase in this offering only:

(1)	through fee-based programs, also known as wrap accounts, that provide access to Class D shares,
(2)	through participating brokers that have alternative fee arrangements with their clients to provide access to Class D shares,
(3)	through transaction/brokerage platforms at participating brokers,

(4)	through certain registered investment advisers,
(5)	through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or
(6)	by other categories of investors that we name in an amendment or supplement to this prospectus

Class I Shares

No upfront selling commissions or shareholder servicing and/or distribution fees are paid for sales of any Class I shares and financial intermediaries will not charge you transaction or other such fees on Class I shares.

Class I shares are generally available for purchase in this offering only:

(1)	through fee-based programs, also known as wrap accounts, that provide access to Class I shares,
(2)	by endowments, foundations, pension funds and other institutional investors,
(3)	through participating intermediaries that have alternative fee arrangements with their clients to provide access to Class I shares,
(4)	through certain registered investment advisers,
(5)

by our executive officers and trustees and their immediate family members, as well as officers and employees of the Adviser, Apollo or other affiliates and their immediate family members, and joint venture partners, consultants and other service providers or

(6)	by other categories of investors that we name in an amendment or supplement to this prospectus.

In certain cases, where a holder of Class S or Class D shares exits a relationship with a participating broker for this offering and does not enter into a new relationship with a participating broker for this offering, such holder’s shares may be exchanged into an equivalent NAV amount of Class I shares.

Other Terms of Common Shares

We will cease paying the shareholder servicing and/or distribution fee on the Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets or (iii) the date following the completion of the primary portion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including the shareholder servicing and/or distribution fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering. In addition, consistent with the exemptive relief allowing us to offer multiple classes of shares, at the end of the month in which the Intermediary Manager in conjunction with the transfer agent determines that total transaction or other fees, including upfront placement fees or brokerage commissions, and shareholder servicing and/or distribution fees paid with respect to the shares held in a shareholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such shares (or a lower limit as determined by the Intermediary Manager or the applicable selling agent), we will cease paying the shareholder servicing and/or distribution fee on the Class S shares and Class D shares in such shareholder’s account. Compensation paid with respect to the shares in a shareholder’s account will be allocated among each share such that the compensation paid with respect to each individual share will not exceed 10% of the offering price of such share. We may modify this requirement in a manner that is consistent with applicable exemptive relief. At the end of such month, the Class S shares or Class D shares in such shareholder’s account will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such Class S or Class D shares. In addition, immediately before any liquidation, dissolution or winding up, each Class S share and Class D share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.

Preferred Shares

This offering does not include an offering of preferred shares. However, under the terms of the Declaration of Trust, our Board of Trustees may authorize us to issue preferred shares in one or more classes or series without shareholder approval, to the extent permitted by the 1940 Act. The Board of Trustees has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred shares. We do not currently anticipate issuing preferred shares in the near future. In the event we issue preferred shares, we will make any required disclosure to shareholders. We will not offer preferred shares to the Adviser or our affiliates except on the same terms as offered to all other shareholders.

Preferred shares could be issued with terms that would adversely affect the shareholders, provided that we may not issue any preferred shares that would limit or subordinate the voting rights of holders of our common shares. Preferred shares could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred shares will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to common shares and before any purchase of common shares is made, such preferred shares together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred shares, if any are issued, must be entitled as a class voting separately to elect two trustees at all times and to elect a majority of the trustees if distributions on such preferred shares are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred shares (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred shares would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.

The issuance of any preferred shares must be approved by a majority of our independent trustees not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses

Delaware law permits a Delaware statutory trust to include in its declaration of trust a provision to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. The Company’s Declaration of Trust provides that our trustees will not be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a trustee to the fullest extent permitted by our Declaration of Trust or the 1940 Act. The Company’s Declaration of Trust provides for the indemnification of any person to the full extent permitted, and in the manner provided, in our Declaration of Trust. In accordance with the 1940 Act, we will not indemnify certain persons for any liability to which such persons would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Pursuant to our Declaration of Trust and subject to certain exceptions described therein, we will indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former trustee or officer of the Company and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a trustee or officer of the Company and at the request of the Company, serves or has served as a trustee, officer, partner or trustee of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity (each such person, an “Indemnitee”), in each case to the fullest extent permitted by Delaware law. Notwithstanding the foregoing, we will not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

We will not indemnify an Indemnitee against any liability or loss suffered by such Indemnitee unless (i) the Company determines in good faith that the course of conduct that caused the loss or liability was in the best interest of the Company, (ii) the Indemnitee was acting on behalf of or performing services for the Company, (iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the party seeking indemnification is a trustee (other than an independent trustee), officer, employee, controlling person or agent of the Company, or (B) gross negligence or willful misconduct, in the case that the party seeking indemnification is an independent trustee, and (iv) such indemnification or agreement to hold harmless is recoverable only out of assets of the Company and not from the shareholders.

Delaware Law and Certain Declaration of Trust Provisions

Organization and Duration

We were formed in Delaware on December 4, 2020, and will remain in existence until dissolved in accordance with our Declaration of Trust or pursuant to Delaware law.

Purpose

Under the Declaration of Trust, we are permitted to engage in any business activity that lawfully may be conducted by a statutory trust organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity.

Our Declaration of Trust contains provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. Our Board of Trustees may, without shareholder action, authorize the issuance of shares in one or more classes or series, including preferred shares; our Board of Trustees may, without shareholder action, amend our Declaration of Trust to increase the number of our common shares, of any class or series, that we will have authority to issue; and our Declaration of Trust provides that, while we do not intend to list our shares on any securities exchange, if any class of our shares is listed on a national securities exchange, our Board of Trustees will be divided into three classes of trustees serving staggered terms of three years each. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board of Trustees. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Sales and Leases to the Company

Our Declaration of Trust provides that, unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, except as otherwise permitted under the 1940 Act, we may not purchase or lease assets in which the Adviser or any of its affiliates have an interest unless all of the following conditions are met: (a) the transaction is fully disclosed to the shareholders in a prospectus or in a periodic report; and (b) the assets are sold or leased upon terms that are reasonable to us and at a price not to exceed the lesser of cost or fair market value as determined by an independent expert. However, the Adviser may purchase assets in its own name (and assume loans in connection) and temporarily hold title, for the purposes of facilitating the acquisition of the assets, the borrowing of money, obtaining financing for us, or the completion of construction of the assets, so long as all of the following conditions are met: (i) the assets are purchased by us at a price no greater than the cost of the assets to the Adviser; (ii) all income generated by, and the expenses associated with, the assets so acquired will be treated as belonging to us; and (iii) there are no other benefits arising out of such transaction to the Adviser apart from compensation otherwise permitted by the Omnibus Guidelines, as adopted by the NASAA.

Sales and Leases to the Adviser, Trustees or Affiliates

Our Declaration of Trust provides that, unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, we may not sell assets to the Adviser or any of its affiliates unless such sale is approved by the holders of a majority of our outstanding common shares. Our Declaration of Trust also provides that we may not lease assets to the Adviser or any affiliate thereof unless all of the following conditions are met: (a) the transaction is fully disclosed to the shareholders in a prospectus or in a periodic report; and (b) the terms of the transaction are fair and reasonable to us.

Loans

Our Declaration of Trust provides that, unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, except for the advancement of indemnification funds, no loans, credit facilities, credit agreements or otherwise may be made by us to the Adviser or any of its affiliates.

Commissions on Financing, Refinancing or Reinvestment

Our Declaration of Trust provides that, unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, we generally may not pay, directly or indirectly, a commission or fee to the Adviser or any of its affiliates in connection with the reinvestment of cash available for distribution, available reserves, or the proceeds of the resale, exchange or refinancing of assets.

Lending Practices

Our Declaration of Trust provides that, with respect to financing made available to us by the Adviser, the Adviser may not receive interest in excess of the lesser of the Adviser’s cost of funds or the amounts that would be charged by unrelated lending institutions on comparable loans for the same purpose. The Adviser may not impose a prepayment charge or penalty in connection with such financing and the Adviser may not receive points or other financing charges. In addition, the Adviser will be prohibited from providing financing to us with a term in excess of 12 months.

Number of Trustees; Vacancies; Removal

Our Declaration of Trust provides that the number of trustees will be set by our Board of Trustees in accordance with the Company’s bylaws. The Company’s bylaws provide that a majority of our entire Board of Trustees may at any time increase or decrease the number of trustees. Our Declaration of Trust provides that the number of trustees generally may not be less than one. Except as otherwise required by applicable requirements of the 1940 Act and as may be provided by our Board of Trustees in setting the terms of any class or series of preferred shares, pursuant to an election under our Declaration of Trust, any and all vacancies on our Board of Trustees may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy will serve for the remainder of the full term of the trustee for whom the vacancy occurred and until a successor is elected and qualified, subject to any applicable requirements of the 1940 Act. Independent trustees will nominate replacements for any vacancies among the independent trustees’ positions.

Our Declaration of Trust provides that a trustee may be removed only for cause and only by a majority of the remaining trustees (or in the case of the removal of a trustee that is not an interested person, a majority of the remaining trustees that are not interested persons) or upon a vote by the holders of more than 50% of our outstanding common shares entitled to vote with or without cause.

We have a total of five members of our Board of Trustees, four of whom are independent trustees. Our Declaration of Trust provides that a majority of our Board of Trustees must be independent trustees except for a period of up to 60 days after the death, removal or resignation of an independent trustee pending the election of his or her successor. Each trustee will hold office until his or her successor is duly elected and qualified. While we do not intend to list our shares on any securities exchange, if any class of our shares is listed on a national securities exchange, our Board of Trustees will be divided into three classes of trustees serving staggered terms of three years each.

Action by Shareholders

The Company’s bylaws provide that shareholder action can be taken at an annual meeting or a special meeting of shareholders or by unanimous consent in lieu of a meeting. The shareholders will only have voting rights as required by the 1940 Act or as otherwise provided for in the Declaration of Trust. The Company will hold annual meetings. Special meetings may be called by the trustees and certain of our officers, and will be limited to the purposes for any such special meeting set forth in the notice thereof. In addition, our organizational documents provide that, subject to the satisfaction of certain procedural and informational requirements by the shareholders requesting the meeting, a special meeting of shareholders will be called by our secretary upon the written request of shareholders entitled to cast 10% or more of the votes entitled to be cast at the meeting. The secretary shall provide all shareholders, within ten days after receipt of said request, written notice either in person or by mail of the date, time and location of such requested special meeting and the purpose of the meeting. Any special meeting called by such shareholders is required to be held not less than fifteen nor more than 60 days after notice is provided to shareholders of the special meeting. These provisions will have the effect of significantly reducing the ability of shareholders being able to have proposals considered at a meeting of shareholders.

With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board of Trustees at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the Board of Trustees or (3) provided that the Board of Trustees has determined that trustees will be elected at the meeting, by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the Declaration of Trust.

Our Declaration of Trust also provides that, subject to the provisions of any class or series of shares then outstanding and the mandatory provisions of any applicable laws or regulations or other provisions of the Declaration of Trust, the following actions may be taken by the shareholders, without concurrence by our Board of Trustees or the Adviser, upon a vote by the holders of more than 50% of the outstanding shares entitled to vote to:

•	modify the Declaration of Trust;

•	remove the Adviser or appoint a new investment adviser;

•	dissolve the Company; or

•	sell all or substantially all of our assets other than in the ordinary course of business.

The purpose of requiring shareholders to give us advance notice of nominations and other business, as set forth in the Company’s bylaws, is to afford our Board of Trustees a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board of Trustees, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders. Although our Declaration of Trust does not give our Board of Trustees any power to disapprove shareholder nominations for the election of trustees or proposals recommending certain action, they may have the effect of precluding a contest for the election of trustees or the consideration of shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our shareholders.

The Adviser or the Board of Trustees may not, without the approval of a vote by the holders of more than 50% of the outstanding shares entitled to vote on such matters:

•	amend the Declaration of Trust except for amendments that would not adversely affect the rights of our shareholders;

•

except as otherwise permitted under the Investment Advisory Agreement, voluntarily withdraw as our investment adviser unless such withdrawal would not affect our tax status and would not materially adversely affect our shareholders;

•	appoint a new investment adviser (other than a sub-adviser pursuant to the terms of the Investment Advisory Agreement and applicable law);

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause the merger or similar reorganization of the Company.

Amendment of the Declaration of Trust and Bylaws

The Company’s Declaration of Trust provides that our Board of Trustees has the exclusive power to adopt, alter or repeal any provision of the Company’s bylaws and to make new bylaws, but any amendments to revise the bylaws that would alter the voting rights of shareholders need to be approved by a majority vote of the Company’s shareholders. Except as described above and for certain provisions of our Declaration of Trust relating to shareholder voting and the removal of trustees, our Declaration of Trust provides that our Board of Trustees may amend our Declaration of Trust without any vote of our shareholders, provided, however, that if any amendment or new addition to our Declaration of Trust adversely affects the rights of the Company’s shareholders, such amendment or addition must be approved by the holders of more than fifty percent (50%) of the outstanding shares of the Company entitled to vote on the matter.

Actions by the Board of Trustees Related to Merger, Conversion, Reorganization or Dissolution

The Board of Trustees may, without the approval of holders of our outstanding shares, approve a merger, conversion, consolidation or other reorganization of the Company, provided that the resulting entity is a business development company under the 1940 Act. The Company will not permit the Adviser or the Board of Trustees to cause any other form of merger or other reorganization of the Company without the affirmative vote by the holders of more than fifty percent (50%) of the outstanding shares of the Company entitled to vote on the matter. The Company may be dissolved at any time, without the approval of holders of our outstanding shares, upon affirmative vote by a majority of the trustees.

Restrictions on Roll-Up Transactions

In connection with a proposed “roll-up transaction,” which, in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our properties from an independent expert. In order to qualify as an independent expert for this purpose, the person or entity must have no material current or prior business or personal relationship with us and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by us, who is qualified to perform such work. Our assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our assets as of a date immediately prior to the announcement of the proposed roll-up transaction.

The appraisal will assume an orderly liquidation of our assets over a 12-month period. The terms of the engagement of such independent expert will clearly state that the engagement is for our benefit and the benefit of our shareholders. We will include a summary of the appraisal, indicating all material assumptions underlying the appraisal, in a report to the shareholders in connection with the proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal will be filed with the SEC and the states as an exhibit to the registration statement for the offering.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to the shareholders who vote against the proposal a choice of:

•	accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or

•	one of the following:

○	remaining as shareholders and preserving their interests in us on the same terms and conditions as existed previously; or

○	receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•

which would result in shareholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in the charter, including rights with respect to the election and removal of directors, annual and special meetings, amendments to the charter and our dissolution;

•

which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of common shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;

•

in which shareholders’ rights to access to records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in the charter;

•	in which we would bear any of the costs of the roll-up transaction if the shareholders reject the roll-up transaction; or

•

unless the organizational documents of the entity that would survive the roll-up transaction provide that neither its adviser nor its intermediary-manager may vote or consent on matters submitted to its shareholders regarding the removal of its adviser or any transaction between it and its adviser or any of its affiliates.

Access to Records

Any shareholder will be permitted access to all of our records to which they are entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and business telephone numbers of our shareholders, along with the number of common shares held by each of them, will be maintained as part of our books and records and will be available for inspection by any shareholder or the shareholder’s designated agent at our office. The shareholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any shareholder who requests the list within ten days of the request. A shareholder may request a copy of the shareholder list for any proper and legitimate purpose, including, without limitation, in connection with matters relating to voting rights and the exercise of shareholder rights under federal proxy laws. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication. Such copy of the shareholder list shall be printed in alphabetical order, on white paper, and in readily readable type size (no smaller than 10 point font).

A shareholder may also request access to any other corporate records. If a proper request for the shareholder list or any other corporate records is not honored, then the requesting shareholder will be entitled to recover certain costs incurred in compelling the production of the list or other requested corporate records as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a shareholder will not have the right to, and we may require a requesting shareholder to represent that it will not, secure the shareholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting shareholder’s interest in our affairs. We may also require that such shareholder sign a confidentiality agreement in connection with the request.

Reports to Shareholders

Within 60 days after each fiscal quarter, we will distribute our quarterly report on Form 10-Q to all shareholders of record. In addition, we will distribute our annual report on Form 10-K to all shareholders within 120 days after the end of each calendar year, which must contain, among other things, a breakdown of the expenses reimbursed by us to the Adviser. These reports will also be available on our website at gwms.apollo.com/debtsolutionsBDC and on the SEC’s website at www.sec.gov.

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information, or documents, electronically by so indicating on your subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our website. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

Conflict with the 1940 Act

Our Declaration of Trust provide that, if and to the extent that any provision of Delaware law, or any provision of our Declaration of Trust conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

DISTRIBUTION REINVESTMENT PLAN

We have adopted a distribution reinvestment plan, pursuant to which we will reinvest all cash dividends declared by the Board of Trustees on behalf of our shareholders who do not elect to receive their dividends in cash as provided below. As a result, if the Board of Trustees authorizes, and we declare, a cash dividend or other distribution, then our shareholders who have not opted out of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares as described below, rather than receiving the cash dividend or other distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.

No action is required on the part of a registered shareholder to have his, her or its cash dividend or other distribution reinvested in our shares, except shareholders in certain states. Shareholders can elect to “opt out” of the Company’s distribution reinvestment plan in their subscription agreements (other than Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Texas, Vermont and Washington investors and clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan and must affirmatively opt in to participate in the plan). Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Texas, Vermont and Washington investors and clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional common shares.

If any shareholder initially elects not to participate, they may later become a participant by subsequently completing and executing an enrollment form or any distribution authorization form as may be available from the Company or SS&C GIDS, Inc. (the “Plan Administrator”). Participation in the distribution reinvestment plan will begin immediately after acceptance of a participant’s subscription, enrollment or authorization. Shares will be purchased under the distribution reinvestment plan as of the first calendar day of the month following the record date of the distribution.

If a shareholder seeks to terminate its participation in the distribution reinvestment plan, notice of termination must be received by the Plan Administrator five business days in advance of the first calendar day of the next month in order for a shareholder’s termination to be effective for such month. Any transfer of shares by a participant to a non-participant will terminate participation in the distribution reinvestment plan with respect to the transferred shares. If a participant elects to tender its common shares in full, any common shares issued to the participant under the distribution reinvestment plan subsequent to the expiration of the tender offer will be considered part of the participant’s prior tender, and participant’s participation in the distribution reinvestment plan will be terminated as of the valuation date of the applicable tender offer. Any distributions to be paid to such shareholder on or after such date will be paid in cash on the scheduled distribution payment date.

If you elect to opt out of the distribution reinvestment plan, you will receive any distributions we declare in cash. There will be no upfront selling commissions or Intermediary Manager fees charged to you if you participate in the distribution reinvestment plan. We will pay the Plan Administrator fees under the distribution reinvestment plan. If your shares are held by a broker or other financial intermediary, you may change your election by notifying your broker or other financial intermediary of your election.

Any purchases of our shares pursuant to our distribution reinvestment plan are dependent on the continued registration of our securities or the availability of an exemption from registration in the recipient’s home state.

The purchase price for shares purchased under our distribution reinvestment plan will be equal to the most recent available NAV per share for such shares at the time the distribution is payable. Common shares issued pursuant to our distribution reinvestment plan will have the same voting rights as the common shares offered pursuant to this prospectus.

See our distribution reinvestment plan, which is filed as an exhibit to the registration statement of which this prospectus forms a part, for more information.

CUSTODIAN, TRANSFER AND DISTRIBUTION PAYING AGENT AND REGISTRAR

Our securities are held under a custody agreement by State Street Bank and Trust Company. The address of the custodian is 100 Summer Street, Floor 5, Boston, Massachusetts 02110. SS&C GIDS, Inc. acts as our transfer agent, distribution paying agent and registrar. The principal business address of our transfer agent is 333 W. 11th Street, 5th Floor, Kansas City, MO 64105.

BROKERAGE ALLOCATION AND OTHER PRACTICES

Since we will generally acquire and dispose of our investments in privately negotiated transactions, we will infrequently use brokers in the normal course of our business. Subject to policies established by the Board of Trustees, if any, the Adviser will be primarily responsible for the execution of any publicly-traded securities portfolio transactions and the allocation of brokerage commissions. The Adviser does not expect to execute transactions through any particular broker or dealer, but will seek to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While the Adviser generally will seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Adviser may select a broker based partly upon brokerage or research services provided to it and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if the Adviser determines in good faith that such commission is reasonable in relation to the services provided.

LEGAL MATTERS

Certain legal matters in connection with the common shares have been passed upon for the Company by Richards, Layton & Finger. P.A., Wilmington, Delaware, as special counsel to the Company. Simpson Thacher & Bartlett LLP, Washington, DC, acts as counsel to the Company.

EXPERTS

The consolidated financial statements of Apollo Debt Solutions BDC and subsidiaries as of December 31, 2023 and 2022, and for the period from January 7, 2022 (commencement of operations) to December 31, 2022, incorporated by reference in this registration statement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, located at 30 Rockefeller Plaza, New York, NY 10112, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2024, June 30, 2024, and September 30, 2024 which is incorporated by reference herein, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the 1933 Act for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the 1933 Act.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. These filings are available to the public from the SEC’s website at www.sec.gov.

Our website address is gwms.apollo.com/debtsolutionsBDC. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5, our trustees and our executive officers; and amendments to those documents. Our website also contains additional information with respect to our industry and businesses. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus (except for SEC filings expressly incorporated herein).

INCORPORATION BY REFERENCE

We incorporate by reference the documents listed below. The information that we incorporate by reference is considered to be part of this prospectus. Specifically, we incorporate by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 14, 2024;

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended March  31, 2024, June  30, 2024 and September 30, 2024 filed with the SEC on May 13, 2024, August 8, 2024 and November 8, 2024, respectively;

•	our Definitive Proxy Statement on Schedule 14A for the 2024 Annual Meeting of Shareholders filed with the SEC on April 29, 2024; and

•

our Current Reports on Form 8-K (other than any information furnished rather than filed) filed with the SEC on January  23, 2024, February  7, 2024, February  21, 2024, February  26, 2024, March  19, 2024, March  21, 2024, March  22, 2024, April  23, 2024, May  22, 2024, June  21, 2024, June  24, 2024, July  15, 2024, July  22, 2024, July  24, 2024, July  25, 2024, July  29, 2024, August  19, 2024, August  22, 2024, September  16, 2024, September  19, 2024, September  20, 2024, September  24, 2024, October  11, 2024, October  21, 2024, October  23, 2024, November 18, 2024, November 21, 2024, November 21, 2024, December 23, 2024, January  14, 2025, January 16, 2025 and January 23, 2025.

Any statement contained herein or in a document, all or a portion of which is incorporated by reference herein, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of these documents, at no cost to you, from our website at www.apollo.com, or by writing or telephoning us at the following address:

Apollo Debt Solutions BDC

9 West 57th Street

New York, NY 10019

(212) 515-3450